FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-207361-04

December 6, 2016 CSMC 2016-NXSR Commercial Mortgage Trust Free Writing Prospectus Structural and Collateral Term Sheet Credit Suisse Commercial Mortgage Securities Corp. as Depositor Commercial Mortgage Pass-Through Certificates Series 2016-NXSR Natixis Real Estate Capital LLC UBS AG Column Financial, Inc. as Sponsors and Mortgage Loan Sellers Credit Suisse Co-Lead Manager and Joint Bookrunner Natixis Securities Americas LLC Co-Lead Manager and Joint Bookrunner UBS Securities LLC Co-Lead Manager and Joint Bookrunner

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC (SEC FILE NO. 333-207361) FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, CREDIT SUISSE WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING TOLL FREE 1-800-221-1037.

STATEMENT REGARDING ASSUMPTIONS AS TO

SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

This material is for your information, and neither Credit Suisse Securities (USA) LLC nor the other underwriters (collectively, the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Neither this document nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. These materials are subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you prior to the time of sale, including as part of the Preliminary Prospectus referred to herein relating to the CSMC 2016-NXSR Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates (the “Offering Document”).  The information supersedes any such information previously delivered.  The information should be reviewed only in conjunction with the entire Offering Document. All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document.  The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document.  The information contained herein will be more fully described elsewhere in the Offering Document.  The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value.  Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document in its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Free Writing Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the appropriateness of the assumptions used in preparing the Computational Materials; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. Neither the Underwriters nor any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth herein. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of the dates thereof, the depositor undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Individuals should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date hereof.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this Free Writing Prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Indicative Capital Structure

Publicly Offered Certificates

Class	Expected Ratings (Fitch/KBRA/Moody’s)	Approximate Initial Certificate Principal Balance or Notional Amount(1)	Approximate Initial Available Certificate Principal Balance or Notional Amount(1)	Approximate Initial Retained Certificate Principal Balance or Notional Amount(1)(2)	Approximate Initial Credit Support	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
A-1	AAAsf/AAA(sf)/Aaa(sf)	$22,779,000	$21,640,000	$1,139,000	30.000%(6)	2.60	1 - 57	42.0%	14.8%
A-2	AAAsf/AAA(sf)/Aaa(sf)	$85,980,000	$81,681,000	$4,299,000	30.000%(6)	4.78	57 - 59	42.0%	14.8%
A-3	AAAsf/AAA(sf)/Aaa(sf)	$115,000,000	$109,250,000	$5,750,000	30.000%(6)	9.30	107 - 117	42.0%	14.8%
A-4	AAAsf/AAA(sf)/Aaa(sf)	$174,907,000	$166,161,000	$8,746,000	30.000%(6)	9.83	117 - 119	42.0%	14.8%
A-SB	AAAsf/AAA(sf)/Aaa(sf)	$26,116,000	$24,810,000	$1,306,000	30.000%(6)	7.00	59 - 107	42.0%	14.8%
X-A	AAAsf/AAA(sf)/Aa1(sf)	$455,124,000(7)	$432,366,000(7)	$22,758,000(7)	N/A	N/A	N/A	N/A	N/A
X-B	AA-sf/AAA(sf)/NR	$40,961,000(7)	$38,912,000(7)	$2,049,000(7)	N/A	N/A	N/A	N/A	N/A
A-S	AAAsf/AAA(sf)/Aa3(sf)	$30,342,000	$28,824,000	$1,518,000	25.000%	9.90	119 - 119	44.9%	13.8%
B	AA-sf/AA(sf)/NR	$40,961,000	$38,912,000	$2,049,000	18.250%	9.90	119 - 120	49.0%	12.6%
C	A-sf/A-(sf)/NR	$31,100,000	$29,545,000	$1,555,000	13.125%	9.98	120 - 120	52.1%	11.9%

Privately Offered Certificates(8)

Class	Expected Ratings (Fitch/KBRA/Moody’s)	Approximate Initial Certificate Principal Balance or Notional Amount(1)	Approximate Initial Available Certificate Principal Balance or Notional Amount(1)	Approximate Initial Retained Certificate Principal Balance or Notional Amount(1)(2)	Approximate Initial Credit Support	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
X-E	BB-sf/BB-(sf)/NR	$18,963,000(7)	$18,014,000(7)	$949,000(7)	N/A	N/A	N/A	N/A	N/A
X-F	B-sf/B-(sf)/NR	$6,827,000(7)	$6,485,000(7)	$342,000(7)	N/A	N/A	N/A	N/A	N/A
X-NR	NR/NR/NR	$22,757,039(7)	$21,619,000(7)	$1,138,039(7)	N/A	N/A	N/A	N/A	N/A
D	BBB-sf/BBB-(sf)/NR	$31,100,000	$29,545,000	$1,555,000	8.000%	9.98	120 - 120	55.1%	11.2%
E	BB-sf/BB-(sf)/NR	$18,963,000	$18,014,000	$949,000	4.875%	9.98	120 - 120	57.0%	10.9%
F	B-sf/B-(sf)/NR	$6,827,000	$6,485,000	$342,000	3.750%	9.98	120 - 120	57.7%	10.7%
NR	NR/NR/NR	$22,757,039	$21,619,000	$1,138,039	0.000%	9.98	120 - 120	59.9%	10.3%

(1)	Approximate, subject to a variance of plus or minus 5%.

(2)	On the Closing Date, the certificates (other than the Class R certificates) with the initial certificate balances or notional amounts, as applicable, set forth in the table under “Initial Retained Certificate Balance or Notional Amount” are expected to be sold by the Underwriters to Natixis as described in “Credit Risk Retention” in the Preliminary Prospectus relating to the Publicly Offered Certificates, dated December 22, 2016 (the “Preliminary Prospectus”).

(3)	Assumes 0% CPR / 0% CDR and a December 22, 2016 closing date. Based on “Modeling Assumptions” as described in the Preliminary Prospectus above. Capitalized terms used but not defined herein have the meanings ascribed to them in the Preliminary Prospectus.

(4)	The “Certificate Principal to Value Ratio” for any class (other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans, multiplied by (b) a fraction, the numerator of which is the total initial certificate principal balance of such class of certificates and all classes of principal balance certificates senior to such class of certificates and the denominator of which is the total initial certificate principal balance of all of the principal balance certificates. The Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificate Principal to Value Ratios are calculated in the aggregate for those classes as if they were a single class. Investors should note, however, that excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.

(5)	The “Underwritten NOI Debt Yield” for any class (other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage loans and (b) the total initial certificate principal balance of all of the classes of principal balance certificates divided by the total initial certificate principal balance for such class and all classes of principal balance certificates senior to such class of certificates. The Underwritten NOI Debt Yield for each class of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates is calculated in the aggregate for those classes as if they were a single class. Investors should note, however, that net operating income from any mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.

(6)	The credit support percentages set forth for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates are represented in the aggregate.

(7)	The notional amounts of the Class X-A, Class X-B, Class X-E, Class X-F and Class X-NR certificates (collectively, the “Class X Certificates”) are defined in the Preliminary Prospectus.

(8)	The Class Z and Class R certificates are not shown above.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Summary of Transaction Terms

Securities:	$606,832,039 monthly pay, multi-class, commercial mortgage REMIC Pass-Through Certificates.
Co-Lead Managers and Joint Bookrunners:	Credit Suisse Securities (USA) LLC, Natixis Securities Americas LLC and UBS Securities LLC.
Mortgage Loan Sellers:	Natixis Real Estate Capital LLC (“Natixis”) (48.0%), UBS AG, New York Branch (“UBS AG”) (35.7%) and Column Financial, Inc. (“Column”) (16.3%).
Master Servicer:	Wells Fargo Bank, National Association (“Wells Fargo”).
Special Servicer:	Torchlight Loan Services, LLC (“Torchlight”).
Directing Certificateholder:	Torchlight Investors, LLC or one of its managed funds.
Trustee:	Wilmington Trust, National Association (“Wilmington”).
Certificate Administrator:	Wells Fargo.
Operating Advisor:	Park Bridge Lender Services LLC (“Park Bridge”).
Asset Representations Reviewer:	Park Bridge.
Risk Retention Consultation Party:	Natixis.
U.S. Credit Risk Retention:	Natixis has agreed to retain, as the retaining sponsor, at least 5.0% of the certificate balance or notional amount or percentage interest in each class of certificates (other than the Class R certificates) in a manner that would satisfy the U.S. credit risk retention requirements, if they were in effect. See “Credit Risk Retention” in the Preliminary Prospectus.
Closing Date:	On or about December 22, 2016.
Cut-off Date:	With respect to each mortgage loan, the respective due date for the monthly debt service payment that is due in December 2016 (or, in the case of any mortgage loan that has its first due date in January 2017, the date that would have been its due date in December 2016 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month.)
Distribution Date:	The 4th business day following each Determination Date, commencing in January 2017.
Determination Date:	11th day of each month, or if the 11th day is not a business day, then the business day immediately following such 11th day, commencing in January 2017.
Rated Final Distribution Date:	The Distribution Date in December 2049.
Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC regular interests for U.S. federal income tax purposes.
Form of Offering:	The Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class A-S, Class B and Class C certificates will be offered publicly (the “Publicly Offered Certificates”). The Class X-E, Class X-F, Class X-NR, Class D, Class E, Class F, Class NR, Class Z and Class R certificates (the “Privately Offered Certificates”) will be offered domestically to Qualified Institutional Buyers and to Institutional Accredited Investors and to institutions that are not U.S. Persons pursuant to Regulation S.
SMMEA Status:	The Certificates will not constitute “mortgage related securities” for purposes of SMMEA.
ERISA:	The Publicly Offered Certificates are expected to be ERISA eligible.
Optional Termination:	1% clean-up call.
Minimum Denominations:	The Publicly Offered Certificates (other than the Class X-A and Class X-B certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and Class X-B certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.
Settlement Terms:	DTC, Euroclear and Clearstream Banking.
Analytics:	The transaction is expected to be available on Bloomberg Financial Markets, L.P., CMBS.com, Inc., Thomson Reuters Corporation, Trepp, LLC, Intex Solutions, Inc., Asset Reviewers LLC, Moody’s Analytics and BlackRock Financial Management, Inc.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Collateral Characteristics

Loan Pool
Initial Pool Balance (“IPB”) (1):	$606,832,040
Number of Mortgage Loans:	33
Number of Mortgaged Properties:	54
Average Cut-off Date Balance per Mortgage Loan:	$18,388,850
Weighted Average Current Mortgage Rate:	4.3862%
10 Largest Mortgage Loans as % of IPB:	66.2%
Weighted Average Remaining Term to Maturity(2):	109
Weighted Average Seasoning:	3
Credit Statistics
Weighted Average UW NCF DSCR(3)(4):	1.94x
Weighted Average UW NOI Debt Yield(3):	10.3%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”)(3):	59.9%
Weighted Average Maturity Date/LTV(2)(3):	53.8%
Other Statistics
% of Mortgage Loans with Additional Debt:	12.4%
% of Mortgaged Properties with Single Tenants:	21.9%
Amortization
Weighted Average Original Amortization Term(5):	356
Weighted Average Remaining Amortization Term(5):	355
% of Mortgage Loans with Amortizing Balloon:	41.5%
% of Mortgage Loans with Interest-Only:	25.8%
% of Mortgage Loans with Interest Only followed by ARD Structure:	21.9%
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon:	10.8%
Cash Management(6)
% of Mortgage Loans with In-Place, Hard Lockboxes:	60.0%
% of Mortgage Loans with Hard Lockbox, Springing Master Lease:	14.8%
% of Mortgage Loans with Springing Lockbox:	14.6%
% of Mortgage Loans with Hard Lockbox for Commercial Units, Soft Lockbox for Residential Units:	9.5%
% of Mortgage Loans with Soft, Springing Lockbox:	1.1%
Reserves
% of Mortgage Loans Requiring Upfront or Ongoing Tax Reserves:	74.4%
% of Mortgage Loans Requiring Upfront or Ongoing Insurance Reserves:	66.2%
% of Mortgage Loans Requiring Upfront or Ongoing CapEx Reserves(7):	73.2%
% of Mortgage Loans Requiring Upfront or Ongoing TI/LC Reserves(8):	43.8%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	In the case of Loan Nos. 1, 5, 8, and 15 with an anticipated repayment date, calculated through or as of, as applicable, the related anticipated repayment date.

(3)	In the case of Loan Nos. 1, 2, 3, 4, 7, 9, 10, 12, and 13,the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related pari passu companion loan(s). In the case of Loan No. 4, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the subordinate companion loan(s). In the case of Loan No. 10, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the mezzanine loan.

(4)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced.

(5)	Excludes nine mortgage loans that are interest-only for the entire term.

(6)	For a detailed description of cash management, refer to “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Mortgaged Property Accounts—Lockbox Accounts” in the Preliminary Prospectus.

(7)	CapEx Reserves include FF&E reserves for hospitality properties.

(8)	Calculated only with respect to Cut-off Date Balance of mortgage loans secured by industrial, mixed use, office and retail properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Collateral Characteristics

Originator	Sponsor	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of IPB
Natixis	Natixis	17	17	$291,239,698	48.0%
UBS AG(1)(2)	UBS AG	10	30	216,639,165	35.7
Column(3)(4)	Column	6	7	98,953,177	16.3
Total:		33	54	$606,832,040	100.0%

(1)	Certain of the UBS AG mortgage loans were originated by Cantor Commercial Real Estate Lending, L.P. and acquired by UBS. UBS has re-underwritten such mortgage loans in accordance with the procedures described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—UBS AG, New York Branch” in the Preliminary Prospectus.

(2)	One (1) of the UBS AG mortgage loans was co-originated with Morgan Stanley Bank, N.A. and one (1) of the UBS AG mortgage loans was co-originated with Citigroup Global Markets Realty Corp.

(3)	Certain of the Column mortgage loans were originated by Pillar Funding III LLC and acquired by Column. Column has re-underwritten such mortgage loans in accordance with the procedures described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Column Financial, Inc.” in the Preliminary Prospectus.

(4)	One (1) of the Column mortgage loans was co-originated with Well Fargo and Regions Bank.

Ten Largest Mortgage Loans

No.	Loan Name	Mortgage Loan Seller	No. of Properties	Cut-off Date Balance	% of IPB	SF/ Rooms/ Units	Property Type	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)	Maturity Date LTV(1)(3)
1	Novo Nordisk	Natixis	1	$60,000,000	9.9%	761,824	Office	2.97x	10.5%	52.6%	52.6%
2	Rentar Plaza	Natixis	1	60,000,000	9.9	1,567,208	Mixed Use	2.59x	9.6%	44.0%	44.0%
3	Gurnee Mills	Column	1	59,833,177	9.9	1,683,915	Retail	1.60x	9.7%	65.8%	52.4%
4	QLIC	Natixis	1	50,000,000	8.2	421	Multifamily	1.84x	8.3%	56.9%	56.9%
5	Walgreens Portfolio I	UBS AG	9	32,581,902	5.4	140,635	Retail	2.07x	9.7%	57.0%	57.0%
6	Embassy Suites - Hillsboro	UBS AG	1	32,461,538	5.3	165	Hotel	1.74x	12.5%	61.8%	51.0%
7	Wolfchase Galleria	UBS AG	1	29,957,889	4.9	391,862	Retail	1.72x	10.7%	64.9%	51.9%
8	Walgreens Portfolio V	UBS AG	8	26,635,694	4.4	118,200	Retail	2.07x	9.7%	56.3%	56.3%
9	Federal Way Crossings	UBS AG	1	25,466,958	4.2	207,686	Retail	1.36x	8.7%	69.7%	56.6%
10	Greenwich Office Park	Natixis	1	25,000,000	4.1	379,861	Office	1.94x	9.7%	65.3%	65.3%
Top 3 Total/Weighted Average			3	$179,833,177	29.6%			2.39x	9.9%	54.1%	49.7%
Top 5 Total/Weighted Average			13	$262,415,079	43.2%			2.24x	9.6%	55.0%	51.9%
Top 10 Total/Weighted Average			25	$401,937,159	66.2%			2.08x	9.9%	57.9%	53.3%

(1)	In the case of Loan Nos. 1, 2, 3, 4, 7, 9 and 10, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related pari passu companion loan(s). In the case of Loan No. 1, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the unfunded companion loan(s). In the case of Loan No. 4, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the subordinate companion loan(s). In the case of Loan No. 10, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the mezzanine loan.
(2)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced.

(3)	In the case of Loan Nos. 1, 5, and 8, with an anticipated repayment date, calculated through or as of, as applicable, the related anticipated repayment date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Pari Passu Loan Summary

No.	Loan Name	Trust Cut-off Date Balance	Pari Passu Companion Loan Cut-off Date Balance(1)	Whole Loan Cut-off Date Balance(1)(2)(3)	Lead Pooling and Servicing Agreement(4)	Master Servicer(4)	Special Servicer(4)
1	Novo Nordisk	$60,000,000	$108,300,000	$168,300,000	CSMC 2016-NXSR	Wells Fargo Bank	Torchlight
2	Rentar Plaza	$60,000,000	$72,000,000	$132,000,000	CSMC 2016-NXSR	Wells Fargo Bank	Torchlight
3	Gurnee Mills	$59,833,177	$214,402,219	$274,235,396	CSAIL 2016-C7	Wells Fargo Bank	Rialto Capital Advisors
4	QLIC	$50,000,000	$95,000,000	$165,000,000	WFCM 2016-NXS6	Wells Fargo Bank	CWC Capital Asset Management
7	Wolfchase Galleria	$29,957,889	$134,810,500	$164,768,389	MSC 2016-UBS12	Midland Loan Services	Rialto Capital Advisors
9	Federal Way Crossings	$25,466,958	$32,457,888	$57,924,846	MSC 2016-UBS12	Midland Loan Services	Rialto Capital Advisors
10	Greenwich Office Park	$25,000,000	$62,500,000	$87,500,000	CSMC 2016-NXSR	Wells Fargo Bank	Torchlight
12	MY Portfolio	$19,935,183	$9,967,592	$29,902,775	CSMC 2016-NXSR	Wells Fargo Bank	Torchlight
13	681 Fifth Avenue	$15,000,000	$200,000,000	$215,000,000	MSC 2016-UBS12	Midland Loan Services	Rialto Capital Advisors

(1)	In the case of Loan No. 1, excludes the unfunded companion loan.
(2)	In the case of Loan No.4, includes subordinate debt of one or more B notes held by SM Core Credit Finance LLC.

(3)	In the case of Loan No. 10, excludes one or more mezzanine loans.
(4)	In the case of Loan Nos. 7, 9 and 13, controlling notes are expected to be contributed to the MSC 2016-UBS12 mortgage trust.

Additional Debt Summary

No.	Loan Name	Trust Cut-off Date Balance	Subordinate Debt Cut-off Date Balance(1)	Total Debt Cut-off Date Balance(1)(2)	Mortgage Loan UW NCF DSCR	Total Debt UW NCF DSCR	Mortgage Loan Cut- off Date LTV	Total Debt Cut-off Date LTV	Mortgage Loan UW NOI Debt Yield	Total Debt UW NOI Debt Yield
4	QLIC	$50,000,000	$20,000,000	$165,000,000	1.84x	1.54x	56.9%	64.7%	8.3%	7.3%
10	Greenwich Office Park	$25,000,000	$10,000,000	$97,500,000	1.94x	1.58x	65.3%	72.8%	9.7%	8.7%

(1)	In the case of Loan No. 4, the subordinate debt includes one or more B notes. In the case of Loan No.10, the subordinate debt includes one or more mezzanine loans.
(2)	Includes the mortgage loan in this securitization and subordinate debt. In the case of Loan Nos. 4 and 10, the total debt also includes one or more pari passu loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgaged Properties by Type(1)

						Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	Occupancy	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)	Maturity Date LTV(2)(4)
Retail
	Regional Mall	2	$89,791,066	14.8%	90.8%	1.64x	10.1%	65.5%	52.2%
	Anchored	5	70,916,958	11.7	96.0%	1.36x	9.6%	66.3%	55.7%
	Single Tenant	17	59,217,596	9.8	100.0%	2.07x	9.7%	56.7%	56.7%
	Unanchored	1	8,750,000	1.4	100.0%	1.64x	9.7%	64.8%	56.1%
	Subtotal	25	$228,675,621	37.7%	95.1%	1.66x	9.8%	63.4%	54.6%
Hotel
	Limited Service	9	$45,743,461	7.5%	68.9%	1.87x	14.4%	64.0%	51.2%
	Full Service	1	32,461,538	5.3	83.6%	1.74x	12.5%	61.8%	51.0%
	Select Service	2	17,451,890	2.9	70.1%	1.85x	13.1%	70.9%	56.4%
	Extended Stay	1	2,907,214	0.5	60.0%	1.93x	15.1%	62.3%	46.7%
	Subtotal	13	$98,564,104	16.2%	73.7%	1.83x	13.5%	64.5%	51.9%
Office
	Suburban	3	$98,550,000	16.2%	82.3%	2.58x	10.1%	56.8%	56.8%
	Subtotal	3	$98,550,000	16.2%	82.3%	2.58x	10.1%	56.8%	56.8%
Mixed-Use
	Office/Retail/Warehouse	1	$60,000,000	9.9%	100.0%	2.59x	9.6%	44.0%	44.0%
	Retail/Office	1	15,000,000	2.5	90.8%	1.67x	7.3%	48.9%	48.9%
	Retail/Residential	1	4,620,000	0.8	100.0%	1.35x	9.2%	60.0%	49.8%
	Subtotal	3	$79,620,000	13.1%	98.3%	2.34x	9.1%	45.8%	45.3%
Multifamily
	High-Rise	1	$50,000,000	8.2%	100.0%	1.84x	8.3%	56.9%	56.9%
	Garden	2	5,771,315	1.0	99.2%	1.35x	8.6%	61.1%	52.1%
	Multifamily/Retail	1	2,940,000	0.5	90.0%	1.21x	8.9%	62.8%	52.8%
	Subtotal	4	$58,711,315	9.7%	99.4%	1.76x	8.3%	57.6%	56.2%
Industrial
	Warehouse	1	$12,861,000	2.1%	83.6%	1.41x	10.6%	64.3%	54.4%
	Flex	2	7,750,000	1.3	89.3%	1.68x	11.4%	74.7%	66.9%
	Warehouse/Distribution	1	6,400,000	1.1	100.0%	3.13x	18.2%	48.5%	48.5%
	Subtotal	4	$27,011,000	4.5%	89.1%	1.90x	12.6%	63.5%	56.6%
Self Storage
	Self Storage	2	$15,700,000	2.6%	92.2%	1.42x	8.8%	73.9%	64.6%
	Subtotal	2	$15,700,000	2.6%	92.2%	1.42x	8.8%	73.9%	64.6%
Total / Wtd. Avg.:		54	$606,832,040	100.0%	90.0%	1.94x	10.3%	59.9%	53.8%

(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)	In the case of Loan Nos. 1, 2, 3, 4, 7, 9, 10, 12, and 13, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related pari passu companion loan(s). In the case of Loan No. 1, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the unfunded companion loan(s). In the case of Loan No. 4, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the subordinate companion loan(s). In the case of Loan No. 10, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the mezzanine loan.

(3)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced.

(4)	In the case of Loan Nos. 1, 5, 8 and 15, with an anticipated repayment date, calculated through or as of, as applicable, the related anticipated repayment date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgaged Properties by Location(1)

State	Number of Properties	Cut-off Date Principal Balance	% of IPB	Occupancy	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)	Maturity Date LTV(2)(4)
NY	4	$129,620,000	21.4%	98.9%	2.15x	8.8%	50.1%	49.7%
NJ	4	84,450,000	13.9	82.9%	2.55x	10.1%	57.8%	55.2%
IL	3	75,522,582	12.4	88.1%	1.60x	10.3%	65.7%	53.1%
TN	2	42,818,889	7.1	88.1%	1.63x	10.7%	64.7%	52.6%
CT	2	38,963,233	6.4	78.1%	1.90x	10.7%	68.1%	63.0%
OR	1	32,461,538	5.3	83.6%	1.74x	12.5%	61.8%	51.0%
WA	2	28,875,958	4.8	95.4%	1.39x	9.5%	69.3%	56.0%
TX	7	26,657,377	4.4	96.9%	1.96x	10.2%	62.2%	59.9%
WI	8	26,469,950	4.4	100.0%	2.07x	9.7%	56.5%	56.5%
MT	1	20,750,000	3.4	99.3%	1.44x	10.7%	62.3%	52.7%
OH	2	19,950,000	3.3	100.0%	2.36x	11.9%	56.3%	56.3%
GA	2	17,675,000	2.9	85.2%	1.52x	10.7%	67.4%	58.1%
LA	4	13,414,717	2.2	61.8%	1.93x	15.1%	62.3%	46.7%
AZ	2	10,941,737	1.8	89.0%	1.61x	9.9%	61.8%	54.4%
CO	2	7,019,993	1.2	100.0%	2.07x	9.7%	57.0%	57.0%
MO	1	6,605,744	1.1	77.8%	1.94x	14.3%	61.2%	49.3%
MS	2	6,520,466	1.1	71.1%	1.93x	15.1%	62.3%	46.7%
UT	1	6,075,000	1.0	71.0%	1.78x	13.1%	63.9%	53.0%
CA	2	5,771,315	1.0	99.2%	1.35x	8.6%	61.1%	52.1%
WY	1	3,328,539	0.5	100.0%	2.07x	9.7%	56.3%	56.3%
NC	1	2,940,000	0.5	90.0%	1.21x	8.9%	62.8%	52.8%
Total / Wtd. Avg.:	54	$606,832,040	100.0%	90.0%	1.94x	10.3%	59.9%	53.8%

(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)	In the case of Loan Nos. 1, 2, 3, 4, 7, 9, 10, 12, and 13, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related pari passu companion loan(s). In the case of Loan No. 1, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the unfunded companion loan(s). In the case of Loan No. 4, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the subordinate companion loan(s). In the case of Loan No. 10, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the mezzanine loan.

(3)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced.

(4)	In the case of Loan Nos. 1, 5, 8 and 15, with an anticipated repayment date, calculated through or as of, as applicable, the related anticipated repayment date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Cut-off Date Principal Balance

				Weighted Average
Range of Principal Balances	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)	Maturity Date LTV(1)(2)
$2,311,065 - $4,999,999	5	$16,740,315	2.8%	5.3210%	119	1.39x	10.3%	62.2%	51.6%
$5,000,000 - $9,999,999	11	81,045,149	13.4	4.8716%	118	1.75x	12.0%	65.6%	56.6%
$10,000,000 - $19,999,999	6	86,359,417	14.2	4.4791%	117	1.72x	10.8%	62.8%	54.3%
$20,000,000 - $24,999,999	1	20,750,000	3.4	5.9070%	120	1.44x	10.7%	62.3%	52.7%
$25,000,000 - $49,999,999	6	172,103,981	28.4	4.6011%	111	1.82x	10.2%	62.3%	56.0%
$50,000,000 – $60,000,000	4	229,833,177	37.9	3.8139%	100	2.27x	9.6%	54.7%	51.2%
Total / Wtd. Avg.:	33	$606,832,040	100.0%	4.3862%	109	1.94x	10.3%	59.9%	53.8%

Mortgage Interest Rates

				Weighted Average
Range of Mortgage Interest Rates	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)	Maturity Date LTV(1)(2)
3.4820% - 3.9999%	3	$179,833,177	29.6%	3.6510%	97	2.39x	9.9%	54.1%	49.7%
4.0000% - 4.2499%	4	66,568,889	11.0	4.1342%	119	1.64x	9.8%	61.1%	52.2%
4.2500% - 4.4999%	6	99,818,978	16.4	4.3754%	114	1.80x	9.4%	62.5%	58.3%
4.5000% - 4.7499%	7	123,205,870	20.3	4.5762%	106	1.84x	9.5%	62.5%	58.8%
4.7500% - 4.9999%	3	37,385,183	6.2	4.9535%	115	1.94x	13.6%	62.6%	51.8%
5.0000% - 6.3500%	10	100,019,943	16.5	5.4406%	120	1.61x	12.0%	62.9%	52.4%
Total / Wtd. Avg.:	33	$606,832,040	100.0%	4.3862%	109	1.94x	10.3%	59.9%	53.8%

Original Term to Maturity/ARD in Months(1)

				Weighted Average
Original Term to Maturity/ARD in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)	Maturity Date LTV(2)
60	2	$85,000,000	14.0%	3.7973%	58	2.67x	10.3%	56.3%	56.3%
120	31	521,832,040	86.0	4.4822%	117	1.82x	10.3%	60.5%	53.4%
Total / Wtd. Avg.:	33	$606,832,040	100.0%	4.3862%	109	1.94x	10.3%	59.9%	53.8%

(1)	In the case of Loan Nos. 1, 5, 8 and 15, with an anticipated repayment date, the Original Term to Maturity/ARD, Remaining Loan Term and Maturity Date LTV are as of the related anticipated repayment date.

(2)	In the case of Loan Nos. 1, 2, 3, 4, 7, 9, 10, 12, and 13, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related pari passu companion loan(s). In the case of Loan No. 1, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the unfunded companion loan(s). In the case of Loan No. 4, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the subordinate companion loan(s). In the case of Loan No. 10, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the mezzanine loan.

(3)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Remaining Term to Maturity/ARD in Months(1)

				Weighted Average
Remaining Term to Maturity/ARD in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(2)(3)		UW NOI Debt Yield(2)	Cut-off Date LTV(2)	Maturity Date LTV(2)
57 - 60	2	$85,000,000	14.0%	3.7973%	58	2.67	x	10.3%	56.3%	56.3%
61 - 120	31	521,832,040	86.0	4.4822%	117	1.82	x	10.3%	60.5%	53.4%
Total / Wtd. Avg.:	33	$606,832,040	100.0%	4.3862%	109	1.94	x	10.3%	59.9%	53.8%

Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)		UW NOI Debt Yield(2)	Cut-off Date LTV(2)	Maturity Date LTV(1)(2)
0	9	$289,167,596	47.7%	4.0655%	99	2.31	x	9.6%	53.6%	53.6%
300	2	23,344,183	3.8	5.1732%	118	1.89	x	15.2%	62.9%	47.4%
360	22	294,320,260	48.5	4.6389%	118	1.58	x	10.6%	66.0%	54.6%
Total / Wtd. Avg.:	33	$606,832,040	100.0%	4.3862%	109	1.94	x	10.3%	59.9%	53.8%

Remaining Amortization Term in Months

				Weighted Average
Remaining Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)		UW NOI Debt Yield(2)	Cut-off Date LTV(2)	Maturity Date LTV(1)(2)
Interest Only	9	$289,167,596	47.7%	4.0655%	99	2.31	x	9.6%	53.6%	53.6%
298 - 300	2	23,344,183	3.8	5.1732%	118	1.89	x	15.2%	62.9%	47.4%
331 - 360	22	294,320,260	48.5	4.6389%	118	1.58	x	10.6%	66.0%	54.6%
Total / Wtd. Avg.:	33	$606,832,040	100.0%	4.3862%	109	1.94	x	10.3%	59.9%	53.8%

(1)	In the case of Loan Nos. 1, 5, 8 and 15, with an anticipated repayment date, the Original Term to Maturity/ARD, Remaining Loan Term and Maturity Date LTV are as of the related anticipated repayment date.

(2)	In the case of Loan Nos. 1, 2, 3, 4, 7, 9, 10, 12, and 13, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related pari passu companion loan(s). In the case of Loan No. 1, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the unfunded companion loan(s). In the case of Loan No. 4, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the subordinate companion loan(s). In the case of Loan No. 10, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the mezzanine loan.

(3)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)		UW NOI Debt Yield(2)	Cut-off Date LTV(2)	Maturity Date LTV(1)(2)
Balloon	16	$251,893,194	41.5%	4.7032%	119	1.65	x	11.3%	65.0%	52.5%
Interest Only	5	156,400,000	25.8	4.0702%	105	2.18	x	9.3%	52.2%	52.2%
Interest Only, ARD	4	132,767,596	21.9	4.0600%	91	2.47	x	10.0%	55.2%	55.2%
IO-Balloon	8	65,771,250	10.8	4.5825%	115	1.43	x	9.7%	68.5%	59.8%
Total / Wtd. Avg.:	33	$606,832,040	100.0%	4.3862%	109	1.94	x	10.3%	59.9%	53.8%

Interest Only Periods(4)

				Weighted Average
Interest Only Periods	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)		UW NOI Debt Yield(2)	Cut-off Date LTV(2)	Maturity Date LTV(1)(2)
24	2	$19,061,000	3.1%	4.7687%	119	1.36	x	10.7%	62.6%	53.8%
25 - 48	6	46,710,250	7.7	4.5065%	114	1.46	x	9.2%	70.9%	62.3%
49 - 60	2	85,000,000	14.0	3.7973%	58	2.67	x	10.3%	56.3%	56.3%
61 - 120	7	204,167,596	33.6	4.1772%	116	2.16	x	9.3%	52.4%	52.4%
Total / Wtd. Avg.:	17	$354,938,846	58.5%	4.1613%	102	2.15	x	9.6%	56.3%	54.7%

Underwritten Net Cash Flow Debt Service Coverage Ratios(2)(3)

				Weighted Average
Underwritten Net Cash Flow Debt Service Coverage Ratios	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)		UW NOI Debt Yield(2)	Cut-off Date LTV(2)	Maturity Date LTV(1)(2)
1.21x - 1.49x	12	$112,809,274	18.6%	4.9798%	118	1.37	x	9.5%	66.5%	56.3%
1.50x - 1.74x	7	157,161,604	25.9	4.3384%	118	1.66	x	10.5%	63.6%	52.6%
1.75x - 2.74x	12	270,461,162	44.6	4.3528%	111	2.08	x	10.4%	57.0%	53.9%
2.75x - 3.13x	2	66,400,000	10.9	3.6272%	63	2.99	x	11.3%	52.2%	52.2%
Total / Wtd. Avg.:	33	$606,832,040	100.0%	4.3862%	109	1.94	x	10.3%	59.9%	53.8%

(1)	In the case of Loan Nos. 1, 5, 8 and 15, with an anticipated repayment date, the Original Term to Maturity/ARD, Remaining Loan Term and Maturity Date LTV are as of the related anticipated repayment date.

(2)	In the case of Loan Nos. 1, 2, 3, 4, 7, 9, 10, 12, and 13, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related pari passu companion loan(s). In the case of Loan No. 1, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the unfunded companion loan(s). In the case of Loan No. 4, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the subordinate companion loan(s). In the case of Loan No. 10, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the mezzanine loan.

(3)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced.

(4)	Excluding nine loans that have no interest-only period during the loan term.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

LTV Ratios as of the Cut-off Date(1)

				Weighted Average
Range of Cut-off Date LTVs	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(2)	UW NCF DSCR(3)		UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV(2)
44.0% - 54.9%	4	$141,400,000	23.3%	3.6185%	92	2.68	x	10.1%	48.4%	48.4%
55.0% - 59.9%	5	117,728,661	19.4	4.5830%	115	1.92	x	9.2%	56.9%	56.4%
60.0% - 64.9%	14	176,041,605	29.0	4.8220%	119	1.69	x	11.6%	62.7%	52.2%
65.0% - 69.9%	5	123,198,540	20.3	4.4021%	106	1.64	x	10.0%	66.8%	56.3%
70.0% - 74.7%	5	48,463,233	8.0	4.5245%	114	1.54	x	10.2%	73.2%	62.9%
Total / Wtd. Avg.:	33	$606,832,040	100.0%	4.3862%	109	1.94	x	10.3%	59.9%	53.8%

LTV Ratios as of the Maturity Date(1)

				Weighted Average
Range of Maturity/ARD Date LTVs	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(2)	UW NCF DSCR(3)		UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV(2)
44.0% - 54.9%	19	$363,434,598	59.9%	4.2907%	108	2.04	x	10.9%	57.6%	50.3%
55.0% - 59.9%	8	170,347,442	28.1	4.5250%	116	1.82	x	9.5%	61.3%	56.9%
60.0% - 66.9%	6	73,050,000	12.0	4.5379%	96	1.71	x	9.3%	68.0%	64.0%
Total / Wtd. Avg.:	33	$606,832,040	100.0%	4.3862%	109	1.94	x	10.3%	59.9%	53.8%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(2)	UW NCF DSCR(1)(3)		UW NOI Debt Yield(1)	Cut-off Date LTV(1)	Maturity Date LTV(1)(2)
Defeasance	29	$480,164,444	79.1%	4.4595%	106	1.85	x	10.5%	62.2%	54.7%
Yield Maintenance	3	66,667,596	11.0	4.6727%	120	1.99	x	9.7%	57.6%	56.3%
Defeasance or Yield Maintenance	1	60,000,000	9.9	3.4820%	117	2.59	x	9.6%	44.0%	44.0%
Total / Wtd. Avg.:	33	$606,832,040	100.0%	4.3862%	109	1.94	x	10.3%	59.9%	53.8%

(1)	In the case of Loan Nos. 1, 2, 3, 4, 7, 9, 10, 12, and 13, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related pari passu companion loan(s). In the case of Loan No. 1, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the unfunded companion loan(s). In the case of Loan No. 4, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the subordinate companion loan(s). In the case of Loan No. 10, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the mezzanine loan.

(2)	In the case of Loan Nos. 1, 5, 8 and 15, with an anticipated repayment date, the Original Term to Maturity/ARD, Remaining Loan Term and Maturity Date LTV are as of the related anticipated repayment date.

(3)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)		UW NOI Debt Yield(2)	Cut-off Date LTV(2)	Maturity Date LTV(1)(2)
Refinance	23	$412,453,444	68.0%	4.4523%	117	1.81	x	10.3%	60.3%	52.3%
Acquisition	10	194,378,596	32.0	4.2460%	92	2.23	x	10.3%	59.2%	57.0%
Total / Wtd. Avg.:	33	$606,832,040	100.0%	4.3862%	109	1.94	x	10.3%	59.9%	53.8%

(1)	In the case of Loan Nos. 1, 5, 8 and 15, with an anticipated repayment date, the Original Term to Maturity/ARD, Remaining Loan Term and Maturity Date LTV are as of the related anticipated repayment date.

(2)	In the case of Loan Nos. 1, 2, 3, 4, 7, 9, 10, 12, and 13, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related pari passu companion loan(s). In the case of Loan No. 1, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the unfunded companion loan(s). In the case of Loan No. 4, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the subordinate companion loan(s). In the case of Loan No. 10, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the mezzanine loan.

(3)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced.

Previous Securitization History(1)

No.	Loan / Property Name	Location	Property Type	Previous Securitization
2	Rentar Plaza	Middle Village, NY	Mixed Use	WFRBS 2011-C2
3	Gurnee Mills	Gurnee, IL	Retail	JPMCC 2007-C1, JPMCC 2007-CB20
7	Wolfchase Galleria	Memphis, TN	Retail	JPMCC 2015-SGP, JPMCC 2015-SGMZ
9	Federal Way Crossings	Federal Way, WA	Retail	MLCFC 2006-4, MLCFC 2007-8
13	681 Fifth Avenue	New York, NY	Mixed Use	RCMC 2012-CREL1, DBUBS 2011-LC1A
14	Courtyard Cromwell	Cromwell, CT	Hotel	WBCMT 2006-C27
17	Vinings Village	Smyrna, GA	Retail	CSMC 2006-C1
18	Best Western O’Hare	Rosemont, IL	Hotel	JPMCC 2006-LDP9
19	Fedex Plaza	Brick Township, NJ	Retail	CD 2007-CD4
24	Best Western Plus Atlanta Airport-East	Hapeville, GA	Hotel	BSCMS 2007-PW15
25	The Charles Hotel	Saint Charles, MO	Hotel	CSFB 1998-C2
27	Windmill Lakes Center	Batavia, IL	Retail	MLMT 2006-C2
30	Northridge Palm Apartment	Los Angeles, CA	Multifamily	WBCMT 2005-C21
33	Colonial Terrace	Palmdale, CA	Multifamily	WBCMT 2006-C28

(1)	The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database. While loans secured by the above mortgaged properties may have been securitized multiple times in prior transactions, mortgage loans in this securitization are only listed in the above chart if the mortgage loan in this securitization paid off a loan in another securitization.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Class A-2(1)

No.	Loan Name	Location	Cut-off Date Balance	% of IPB	Maturity/ARD Balance	% of Certificate Class(2)	Original Loan Term	Remaining Loan Term	UW NCF DSCR(3)	UW NOI Debt Yield(3)	Cut-off Date LTV Ratio(3)	Maturity Date LTV Ratio(3)
1	Novo Nordisk	Plainsboro, NJ	$60,000,000	9.9%	$60,000,000	69.8%	60	57	2.97	10.5%	52.6%	52.6%
10	Greenwich Office Park	Greenwich, CT	25,000,000	4.1	25,000,000	29.1%	60	59	1.94	9.7%	65.3%	65.3%
	Total / Weighted Average		$85,000,000	14.0%	$85,000,000				2.67	10.3%	56.3%	56.3%

(1)	The table above presents the mortgage loans whose balloon payments would be applied to pay down the majority of the principal balance of the Class A-2 certificates, assuming a 0% CPR and applying the “Modeling Assumptions” described in the Preliminary Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments prior to the maturity date or anticipated repayment date, as applicable, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date or anticipated repayment date, as applicable. Each class of Certificates, including the Class A-2 certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Preliminary Prospectus.

(2)	Reflects the percentage equal to the Maturity/ARD Balance divided by the initial Class A-2 certificate principal balance. The sum presented does not equal the total due to rounding.

(3)	In the case of Loan No. 1, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the unfunded companion loan(s). In the case of Loan Nos. 1 and 10, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV Ratio and Maturity Date LTV Ratio calculations include the related pari passu companion loans. In the case of Loan No. 10, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the mezzanine loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural Overview

Order of Distribution:

On each Distribution Date, funds available for distribution from the mortgage loans, net of specified trust expenses, yield maintenance charges, prepayment premiums and excess interest, will be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

First: To interest on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class X-E, Class X-F and Class X-NR certificates, up to, and pro rata, in accordance with their respective interest entitlements.

Second: To the extent of funds allocated to principal and available for distribution: (i) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the scheduled principal balance for the related distribution date set forth in Annex E to the Preliminary Prospectus, (ii) second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (iii) third, to principal on the Class A-2 certificates, until the certificate balance of the Class A-2 certificates has been reduced to zero, (iv) fourth, to principal on the Class A-3 certificates, until the certificate balance of the Class A-3 certificates has been reduced to zero, (v) fifth, to principal on the Class A-4 certificates until the certificate balance of the Class A-4 certificates has been reduced to zero, (vi) sixth, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero. If the certificate balance of each and every class of certificates other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates has been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, pro rata, based on their respective certificate balances, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates.

Third: To reimburse the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest at their respective pass-through rates.

Fourth: (i) first, to interest on the Class A-S certificates in the amount of their interest entitlement; (ii) second, to the extent of funds allocated to principal remaining after any distributions in respect of principal to each class of certificates with a higher payment priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates), to principal on the Class A-S certificates until their certificate balance is reduced to zero; and (iii) third, to reimburse the Class A-S certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest at its pass-through rate.

Fifth: (i) first, to interest on the Class B certificates in the amount of their interest entitlement; (ii) second, to the extent of funds allocated to principal remaining after any distributions in respect of principal to each class of certificates with a higher payment priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S certificates), to principal on the Class B certificates until their certificate balance is reduced to zero; and (iii) third, to reimburse the Class B certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Order of Distribution (continued):

previously borne by that class, together with interest at its pass-through rate.

Sixth: (i) first, to interest on the Class C certificates in the amount of their interest entitlement; (ii) second, to the extent of funds allocated to principal remaining after any distributions in respect of principal to each class of certificates with a higher payment priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S and Class B certificates), to principal on the Class C certificates until their certificate balance is reduced to zero; and (iii) third, to reimburse the Class C certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest at its pass-through rate.

Seventh: After the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class X-E, Class X-F, Class X-NR, Class A-S, Class B and Class C certificates are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest and principal and to reimburse any unreimbursed losses to the Class D, Class E, Class F and Class NR certificates sequentially in that order in a manner analogous to that described in clause sixth above with respect to the Class C certificates, until the certificate balance of each such class is reduced to zero.

For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Distributions—Priority of Distributions” in the Preliminary Prospectus.

Realized Losses:	The certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR certificates will each be reduced without distribution on any Distribution Date as a write-off to the extent of any loss realized on the mortgage loans allocated to such class of certificates on such Distribution Date. On each Distribution Date, any such write-offs will be applied to such classes of certificates in the following order, in each case until the related certificate balance is reduced to zero: first, to the Class NR certificates; second, to the Class F certificates; third, to the Class E certificates; fourth, to the Class D certificates; fifth, to the Class C certificates; sixth, to the Class B certificates; seventh, to the Class A-S certificates; and, finally, pro rata, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, based on their then-current respective certificate balances. The notional amount of the Class X-A certificates will be reduced to reflect reductions in the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S certificates resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-B certificates will be reduced to reflect reductions in the certificate balance of the Class B certificates resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-E certificates will be reduced to reflect reductions in the certificate balance of the Class E certificates resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-F certificates will be reduced to reflect reductions in the certificate balance of the Class F certificates resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-NR certificates will be reduced to reflect reductions in the certificate balance of the Class NR certificates resulting from allocations of losses realized on the mortgage loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Prepayment Premiums and Yield Maintenance Charges:

On each Distribution Date, each yield maintenance charge collected on the mortgage loans during the one-month period ending on the related Determination Date is required to be distributed to certificateholders (excluding the Class X-E, Class X-F, Class X-NR, Class E, Class F, Class NR, Class Z and Class R certificates) as follows: (1) pro rata, between (x) the group (the “YM Group A”) of Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A and Class A-S certificates and (y) the group (the “YM Group B” and collectively with the YM Group A, the “YM Groups”) of the Class X-B, Class B, Class C and Class D certificates, based upon the aggregate amount of principal distributed to the classes of certificates in each YM Group on such Distribution Date and (2) as among the respective classes of certificates in each YM Group in the following manner: (A) on a pro rata basis in accordance with their respective entitlements in those yield maintenance charges, to each class of certificates in such YM Group with a certificate balance in an amount equal to the product of (x) a fraction whose numerator is the amount of principal distributed to such class of certificates on such Distribution Date and whose denominator is the total amount of principal distributed to all of the certificates in such YM Group with certificate balances on such Distribution Date, (y) the Base Interest Fraction for the related principal prepayment with respect to such class of certificates and (z) the aggregate amount of such yield maintenance charge allocated to such YM Group and (B) the portion of such yield maintenance charge allocated to such YM Group remaining after such distributions to the applicable class(es) of principal balance certificates in such YM Group, in the case of amounts distributable to YM Group A, to the Class X-A certificates and in the case of amounts distributable to YM Group B, to the Class X-B certificates.

The “Base Interest Fraction” with respect to any principal prepayment on any mortgage loan and with respect to any class of Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C and Class D certificates is a fraction (a) whose numerator is the amount, if any, by which (i) the pass-through rate on such class of certificates exceeds (ii) the discount rate used in accordance with the related mortgage loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the mortgage loan rate on such mortgage loan exceeds (ii) the discount rate used in accordance with the related mortgage loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one. If such discount rate is greater than or equal to the lesser of (x) the mortgage loan rate on the related mortgage loan and (y) the pass-through rate described in the preceding sentence, then the Base Interest Fraction will equal zero; provided, however, that if such discount rate is greater than or equal to the mortgage loan rate, and less than the pass-through rate, the fraction will equal one.

If a prepayment premium (calculated as a fixed percentage of the amount prepaid) is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for the mortgage loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the mortgage loan or, for mortgage loans that only have a prepayment premium based on a fixed percentage of the principal balance of the mortgage loan, such other discount rate as may be specified in the related loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Prepayment Premiums and Yield Maintenance Charges (continued):	No prepayment premiums or yield maintenance charges will be distributed to holders of the Class X-E, Class X-F, Class X-NR, Class E, Class F, Class NR, Class Z or Class R certificates. Instead, after the notional amounts of the [Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class A-S, Class B, Class C and Class D] certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to the mortgage loans will be distributed to holders of the Class X-B certificates, regardless of whether the notional amount of the Class X-B certificates has been reduced to zero. For a description of prepayment premiums and yield maintenance charges required on the mortgage loans, see Annex A-1 to the Preliminary Prospectus. See also “Certain Legal Aspects of the Mortgage Loans—Default Interest and Limitations on Prepayments” in the Preliminary Prospectus. Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the mortgage loans as of the related Determination Date. See also “Description of the Certificates—Distributions” in the Preliminary Prospectus.
Non-Serviced Mortgage Loans:	Each of the Gurnee Mills mortgage loan, the QLIC mortgage moan, the Wolfchase Galleria mortgage loan, the Federal Way Crossings mortgage loan and the 681 Fifth Avenue mortgage loan is referred to in this Term Sheet as, individually, a “non-serviced mortgage loan” and, collectively, the “non-serviced mortgage loans”. Each non-serviced mortgage loan and the related companion loan(s) are being serviced and administered in accordance with, and all decisions, consents, waivers, approvals and other actions on the part of the holders of the non-serviced mortgage loan and the related companion loan(s) will be effected in accordance with, the Lead Pooling and Servicing Agreement set forth in the “Pari Passu Loan Summary” table above and the related co-lender agreement. Consequently, the servicing provisions set forth in this Term Sheet will generally not be applicable to the non-serviced mortgage loans, but instead such servicing and administration of the non-serviced mortgage loans will, in each case, be governed by the related Lead Pooling and Servicing Agreement. Each Lead Pooling and Servicing Agreement provides for servicing in a manner acceptable for rated transactions that are similar in nature to this securitization. The non-serviced mortgage loans are discussed further under “—Whole Loans” below.
Advances:

The master servicer and, if it fails to do so, the trustee, will be obligated to make (i) P&I advances with respect to each mortgage loan in the issuing entity and (ii) with respect to each mortgage loan (other than the non-serviced mortgage loans) and serviced whole loan, servicing advances, including paying delinquent real estate taxes, assessments and hazard insurance premiums, but only to the extent that those advances are not deemed non-recoverable from collections on the related mortgage loan (or, if applicable, serviced whole loan) and, in the case of P&I advances, subject to reduction in connection with any appraisal reduction amounts that may occur. The special servicer will have no obligation to make property advances; provided that with respect to a specially serviced loan, the special servicer will be entitled to make a property advance in an urgent or emergency situation, and the master servicer will be required to reimburse the special servicer for such advance, with interest; provided that the advance is not determined by the master servicer to be nonrecoverable. Notwithstanding the foregoing, servicing advances for the non-serviced mortgage loans will be made by the parties to, and pursuant to, the applicable Lead Pooling and Servicing Agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Appraisal Reduction Amounts:

An appraisal reduction amount generally will be created with respect to a required appraisal loan (which is a serviced mortgage loan (or serviced whole loan, if applicable)) as to which certain defaults, modifications or insolvency events have occurred (as further described in the Preliminary Prospectus) in the amount, if any, by which the principal balance of such required appraisal loan, exceeds 90% of the appraised value of the related mortgaged property (as determined by one or more appraisals obtained by the special servicer) plus certain escrows and reserves (including letters of credit) held with respect to such required appraisal loan (net of other amounts overdue or advanced in connection with such required appraisal loan). In general, subject to the discussion in the next paragraphs, any appraisal reduction amount calculated with respect to a whole loan will be allocated to the related mortgage loan and pari passu companion loan(s) on a pro rata basis in accordance with their respective outstanding principal balances. In the case of the non-serviced mortgage loans, any appraisal reduction amounts will be calculated pursuant to, and by a party to, the related Lead Pooling and Servicing Agreement (as discussed under “—Whole Loans” below). As a result of an appraisal reduction amount being calculated for and/or allocated to a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the most subordinate class(es) of certificates (exclusive of the Class Z and Class R certificates) then outstanding (i.e., first to the Class NR certificates, then to the Class F certificates, then to the Class E certificates, then to the Class D certificates, then to the Class C certificates, then to the Class B certificates, then to the Class A-S certificates, and then, pro rata based on their respective interest entitlements, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class X-E, Class X-F and Class X-NR certificates). In general, a mortgage loan (or whole loan, if applicable) serviced under the pooling and servicing agreement for this transaction will cease to be a required appraisal loan, and no longer be subject to an appraisal reduction amount, when the same has ceased to be a specially serviced loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such serviced loan to be a required appraisal loan.

Appraisal reduction amounts with respect to the QLIC whole loan will be allocated to notionally reduce the outstanding principal balance of the related subordinate companion loans prior to pro rata allocation to the related mortgage loan and pari passu companion loans.

At any time an appraisal is ordered under the pooling and servicing agreement with respect to a property that would result in an appraisal reduction amount with respect to a mortgage loan that would result in a change in the controlling class, certain certificate holders will have a right to request a new appraisal as described in the Preliminary Prospectus.

Age of Appraisals:	Appraisals (which can be an update of a prior appraisal) with respect to a mortgage loan serviced under the pooling and servicing agreement are required to be no older than 6 months for purposes of determining appraisal reduction amounts, market value, and other calculations as described in the Preliminary Prospectus.
Sale of Defaulted Loans:	There will be no “Fair Market Value Purchase Option”, instead defaulted loans will be sold in a process similar to the sale process for REO property.
Cleanup Call:	On any distribution date on which the aggregate unpaid principal balance of the mortgage loans remaining in the issuing entity is less than 1% of the aggregate principal balance of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

the pool of mortgage loans as of the Cut-off Date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Exercise of the option will terminate the issuing entity and retire the then outstanding certificates.

If the aggregate certificate balances of all certificates (exclusive of the Class X Certificates) senior to the Class D certificates, and the notional amounts of the Class X-A and Class X-B certificates have been reduced to zero and if the master servicer has consented, the issuing entity could also be terminated in connection with a voluntary exchange of all the then-outstanding certificates (excluding the Class Z and Class R certificates and the RRI Interest), for the mortgage loans remaining in the issuing entity, subject to payment of a price specified in the Preliminary Prospectus; provided that, all of the holders of those classes of outstanding certificates (excluding the Class Z and Class R Certificates and the RRI Interest) would have to voluntarily participate in the exchange.

Directing Certificateholder:

The “Directing Certificateholder” will generally be the controlling class certificateholder or other representative designated by the holder(s) of at least a majority of the voting rights of the controlling class. The controlling class is the most subordinate class of the Class E, Class F and Class NR certificates that has an aggregate certificate balance as notionally reduced by any Cumulative Appraisal Reduction Amounts allocated to such class, that is equal to or greater than 25% of the initial certificate balance of such class of certificates; provided that if at any time the certificate balances of the certificates other than the Class E, Class F and Class NR certificates have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, then the controlling class will be the most subordinate class among the control eligible certificates that has an aggregate Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. At any time when Class E is the controlling class, the majority Class E certificateholders may elect under certain circumstances to opt-out from its rights under the pooling and servicing agreement. See “The Pooling and Servicing Agreement—The Directing Certificateholder” in the Preliminary Prospectus. No other class of certificates will be eligible to act as the controlling class or appoint a Directing Certificateholder.

Torchlight Investors, LLC or one of its managed funds is expected to purchase the Class E, Class F, Class NR and Class Z certificates (and may also purchase certain other classes of certificates, including the Class X-E, Class X-F, Class X-NR and Class D Certificates) and, on the Closing Date, is expected to be the initial Directing Certificateholder.

Control/Consultation Rights:

The Directing Certificateholder will be entitled to have consultation and approval rights with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) unless no class of the Class E, Class F and Class NR certificates (the “control eligible certificates”) has an outstanding certificate balance, as notionally reduced by any Cumulative Appraisal Reduction Amounts allocated to such class, that is equal to or greater than 25% of the initial certificate balance of that class of certificates (a “Control Termination Event”); provided that a Control Termination Event will not be deemed to be continuing in the event the certificate balances of all classes of principal balance certificates other than the control eligible certificates have been reduced to zero.

The “Cumulative Appraisal Reduction Amount” as of any date of determination for any mortgage loan, is equal to the sum of (i) all appraisal reduction amounts then in effect and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect.
Control/Consultation Rights (continued):

“AB Modified Loan” means any corrected loan (i) that became a corrected loan (which includes for purposes of this definition any non-serviced mortgage loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the Lead Pooling and Servicing Agreement governing the servicing of such non-serviced mortgage loan) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified mortgage loan and (ii) as to which an appraisal reduction amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the principal balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent Appraised Value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such Appraised Value (or in the calculation of any related appraisal reduction amount) and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (in the case of a non-serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the master servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related appraisal reduction amount) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related appraisal reduction amounts.

So long as a Control Termination Event does not exist, the Directing Certificateholder will be entitled to direct the special servicer to take, or refrain from taking, certain actions that would constitute major decisions with respect to a mortgage loan or whole loan serviced under the pooling and servicing agreement and will also have the right to notice and to consent to certain material actions that would constitute major decisions that the master servicer or the special servicer plan on taking with respect to any such mortgage loan or serviced whole loan subject to the servicing standard and other restrictions as described in the Preliminary Prospectus.

Following the occurrence and during the continuation of a Control Termination Event until such time as no class of the Class E, Class F and Class NR certificates has an outstanding certificate balance, without regard to the application of any Cumulative Appraisal Reduction Amounts, that is at least equal to 25% of the initial certificate balance of such class of certificates (a “Consultation Termination Event”), all of the rights of the Directing Certificateholder will terminate other than a right to consult with respect to the major decisions and other matters as to which it previously had approval rights; provided that a Consultation Termination Event will not be deemed to be continuing in the event the certificate balances of all classes of principal balance certificates other than the control eligible certificates have been reduced to zero. After the occurrence and during the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Control/Consultation Rights (continued):

continuation of a Control Termination Event, the operating advisor will be entitled to consult with the special servicer with respect to certain major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders, as if those certificateholders and, with respect to a serviced pari passu companion loan, the related pari passu companion loan holder(s) constituted a single lender.

With respect to each non-serviced whole loan, the Directing Certificateholder for this transaction will have limited consultation rights (except in the case of the QLIC whole loan, unless an AB control appraisal period exists), and the applicable directing certificateholder (or equivalent entity) pursuant to the related Lead Pooling and Servicing Agreement (or, in the case of the QLIC whole loan, unless an AB control appraisal period exists, the holder of a related subordinate companion loan) will have consultation, approval and direction rights, with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) regarding such non-serviced whole loan, as provided for in the related co-lender agreement and in the related Lead Pooling and Servicing Agreement, and as described under “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

Notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan, the Directing Certificateholder or any controlling class certificateholder is a Borrower Party (any of the above, as applicable, an “Excluded Controlling Class Holder”), such Excluded Controlling Class Holder will not have any consultation or approval rights with respect to such mortgage loan and will have no right to receive asset status reports or such other information as may be specified in the pooling and servicing agreement. A “Borrower Party” is a borrower, a mortgagor, a manager of a mortgaged property, or the holder of a mezzanine loan that has been accelerated or as to which the mezzanine lender has initiated foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan or a person controlling or controlled by or under common control with the foregoing or any other such person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager of a mortgaged property or mezzanine lender.

Risk Retention Consultation Party:

A risk retention consultation party may be appointed by the holder or holders of more than 50% of the RRI Interest, by Certificate Balance. The majority RRI Interest holder will have a continuing right to appoint, remove or replace the risk retention consultation party in its sole discretion. This right may be exercised at any time and from time to time.

Except with respect to an Excluded Loan as to such party, the risk retention consultation party will be entitled to consult with the Special Servicer, upon request of the risk retention consultation party, with respect to certain material servicing actions proposed by the Special Servicer.

Whole Loans:

The Novo Nordisk mortgage loan, which will be contributed to the issuing entity and has an outstanding principal balance as of the Cut-off Date of $60,000,000, represents approximately 9.9% of the Initial Pool Balance and has nine related companion loans that are pari passu in right of payment with the Novo Nordisk mortgage loan, of which (a) five notes were included in WFCM 2016-NXS6 (the “WFCM 2016-NXS6 transaction”), (b) one note is expected to be included in MSC 2016-UBS12 (the “MSC 2016-UBS12 transaction”) and (c) three notes are currently held by Natixis and are expected to be contributed to one or more future securitization trusts. Each pari passu companion loan described above is referred to in this Term Sheet as a “pari passu companion loan”, a

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

“non-serviced companion loan” and a “companion loan”. The Novo Nordisk mortgage loan and the related companion loans are collectively referred to in this Term Sheet as the “Novo Nordisk whole loan”, a “serviced whole loan” and a “whole loan”.
Whole Loans (continued):

The Rentar Plaza mortgage loan, which will be contributed to the issuing entity and has an outstanding principal balance as of the Cut-off Date of $60,000,000, represents approximately 9.9% of the Initial Pool Balance and has three related companion loans that are pari passu in right of payment with the Rentar Plaza mortgage loan, of which (a) two notes were included in the WFCM 2016-NXS6 transaction and (b) one note is currently held by Natixis and is expected to be contributed to a future securitization trust. Each pari passu companion loan described above is referred to in this Term Sheet as a “pari passu companion loan”, a “non-serviced companion loan” and a “companion loan”. The Rentar Plaza mortgage loan and the related companion loans are collectively referred to in this Term Sheet as the “Rentar Plaza whole loan”, a “serviced whole loan” and a “whole loan”.

The Gurnee Mills mortgage loan, which will be contributed to the issuing entity and has an outstanding principal balance as of the Cut-off Date of $59,833,177, represents approximately 9.9% of the Initial Pool Balance and has five related companion loans that are pari passu in right of payment with the Gurnee Mills mortgage loan, of which (a) one note was included in CSAIL 2016-C7 (the “CSAIL 2016-C7 transaction”), (b) one note was included in WFCM 2016-C36, (c) one note is currently held by Wells Fargo and is expected to be contributed to a future securitization trust and (d) two notes are currently held by Regions Bank. Each pari passu companion loan described above is referred to in this Term Sheet as a “pari passu companion loan”, a “non-serviced companion loan” and a “companion loan”. The Gurnee Mills mortgage loan and the related companion loans are collectively referred to in this Term Sheet as the “Gurnee Mills whole loan”, a “non-serviced whole loan” and a “whole loan”. The Gurnee Mills whole loan is serviced by the CSAIL 2016-C7 transaction master servicer and, if and to the extent necessary, the CSAIL 2016-C7 transaction special servicer under the CSAIL 2016-C7 transaction pooling and servicing agreement (referred to as the “CSAIL 2016-C7 PSA” in this Term Sheet). Wilmington, as the CSAIL 2016-C7 transaction trustee, or a custodian on its behalf, holds the mortgage file for the Gurnee Mills whole loan pursuant to the CSAIL 2016-C7 PSA (other than the promissory note[s] for the Gurnee Mills mortgage loan, which will be held by the custodian under the pooling and servicing agreement for this securitization).

The QLIC mortgage loan, which will be contributed to the issuing entity and has an outstanding principal balance as of the Cut-off Date of $50,000,000, represents approximately 8.2% of the Initial Pool Balance and has (i) four related companion loans that are pari passu in right of payment with the QLIC mortgage loan, of which (a) two notes were included in the WFCM 2016-NXS6 transaction and (b) two notes are currently held by Natixis and are expected to be contributed to one or more future securitization trusts and (ii) one related companion loan that is subordinate in right of payment with the QLIC mortgage loan and is currently held by SM Core Credit Finance LLC. Each pari passu companion loan described above is referred to in this Term Sheet as a “pari passu companion loan”, a “non-serviced companion loan” and a “companion loan”. The subordinate companion loan described above is referred to in this Term Sheet as a “subordinate companion loan”, a “non-serviced companion loan” and a “companion loan”. The QLIC mortgage loan and the related companion loans are collectively referred to in this Term Sheet as the “QLIC whole loan”, a “non-serviced whole loan” and a “whole loan”. The QLIC whole loan is serviced by the WFCM 2016-NXS6 transaction master

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Whole Loans (continued):

servicer and, if and to the extent necessary, the WFCM 2016-NXS6 transaction special servicer under the WFCM 2016-NXS6 transaction pooling and servicing agreement (referred to as the “WFCM 2016-NXS6 PSA” in this Term Sheet). Wilmington, as the WFCM 2016-NXS6 transaction trustee, or a custodian on its behalf, holds the mortgage file for the QLIC whole loan pursuant to the WFCM 2016-NXS6 PSA (other than the promissory notes for the QLIC mortgage loan, which will be held by the custodian under the pooling and servicing agreement for this securitization).

The Wolfchase Galleria mortgage loan, which will be contributed to the issuing entity and has an outstanding principal balance as of the Cut-off Date of $29,957,889, represents approximately 4.9% of the Initial Pool Balance and has six related companion loans that are pari passu in right of payment with the Wolfchase Galleria mortgage loan, of which (a) three notes are currently held by Morgan Stanley, one of which is expected to be included in the MSC 2016-UBS12 transaction and the remainder of which are expected to be contributed to one or more future securitization trusts and (b) three notes are currently held by UBS AG, one of which is expected to be included in the MSC 2016-UBS12 transaction and the remainder of which are expected to be contributed to one or more future securitization trusts. Each pari passu companion loan described above is referred to in this Term Sheet as a “pari passu companion loan”, a “non-serviced companion loan” and a “companion loan”. The Wolfchase Galleria mortgage loan and the related companion loans are collectively referred to in this Term Sheet as the “Wolfchase Galleria whole loan”, a “non-serviced whole loan” and a “whole loan”. The Wolfchase Galleria whole loan is expected to be serviced by the MSC 2016-UBS12 transaction master servicer and, if and to the extent necessary, the MSC 2016-UBS12 transaction special servicer under the MSC 2016-UBS12 transaction pooling and servicing agreement (referred to as the “MSC 2016-UBS12 PSA” in this Term Sheet). Wells Fargo, as the MSC 2016-UBS12 transaction trustee, or a custodian on its behalf, will hold the mortgage file for the Wolfchase Galleria whole loan pursuant to the MSC 2016-UBS12 PSA (other than the promissory notes for the Wolfchase Galleria mortgage loan, which will be held by the custodian under the pooling and servicing agreement for this securitization).

The Federal Way Crossings mortgage loan, which will be contributed to the issuing entity and has an outstanding principal balance as of the Cut-off Date of $25,466,958, represents approximately 4.2% of the Initial Pool Balance and has three related companion loans that are pari passu in right of payment with the Federal Way Crossings mortgage loan, which are expected to be included in the MSC 2016-UBS12 transaction. Each pari passu companion loan described above is referred to in this Term Sheet as a “pari passu companion loan”, a “non-serviced companion loan” and a “companion loan”. The Federal Way Crossings mortgage loan and the related companion loans are collectively referred to in this Term Sheet as the “Federal Way Crossings whole loan”, a “non-serviced whole loan” and a “whole loan”. The Federal Way Crossings whole loan is expected to be serviced by the MSC 2016-UBS12 transaction master servicer and, if and to the extent necessary, the MSC 2016-UBS12 transaction special servicer under the MSC 2016-UBS12 PSA. Wells Fargo, as the MSC 2016-UBS12 transaction trustee, or a custodian on its behalf, will hold the mortgage file for the Federal Way Crossings whole loan pursuant to the MSC 2016-UBS12 PSA (other than the promissory notes for the Federal Way mortgage loan, which will be held by the custodian under the pooling and servicing agreement for this securitization).

The Greenwich Office Park mortgage loan, which will be contributed to the issuing entity

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Whole Loans (continued):

and has an outstanding principal balance as of the Cut-off Date of $25,000,000, represents approximately 4.1% of the Initial Pool Balance and has two related companion loans that are pari passu in right of payment with the Greenwich Office Park mortgage loan, of which (a) one note is expected to be included in the MSC 2016-UBS12 transaction and (b) one note is currently held by Natixis and is expected to be contributed to a future securitization trust. Each pari passu companion loan described above is referred to in this Term Sheet as a “pari passu companion loan”, a “non-serviced companion loan” and a “companion loan”. The Greenwich Office Park mortgage loan and the related companion loans are collectively referred to in this Term Sheet as the “Greenwich Office Park whole loan”, a “serviced whole loan” and a “whole loan”.

The MY Portfolio mortgage loan, which will be contributed to the issuing entity and has an outstanding principal balance as of the Cut-off Date of $19,935,183, represents approximately 3.3% of the Initial Pool Balance and has one related companion loan that is pari passu in right of payment with the MY Portfolio mortgage loan and was included in MSBAM 2016-C31. The pari passu companion loan described above is referred to in this Term Sheet as a “pari passu companion loan”, a “non-serviced companion loan” and a “companion loan”. The MY Portfolio mortgage loan and the related companion loan are collectively referred to in this Term Sheet as the “MY Portfolio whole loan”, a “serviced whole loan” and a “whole loan”.

The 681 Fifth Avenue mortgage loan, which will be contributed to the issuing entity and has an outstanding principal balance as of the Cut-off Date of $15,000,000, represents approximately 2.5% of the Initial Pool Balance and has five related companion loans that are pari passu in right of payment with the 681 Fifth Avenue mortgage loan, of which (a) one note is expected to be included in the MSC 2016-UBS12 transaction, (b) two notes are currently held by UBS AG, New York Branch and are expected to be contributed to one or more future securitization trusts and (c) two notes are currently held by Citigroup Global Markets Realty Corp. and are expected to be contributed to one or more future securitization trusts. Each pari passu companion loan described above is referred to in this Term Sheet as a “pari passu companion loan”, a “non-serviced companion loan” and a “companion loan”. The 681 Fifth Avenue mortgage loan and the related companion loans are collectively referred to in this Term Sheet as the “681 Fifth Avenue whole loan”, a “non-serviced whole loan” and a “whole loan”. The 681 Fifth Avenue whole loan is expected to be serviced by the MSC 2016-UBS12 transaction master servicer and, if and to the extent necessary, the MSC 2016-UBS12 transaction special servicer under the MSC 2016-UBS12 PSA. Wells Fargo, as the MSC 2016-UBS12 transaction trustee, or a custodian on its behalf, will hold the mortgage file for the 681 Fifth Avenue whole loan pursuant to the MSC 2016-UBS12 PSA (other than the promissory note for the 681 Fifth Avenue mortgage loan, which will be held by the custodian under the pooling and servicing agreement for this securitization).

Each of the CSAIL 2016-C7 PSA, MSC 2016-UBS12 PSA and WFCM 2016-NXS6 PSA is also referred to in this Term Sheet as a “Lead Pooling and Servicing Agreement” insofar as it relates to the non-serviced whole loan serviced thereunder.

In the case of the non-serviced whole loans, the related mortgage loans are referred to as “non-serviced mortgage loans”.

For more information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Servicing Standard:

Each of the mortgage loans (other than the non-serviced mortgage loans) and serviced whole loan(s) will be serviced by the master servicer and the special servicer pursuant to the terms of the pooling and servicing agreement. In all circumstances, each of the master servicer and the special servicer are obligated to act in the best interests of the certificateholders (and, in the case of a serviced whole loan, the holder of the related serviced companion loan) as a collective whole as if such certificateholders (and, if applicable, such companion loan holder), constituted a single lender. The applicable special servicer is required to determine the effect on net present value of various courses of action (including workout or foreclosure), using the Calculation Rate as the discount rate, and pursue the course of action that it determines would maximize recovery on a net present value basis.

“Calculation Rate” means:

(a)    for principal and interest payments on a mortgage loan or proceeds from the sale of a defaulted loan, the highest of (i) the rate determined by the master servicer or the special servicer, as applicable, that approximates the market rate that would be obtainable by borrowers on similar debt of the borrowers as of such date of determination, (ii) the mortgage loan rate and (iii) the yield on 10-year US treasuries; and

(b)    for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or update of such appraisal).

Termination of Special Servicer:

If a Control Termination Event has not occurred (or has occurred, but is no longer continuing), the special servicer may be replaced with respect to the mortgage loans and the serviced whole loans at the direction of the Directing Certificateholder upon satisfaction of certain conditions specified in the pooling and servicing agreement.

After the occurrence and during the continuance of a Control Termination Event, the holders of at least 25% of the voting rights of the certificates (other than the Class Z and Class R certificates) may request a vote to replace the special servicer. The subsequent vote may result in the termination and replacement of such special servicer if, within 180 days of the initial request for that vote, the holders of (a) at least 75% of a “certificateholder quorum” (holders of certificates evidencing at least 75% of the aggregate voting rights of the certificates (other than the Class X, Class Z and Class R certificates) or (b) more than 50% of the aggregate voting rights of each class of certificates other than any Class X, Class Z and Class R certificates (but in the case of this clause (b) only such classes of certificates that, in each case, have an outstanding certificate balance, as notionally reduced by any appraisal reduction amounts allocated to such class, equal to or greater than 25% of the initial certificate balance of such class, minus all payments of principal made on such class of certificates) vote affirmatively to so replace such special servicer.

At any time after the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, the operating advisor may recommend the replacement of the special servicer resulting in a solicitation of a certificateholder vote. The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of certificates (other than Class X, Class Z and Class R certificates) evidencing at least a majority of the voting rights (taking into account

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

the application of any appraisal reduction amounts to notionally reduce the certificate balances of the classes to which such appraisal reduction amounts are allocable) of all certificates (other than Class X, Class Z and Class R certificates). In the event the holders of such certificates elect to remove and replace the special servicer, the certificate administrator will be required to obtain a rating agency confirmation from each of the rating agencies at that time.
Excluded Special Servicer:	In the event that, with respect to any mortgage loan, the special servicer has obtained knowledge that it is a Borrower Party with respect to a mortgage loan, the special servicer will be required to resign as special servicer of such mortgage loan (an “Excluded Special Servicer Loan”), and, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will be required to appoint (and may replace with or without cause) a successor special servicer that is not a Borrower Party (an “Excluded Special Servicer”) with respect to such Excluded Special Servicer Loan unless such Excluded Special Servicer Loan is also an excluded loan with respect to such Directing Certificateholder or the holder of the majority of the Controlling Class, in which case the resigning special servicer will be required to use reasonable efforts to appoint the Excluded Special Servicer.
Servicing Compensation:

Modification Fees: Certain fees resulting from modifications, amendments, waivers or other changes to the terms of the loan documents, as more fully described in the Preliminary Prospectus, will be used to offset expenses on the related serviced mortgage loan (i.e., a mortgage loan other than a non-serviced mortgage loan) or serviced whole loan, if applicable (i.e., reimburse the trust for certain expenses including unreimbursed advances and interest on unreimbursed advances previously incurred (other than special servicing fees, workout fees and liquidation fees)) on the related mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, but not yet reimbursed to the trust or servicers), or to pay expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding, in each case unless as part of the written modification the related borrower is required to pay these amounts on a going forward basis or in the future). Any excess modification fees not so applied to offset expenses will be available as compensation to the master servicer and/or the applicable special servicer. Within any prior 12-month period, all excess modification fees earned by the master servicer and/or the by the applicable special servicer (after taking into account the offset described below applied during such 12-month period) with respect to any mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, will be subject to a cap equal to the greater of (i) 1.0% of the outstanding principal balance of such mortgage loan after giving effect to such transaction and (ii) $25,000.

All excess modification fees earned by either special servicer will be required to offset any future workout fees to the extent in excess of $25,000 or liquidation fees payable with respect to the related mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, or related REO property; provided that if the mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, ceases being a corrected loan, and is subject to a subsequent modification, any excess modification fees earned by the applicable special servicer prior to such mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, ceasing to be a corrected loan will no longer be offset against future liquidation fees and workout fees unless such mortgage loan (other than a non-serviced mortgage loan) or serviced

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Servicing Compensation (continued):

whole loan, if applicable, ceased to be a corrected loan within 12 months of it becoming a modified mortgage loan (or modified whole loan, if applicable).

Penalty Charges: All late fees and default interest will first be used to reimburse certain expenses previously incurred with respect to the related mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable (other than special servicing fees, workout fees and liquidation fees) but not yet reimbursed to the trust, the master servicer or the applicable special servicer or to pay certain expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding on the related mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, and any excess received with respect to a serviced loan will be paid to the master servicer (for penalty charges accrued while a non-specially serviced loan), and the applicable special servicer (for penalty charges accrued while a specially serviced loan). To the extent any amounts reimbursed out of penalty charges are subsequently recovered on a related serviced loan, they will be paid to the master servicer or applicable special servicer who would have been entitled to the related penalty charges that were previously used to reimburse such expense.

Liquidation / Workout Fees: Liquidation fees will be calculated at the lesser of (a) 1.0% and (b) such lower rate as would result in a liquidation fee of $1,000,000, for each mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan that is a specially serviced loan and any REO property, subject in any case to a minimum liquidation fee of $25,000, except that the liquidation fee will be zero with respect to certain liquidation events set forth in the pooling and servicing agreement, and the liquidation fee with respect to each mortgage loan or REO mortgage loan repurchased or substituted for after more than 180 days following the Mortgage Loan Seller’s receipt of notice or discovery of a material breach or material defect will be in an amount equal to the liquidation fee rate described above of the outstanding principal balance of such mortgage loan or REO loan. For any mortgage loan (other than a non-serviced loan) or serviced whole loan that is a corrected loan, workout fees will be calculated at the lesser of (a) 1.0% and (b) such lower rate as would result in a workout fee of $1,000,000 when applied to each expected payment of principal and interest (other than default interest) on the related mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, from the date such serviced loan becomes a corrected loan through and including the then related maturity date; or in any case such higher rate as would result in a workout fee of $25,000 when applied to each expected payment of principal and interest (other than default interest) on any mortgage loan from the date such serviced loan becomes a corrected loan through and including the then related maturity date.

Notwithstanding the foregoing, in connection with a maturity default, no liquidation or workout fee will be payable in connection with a payoff or refinancing of the related serviced loan within 90 days of the maturity default.

Operating Advisor:

Prior to the occurrence and continuance of a Control Termination Event, the operating advisor will review certain information on the certificate administrator’s website, and will have access to any final asset status report but will not have any approval or consultation rights. After the occurrence and during the continuance of a Control Termination Event, the operating advisor will be entitled to consult with the special servicer in respect of the asset status report with respect to certain major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders, as if those certificateholders (and, with respect to a serviced pari passu companion loan, the related

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

pari passu companion loan holder(s)) constituted a single lender. Additionally, the operating advisor will be required to prepare an annual report to be provided to the trustee, the master servicer, the rating agencies, the certificate administrator and the 17g-5 information provider and to recalculate and verify the accuracy of certain calculations and their corresponding application.

After the occurrence of a Consultation Termination Event, the operating advisor may be removed without cause upon (i) the written direction of certificateholders evidencing not less than 15% of the voting rights (taking into account the application of appraisal reduction amounts to notionally reduce the certificate balances of classes to which such appraisal reduction amounts are allocable) requesting a vote to replace the operating advisor and (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote Upon the vote or written direction of holders of at least 75% of the voting rights (taking into account the application of appraisal reduction amounts to notionally reduce the certificate balances of classes to which such appraisal reduction amounts are allocable), the trustee will immediately replace the operating advisor with the replacement operating advisor. In the event there are no classes of certificates outstanding (other than the Class X-E, Class X-F, Class X-NR, Class E, Class F, Class NR, Class Z and Class R certificates), then all of the rights and obligations of the operating advisor under the pooling and servicing agreement will terminate.

Asset Representations Reviewer:	The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. An asset review will occur when either (i) mortgage loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period are delinquent loans or (ii) at least 15 mortgage loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period.
Replacement of the Asset Representations Reviewer:	The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any appraisal reduction amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all certificateholders and the asset representations reviewer of such request. Upon the written direction of certificateholders evidencing at least 75% of a certificateholder quorum (without regard to the application of any appraisal reduction amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the pooling and servicing agreement, and the proposed successor asset representations reviewer will be appointed.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dispute Resolution Provisions:

Each Mortgage Loan Seller will be subject to the dispute resolution provisions set forth in the pooling and servicing agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a Mortgage Loan Seller and such Mortgage Loan Seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a repurchase request is not “Resolved” (as defined below) within 180 days after the related Mortgage Loan Seller receives such repurchase request, then the enforcing servicer will be required to send a notice to the “initial requesting certificateholder” (if any) and to the certificate administrator who will make such notice available to all other certificateholders and certificate owners indicating the enforcing servicer’s intended course of action with respect to the repurchase request. Such notice will notify all certificateholders and certificate owners that in the event any certificateholder disagrees with the enforcing servicer’s intended course of action, the enforcing servicer will be required to follow the course of action agreed to and/or proposed by the majority of the responding certificateholders that involves referring the matter to mediation or arbitration, as the case may be. If (a) the enforcing servicer’s intended course of action with respect to the repurchase request does not involve pursuing further action to exercise rights against the related Mortgage Loan Seller with respect to the repurchase request and the initial requesting certificateholder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related Mortgage Loan Seller with respect to the repurchase request but the initial requesting certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the initial requesting certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a repurchase request, (i) that related material defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable Mortgage Loan Seller has paid a loss of value payment, (v) a contractually binding agreement is entered into between the enforcing servicer, on behalf of the issuing entity, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related mortgage loan purchase agreement or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the pooling and servicing agreement.

Deal Website:

The Certificate Administrator will maintain a deal website including, but not limited to:

■   all special notices delivered

■   summaries of final asset status reports

■   all appraisals in connection with appraisal reduction amounts plus any subsequent appraisal updates

■   an “Investor Q&A Forum” and a voluntary investor registry

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — Novo Nordisk

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — Novo Nordisk

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — Novo Nordisk

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — Novo Nordisk

Mortgage Loan Information	Property Information
Mortgage Loan Seller:	Natixis	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$60,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$60,000,000	Property Type - Subtype:	Office – Suburban
% of Pool by IPB:	9.9%	Net Rentable Area (SF):	761,824
Loan Purpose:	Acquisition	Location:	Plainsboro, NJ
Borrower:	Princeton HD Owner LLC	Year Built / Renovated:	1985 / 2013
Sponsor:	Princeton HD Owner LLC	Occupancy:	78.0%
Interest Rate:	3.4820%	Occupancy Date:	11/1/2016
Note Date:	8/11/2016	Number of Tenants:	1
Anticipated Repayment Date(2):	9/5/2021	2013 NOI:	N/A
Interest-only Period:	60 months	2014 NOI:	$14,476,650
Original Term(2):	60 months	2015 NOI:	$14,399,114
Original Amortization:	None	TTM NOI(3):	$14,687,857
Amortization Type(2):	Interest Only, ARD	UW Economic Occupancy:	86.2%
Call Protection(4):	L(27),Def (30),O(3)	UW Revenues:	$29,605,904
Lockbox(5):	Hard	UW Expenses:	$11,891,591
Additional Debt(1):	Yes	UW NOI(6):	$17,714,312
Additional Debt Balance(1):	$108,300,000	UW NCF:	$17,676,221
Additional Debt Type(1):	Pari Passu	Appraised Value / Per SF:	$319,900,000 / $420
Additional Future Debt Permitted:	No	Appraisal Date:	6/1/2016

Escrows and Reserves(7)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$221
Taxes:	$931,323	$465,662	N/A	Maturity Date Loan / SF:	$221
Insurance:	$39,186	$19,593	N/A	Cut-off Date LTV:	52.6%
Replacement Reserves:	$0	$3,656	N/A	Maturity Date LTV:	52.6%
Expansion Space TI/LC Reserve:	$0	$0	N/A	UW NCF DSCR:	2.97x
Novo Reserve:	$0	Springing	N/A	UW NOI Debt Yield:	10.5%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan (A Notes)	$168,300,000	47.4%	Purchase Price	$305,000,000	85.9%
Earnout Advance(8)	23,000,000	6.5	Earnout Advance	23,000,000	6.5
Expansion Space TI/LC Advance(9)	16,580,000	4.7	Expansion Space TI/LC Advance	16,580,000	4.7
Sponsor Equity	147,128,537	41.4	Upfront Reserves	970,510	0.3
			Closing Costs	9,458,027	2.7
Total Sources	$355,008,537	100.0%	Total Uses	$355,008,537	100.0%

(1)	The Novo Nordisk loan is part of a whole loan evidenced by 13 pari passu senior notes, with an aggregate maximum principal balance of $207.88 million and an outstanding principal cut-off balance of $168.3 million (collectively, the “A Notes”). The financial information presented in the chart above reflects the funded outstanding principal cut-off balance of the Novo Nordisk Whole Loan of $168.3 million. Based on the maximum principal balance, the as-expanded appraised value and the fully funded NCF underwriting, the balance PSF, loan-to-value ratio and NCF debt yield would be $272.87, 60.7% and 10.6%, respectively. The fully funded NCF debt service coverage ratio (calculated at the maximum potential interest rate) is 2.71x.

(2)	The loan is structured with an anticipated repayment date (“ARD”) of September 5, 2021 and a stated maturity date of April 30, 2031. In the event the Novo Nordisk Whole Loan is not repaid in full by the ARD, the interest rate will increase to the amount of the sum of (a) 3.4820% and (b) 3.0000% plus the amount (if any) by which the five-year treasury rate exceeds 2.5000% (the “Adjusted Interest Rate”). The borrower’s failure to repay the Novo Nordisk Whole Loan in full at least one month prior to the ARD automatically triggers a full cash flow sweep whereby all excess cash flow will pay down the principal of the Novo Nordisk Whole Loan. Such excess cash flow is paid after payment of interest on the Novo Nordisk Whole Loan at the Adjusted Interest Rate. Please refer to “The Loan” section below for additional details.

(3)	Represents the trailing twelve-month period ending May 31, 2016.

(4)	The lockout period will be at least 27 payments beginning with and including the first payment date of October 5, 2016. Defeasance of the full Novo Nordisk Whole Loan is permitted at any time after the earlier to occur of (i) 48 months after the origination date and (ii) the date that is two years from the closing date of the securitization that includes the note to be last securitized (the “REMIC Prohibition Period”).

(5)	For a more detailed description of the lockbox, please refer to “Lockbox / Cash Management” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — Novo Nordisk

(6)	Annual Underwritten Rents in Place and Net Operating Income increases from TTM May 31, 2016 as it includes rent on the first mandatory expansion of 65,174 SF, totaling approximately $2.05 million and rent averaging through September 1, 2021, totaling $973,363.

(7)	For a more detailed description of escrows and reserves, please refer to “Escrows and Reserves” below.

(8)	A future earnout advance is available to be drawn and released to the seller at such time as the tenant, Novo Nordisk Inc. (“Novo”), accepts expansion space under its lease and commences paying rent for such space. Please refer to “Escrows and Reserves” below.

(9)	A future advance is available for approved tenant improvements and leasing commissions in connection with the exercise of Novo Nordisk Inc.’s right under its lease to take expansion space at the property, which right may be exercised at any time during the lease term. Please refer to “Escrows and Reserves” below.

The Loan. The Novo Nordisk loan, which is part of a larger split whole loan, is a first mortgage loan secured by a fee interest in a nine-building, Class A suburban office property encompassing 761,824 SF in Plainsboro, New Jersey. The whole loan has a maximum principal balance of approximately $207.9 million (the “Novo Nordisk Whole Loan”), an outstanding principal balance of $168.3 million as of the cut-off date, and is comprised of thirteen pari passu notes, Note A-1, Note A-2, Note A-3, Note A-4, Note A-5, Note A-6, Note A-7, Note A-8, Note A-9, Note A-10, Note A-11, Note A-12 and Note A-13. Note A-2 is currently unfunded and the obligation to fund Note A-2 will be the sole responsibility of the holder of Note A-2 (currently Natixis), and will not be the responsibility of the trust. Note A-1, Note A-7, Note A-8 and Note A-9, which have an aggregate outstanding principal balance as of the cut-off date of $60.0 million, are being contributed to the CSMC 2016-NXSR Commercial Mortgage Trust. Note A-6, which has an outstanding principal balance of $20.0 million as of the cut-off date, is currently held by Natixis and is expected to be contributed to the MSC 2016-UBS12 Commercial Mortgage Trust. Note A-3, Note A-4, Note A-5, Note A-11 and Note A-12, which have an aggregate outstanding principal balance as of the cut-off date of approximately $73.3 million, were contributed to the WFCM 2016-NXS6 Commercial Mortgage Trust. Note A-10 and Note A-13, which have an aggregate outstanding principal balance as of the cutoff date of $15.0 million, are currently held by Natixis and are expected to be contributed to a future securitization trust. As the holder of Note A-1, in addition to Note A-7, Note A-8 and Note A-9, the trustee of the CSMC 2016-NXSR Commercial Mortgage Trust (or, prior to the occurrence and continuance of a control termination event under the CSMC 2016-NXSR Commercial Mortgage Trust pooling and servicing agreement, the CSMC 2016-NXSR Commercial Mortgage Trust directing certificate holder) (the “Controlling Noteholder”), will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the Novo Nordisk Whole Loan; however the holder of the remaining pari passu notes will be entitled, under certain circumstances, to consult with the Controlling Noteholder with respect to certain major decisions. The loan has a 5-year ARD and is interest-only for the term of the loan through ARD.

Whole Loan Note Summary

	Original Balance	Funded	Cut-Off Date Balance	Note Holder	Controlling Piece
A-1, A-7, A-8, A-9	$60,000,000	Yes	$60,000,000	CSMC 2016-NXSR	Yes
A-2	39,580,000	No	39,580,000	Natixis	No
A-10, A-13	15,000,000	Yes	15,000,000	Natixis	No
A-6	20,000,000	Yes	20,000,000	MSC 2016-UBS12	No
Notes A-3, A-4, A-5, A-11, A-12	73,300,000	Yes	73,300,000	WFCM 2016-NXS6	No
Total	$207,880,000		$207,880,000

The Borrower. The borrowing entity for the loan is Princeton HD Owner LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The sponsor is Princeton HD Owner LLC, which is indirectly owned by a joint venture between Hana Financial Investment (“Hana”) (33.3%), HMC Investment Securities (“HMC”) (27.8%), and Mirae Asset Daewoo (“Mirae”) (38.9%). Established in 2006, Hana is a wholly owned subsidiary of Hana Financial Group Inc. and was Korea’s first asset management company to specialize in real estate. With an operating size of $4.1 billion, Hana has created a diverse investment portfolio and contributes to the development of the real estate fund and other alternative investment markets. Based in Seoul, South Korea, HMC provides securities services, including stock brokerage and advisory services. HMC has extensive experience in real estate and offers structured financing, asset securitization, portfolio management and real estate sales. HMC operates a network of 40 branches in South Korea and one branch internationally. HMC generated $56.5 million of operating income in 2015 and had $147.8 million in cash and deposits. Mirae is the product of a merger between South Korea’s Mirae Asset

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — Novo Nordisk

Securities and Mirae Asset Daewoo Securities. Founded in 1999 and headquartered in Seoul, South Korea, Mirae provides a comprehensive range of services in wealth management, stock brokerage, investment banking, and overseas business. As of September 30, 2016, Mirae had $100.5 billion of assets under management and is the largest stock brokerage and investment banking firm by market capitalization in South Korea. The Novo Nordisk Whole Loan is not structured with a warm-body / warm-entity non-recourse carveout guarantor. The borrower is the sole party liable for any breach or violation of the non-recourse provisions in the loan documents. The borrower purchased a $15.0 million environmental insurance policy for a term of five years with an option for a three year extended reporting period, which is three years after the ARD.

The Property. The property is comprised of nine Class A office buildings with an aggregate 761,824 SF located in suburban Plainsboro, New Jersey and is situated on approximately 58.6 acres. The property was originally built in 1985 and was last renovated in 2013. In 2013, the borrower completed an approximately $215.0 million (approximately $282 PSF) renovation of the property, which included interior and exterior finishes and general aesthetic improvements. The property is LEED Silver certified and features state-of-the-art technology, energy-efficient systems, and various amenities. The new façade, with 10-foot-high windows, offers ample natural light. There is also a 30-foot high atrium lobby with full height glass walls. Building amenities include a fully renovated 267-seat cafeteria, executive dining area, grab and go café, fully-equipped fitness center, 2,214 parking spaces including 493 covered spaces and 1,721 spaces in open lots (2.9 parking spaces per 1,000 SF of rentable area), a 4,000 SF roof-top terrace with outdoor dining patios and a full-service concierge. The property also features courtyards and landscaping in an attempt to create a park-like ambience.

As of November 1, 2016, the property was 69.4% occupied and 78.0% leased to one investment-grade tenant under a long term lease that expires beyond the ARD. Novo occupies 594,009 SF (recently expanded by 65,174 SF), including 30,720 SF of storage space, under an initial lease dated July 29, 2011 and expiring in April 30, 2031, with one ten-year renewal option, provided that the tenant has not sublet more than 200,000 SF of its space. Novo initially leased 498,115 SF and then expanded to 528,835 SF, including 30,720 SF of storage space, totaling 69.4% of net rentable area, and in April 2016 took possession of its mandatory expansion of 65,174 SF. Novo has no termination options and its lease includes 2.0% annual rent increases. Novo is the U.S. subsidiary of Novo Nordisk A/S (S&P: AA- / Moody’s: A1), which guarantees the lease. The property serves as the North American Headquarters for Novo Nordisk A/S, which employs approximately 1,300 people at the property. Novo Nordisk A/S is a global pharmaceutical company, which specializes in the diabetes care industry that markets products in 180 countries around the world. Novo Nordisk A/S is headquartered in Denmark and has offices or affiliates in 75 countries and employs over 40,000 people. In 2015, Novo Nordisk A/S reported net income of 32.9 billion DKK ($4.9 billion USD) on revenues of 107.9 DKK billion ($16.3 billion USD), which was a 21.5% increase year-over-year in local currency. United States sales comprise 90% of North American regional sales and generated revenue of $8.6 billion USD in 2015.

Expansion Option. Novo has an exclusive option that may be exercised at any time during the term of its lease to expand in all or any portion of the remaining 167,815 SF of rentable area. The rent for the option space footage is set in the lease at the total lease square footage multiplied by the fixed rent PSF in effect as of the option space rent commencement date. The rent on the option space will increase by 2.0% per annum (in the same manner as the fixed rent for the initial premises). Novo will also receive a tenant allowance for the expansion space calculated as the product of the rentable square feet times the tenant allowance amount PSF that is applicable to the target option date. The borrower may, at the time of tenant’s acceptance of the expansion space, request part or all of the $23 million earnout advances based on a pro rata share of the expansion space to the total remaining 167,815 SF of rentable area. The earnout advances are passed along to the property seller as conditioned in the purchase and sales agreement. The holder of Note A-2 is obligated to fund tenant allowance and earn-out advances as described in the “Escrows and Reserves” section below.

The property is located in Plainsboro, New Jersey, and is situated directly off Route 1, a highway that averages more than 75,000 daily vehicles, in proximity to a network of highways that provides access to northern New Jersey, southern New Jersey, the New Jersey coastline and Pennsylvania. The New Jersey Turnpike/Interstate-95 is located approximately 10 minutes southwest from the property. The property is located approximately 10 minutes from the Princeton Junction Train Station that provides connections to Philadelphia, MetroPark (in Iselin), and New York City through NJ Transit service (Northeast Corridor Line) and Amtrak. The train station can be accessed by Novo employees through a shuttle service provided by Novo. The

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — Novo Nordisk

property also benefits from a NJ Transit Bus Stop near the intersection of Scudders Mill Road and Novo Nordisk Way. Additionally, Newark Liberty International Airport is located less than 40 miles north of the property. There is a range of lodging and retail options along Route 1, as well as the amenities in the 2,200-acre Princeton Forrestal Center Office Park and Princeton Forrestal Village. The property has direct internal access to the adjacent 62-room Holiday Inn Express, which features a 250-seat auditorium and various meeting rooms, which are routinely utilized by Novo; as well as a connection to the 364-room Crowne Plaza Princeton Hotel and Conference Center in Princeton Forrestal Center via a connector bridge.

The Market. The complex is located in the Class A Princeton North submarket, approximately 47.5 miles northeast of Center City Philadelphia and 51.0 miles southwest of New York City. According to the appraisal, the 2015 estimated population within a one-, three- and five-mile radius of the property was 2,771, 52,301, and 106,798, respectively, with an estimated 2015 average household income in the same radii of $196,127, $147,640 and $148,940, respectively. According to a third party market research report, the Princeton North submarket contained approximately 21.0 million SF of Class A office space with an overall vacancy rate of 10.7% as of the third quarter of 2016. According to the appraisal, the Class A Princeton North submarket includes corporations such as Bristol-Myers Squibb, Bloomberg Financial Services, Sandoz, Otsuka, and Janssen Pharmaceutical. The appraisal concluded market rents of $24.00 PSF and average asking rents of $27.76 PSF on a full service gross basis. The Class A Princeton submarket includes companies in the life sciences and financial services industries. The largest lease signings occurring in 2016 in the Northern New Jersey office market included the 431,493 SF lease signed by Allergan at 5 Giralda Farms in the Morristown Area market, the 350,000 SF lease signed by iCIMS at Bell Works in the Monmouth East market, and the 339,178 SF renewal signed by the Panasonic Corporation of North America at Two Riverfront Plaza in the Newark / Urban Essex Market.

According to the appraisal, the property’s competitive set consists of the five properties detailed in the table below.

Competitive Set Summary(1)

Property	Year Built / Renovated	Total GLA (SF)	Est. Occ.	Proximity (miles)
Novo Nordisk	1985/2013	761,824(2)	78%(2)	N/A
14 Sylvan Way	2013	203,000	100%	46.6
45 Waterview Blvd.	1997/2010	106,680	100%	48.9
100 College Road West	2000	154,101	100%	3.2
22 Sylvan Way	2009	249,409	100%	46.5
2 Giralda Farms	2000	146,366	100%	43.8

(1)	Source: Appraisal and third party research report.

(2)	Based on the November 1, 2016 underwritten rent roll.

Historical and Current Occupancy

2013(1)	2014(1)	2015(1)	Current(2)
65.4%	65.4%	69.4%	78.0%

(1)	Historical occupancies are as of December 31 of each respective year.

(2)	Information obtained from the underwritten rent roll. As of November 1, 2016, the property was 69.4% occupied and 78.0% leased by Novo.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — Novo Nordisk

Tenant Summary(1)

Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	Annual UW Base Rent(3)	% of Annual UW Base Rent	Lease Expiration Date(4)
Novo	A1/AA-/NR	563,289	73.9%	$31.45	$17,714,312	100.0%	4/30/2031
Novo (Storage)	A1/AA-/NR	30,720	4.0%	$0.00	$0	0.0%	4/30/2031

(1)	Information obtained from the underwritten rent roll dated November 1, 2016.

(2)	Ratings represent the rating of the parent company that guarantees each lease.

(3)	Annual UW Base Rent PSF and Annual UW Base Rent include rent averaging through September 1, 2021, totaling $973,363.

(4)	Novo has one 10-year extension option, provided that no more than 200,000 SF is sublet.

Lease Rollover Schedule(1)

Year	Number of Leases Expiring	NRA (SF) Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative NRA (SF) Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	167,815	22.0%	NAP	NAP	167,815	22.0%	NAP	NAP
MTM	0	0	0.0	$0	0.0%	167,815	22.0%	$0	0.0%
2016	0	0	0.0	0	0.0	167,815	22.0%	$0	0.0%
2017	0	0	0.0	0	0.0	167,815	22.0%	$0	0.0%
2018	0	0	0.0	0	0.0	167,815	22.0%	$0	0.0%
2019	0	0	0.0	0	0.0	167,815	22.0%	$0	0.0%
2020	0	0	0.0	0	0.0	167,815	22.0%	$0	0.0%
2021	0	0	0.0	0	0.0	167,815	22.0%	$0	0.0%
2022	0	0	0.0	0	0.0	167,815	22.0%	$0	0.0%
2023	0	0	0.0	0	0.0	167,815	22.0%	$0	0.0%
2024	0	0	0.0	0	0.0	167,815	22.0%	$0	0.0%
2025	0	0	0.0	0	0.0	167,815	22.0%	$0	0.0%
2026 & Beyond	1	594,009	78.0	17,714,312	100.0	761,824	100.0%	$17,714,312	100.0%
Total	1	761,824	100.0%	$17,714,312	100.0%

(1)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — Novo Nordisk

Operating History and Underwritten Net Cash Flow

	2014	2015	TTM(1)	Underwritten(2)	Fully Funded(3)	PSF(4)	%(4)(5)
Rents in Place	$14,133,182	$14,415,448	$14,722,897	$17,714,312	$23,033,680	$23.25	51.6%
Vacant Income	0	0	0	4,723,992	0	6.20	13.8
Gross Potential Rent	$14,133,182	$14,415,448	$14,722,897	$22,438,305	$23,033,680	$29.45	65.4%
Total Reimbursements	10,544,056	10,146,706	9,876,451	11,891,591	12,023,580	15.61	34.6
Net Rental Income	$24,677,238	$24,562,154	$24,599,348	$34,329,896	$35,057,260	$45.06	100.0%
(Vacancy/Collection Loss)	0	0	0	(4,723,992)	(1,051,718)	(6.20)	(13.8)
Other Income	61,100	0	0	0	0	0.00	0.0
Effective Gross Income	$24,738,338	$24,562,154	$24,599,348	$29,605,904	$34,005,542	$38.86	86.2%
Total Expenses	$10,261,687	$10,163,040	$9,911,492	$11,891,591	$12,023,580	$15.61	40.2%
Net Operating Income	$14,476,650	$14,399,114	$14,687,857	$17,714,312	$21,981,962	$23.25	59.8%
Total TI/LC, Capex/RR	0	0	0	38,091	38,091	0.05	0.1
Net Cash Flow	$14,476,650	$14,399,114	$14,687,857	$17,676,221	$21,943,871	$23.20	59.7%
Average Annual Rent PSF	$18.55	$18.92	$19.33	$23.25	$30.23

(1)	The TTM column represents the trailing twelve months ending May 31, 2016.

(2)	Annual Underwritten Rents in Place and Net Operating Income increases from TTM May 31, 2016 as it includes rent on the first mandatory expansion of 65,174 SF, totaling approximately $2.05 million and rent averaging through September 1, 2021, totaling $973,363.

(3)	The Fully Funded column represents the underwriting upon complete expansion by Novo Nordisk in the remaining 167,815 SF of net rentable area.

(4)	The PSF and % calculations are based on the Underwritten cash flow.

(5)	% column represents percent of Net Rental Income for all revenue lines and represents the percentage of Effective Gross Income for the remainder of the fields.

Property Management. The property is managed by Ivy Realty Services, LLC.

Escrows and Reserves. Note A-2 is currently unfunded; however, the holder of Note A-2 is required to make advances available for (i) approved tenant improvements and leasing commissions (estimated to be $16.6 million) (the “Expansion Space TI/LC Advance”) in connection with the exercise of Novo’s right under its lease to take expansion space (the “Expansion Space”) at the property and (ii) earnout funds (estimated to be $23.0 million) (the “Earnout Advance”). The Earnout Advance will be available to be drawn at such time as Novo accepts the Expansion Space under its lease and commences paying rent for such space. Notwithstanding the foregoing, in the event that the Earnout Advances have not been fully drawn on or prior to October 5, 2019, then, on such date, $4.0 million of the remaining Earnout Advance will be irrevocably waived. The Expansion Space TI/LC Advance will be available at any time prior to July 5, 2021 during the Novo Nordisk Whole Loan term.

At origination, the borrower funded aggregate reserves of $970,510 with respect to the loan, comprised of (i) $931,323 for real estate taxes and (ii) $39,186 for insurance.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which is currently equal to $465,662.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments, currently equal to $19,593. The loan documents do not require monthly escrows for the insurance premiums that Novo pays directly pursuant to the Novo lease as long as (i) the Novo lease is in full force and effect and Novo is the sole tenant at the property, (ii) Novo is obligated to pay the insurance premiums directly pursuant to the terms of the Novo lease and the insurance requirements and coverages set forth under the Novo lease have not been modified and are acceptable to the administrative agent, (iii) there is no event of default existing under the Novo Nordisk Whole Loan beyond any applicable notice and cure period, (iv) there is no monetary default or material nonmonetary default under the Novo lease, (v) Novo Nordisk A/S maintains a long-term unsecured credit rating by a S&P or Moody’s of at least BBB- or the equivalent rating, and (vi) the borrower provides the administrative agent with evidence of timely payment of such insurance premiums. The borrower is required to provide the administrative agent with evidence reasonably satisfactory to the administrative agent that (i) all insurance that the borrower, as landlord under the Novo lease, is responsible to maintain, including but not limited to any expansion space, pursuant to the Novo lease is in full force and effect and (ii) all insurance that the borrower, as tenant under the lease for the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — Novo Nordisk

adjacent helipad (the “Helistop Lease”), is responsible to maintain pursuant to the Helistop Lease is in full force and effect. The rent on the Helistop Lease was a one-time payment in 2004 of $100 for an initial term of fifteen years that extended through July 29, 2019. The borrower is now the tenant under the lease, but there is no further rent payment.

Replacement Reserves – On a monthly basis, the borrower is required to deposit an amount equal to $3,656 for replacement reserves.

Novo Reserve – On each monthly payment date during a Cash Sweep Period (as defined below) that was caused and exists solely due to a Novo Cash Sweep Trigger Event (as defined below), the borrower is required to deposit all excess cash flow generated by the property, after the payment of debt service, required reserves and operating expenses, among other things, for the immediately preceding interest period into a lease sweep reserve.

Lockbox / Cash Management. The Novo Nordisk Whole Loan is structured with a lender-controlled hard lockbox, which is already in place, and in place cash management. The Novo Nordisk Whole Loan requires all rents to be transmitted directly by the tenant into a lockbox account controlled by the lender. Without in any way limiting the foregoing, all rents received by the borrower or manager are required to be deposited into the clearing account within one business day of receipt, including, but not limited to, any rental subsidy amount paid to the borrower pursuant to the Phase I Option Space Reserve Agreement (as defined below).

The “Phase I Option Space Reserve Agreement” is a deferred purchase price mechanism that requires the borrower to deposit any rent subsidy amount it receives into the lockbox account. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed in accordance with the Novo Nordisk Whole Loan documents. Upon the commencement of a Cash Sweep Period (as defined below), excess cash flow will be controlled by the lender. Additionally, from and after the ARD, all excess cash flow with respect to the property is required to pay down the principal of the Novo Nordisk Whole Loan. Such excess cash flow is paid after payment of interest on the Novo Nordisk Whole Loan at the Adjusted Interest Rate.

A “Cash Sweep Period” commences upon any of the following: (i) the occurrence and continuance of an event of default, that is continuing beyond expiration of any applicable grace, notice and/or cure period; (ii) the occurrence of a Novo Cash Sweep Trigger Event; (iii) the failure by the borrower, after the end of a calendar quarter, to maintain a debt service coverage ratio of at least 1.15x; or (iv) the failure by the borrower to repay the Novo Nordisk Whole Loan in full at least one month prior to the ARD. A Cash Sweep Period will end, with respect to clause (i) above, upon the cure of such event of default, provided no other event of default or other event or circumstance that would trigger a Cash Sweep Period has occurred and is continuing; with respect to clause (iii) above, if for six consecutive months since the commencement of the existing Cash Sweep Period (a) no event of default has occurred and is continuing, (b) no other event that would trigger another Cash Sweep Period has occurred and is continuing, and (c) the debt service coverage ratio is at least equal to 1.20x.

A “Novo Cash Sweep Trigger Event” will commence if (i) Novo or Novo Nordisk A/S becomes subject to a bankruptcy proceeding, (ii) Novo goes “dark” or vacates all or substantially all of the property, (iii) Novo is in default beyond any applicable notice, grace and cure periods of any monetary or material non-monetary obligation under the Novo lease, or (iv) the Novo lease or Novo guaranty terminates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — Rentar Plaza

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — Rentar Plaza

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — Rentar Plaza

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — Rentar Plaza

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — Rentar Plaza

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — Rentar Plaza

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Natixis	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$60,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$60,000,000	Property Type - Subtype:	Mixed Use-Office/Retail/Warehouse
% of Pool by IPB:	9.9%	Net Rentable Area (SF):	1,567,208
Loan Purpose:	Refinance	Location:	Middle Village, NY
Borrower:	Vertical Industrial Park Associates, a Limited Partnership	Year Built / Renovated:	1974 / N/A
Sponsors:	Dennis Ratner; Felice Bassin	Occupancy:	100.0%
Interest Rate:	3.4820%	Occupancy Date:	8/1/2016
Note Date:	8/31/2016	Number of Tenants(2):	10
Maturity Date:	9/5/2026	2013 NOI:	$10,871,449
Interest-only Period:	120 months	2014 NOI:	$12,336,364
Original Term:	120 months	2015 NOI:	$12,872,742
Original Amortization:	None	TTM NOI(3):	$13,108,746
Amortization Type:	Interest Only	UW Economic Occupancy:	95.0%
Call Protection(4):	L(27),YM1 or Def(89),O(4)	UW Revenues:	$24,610,323
Lockbox(5):	Hard	UW Expenses:	$11,992,475
Additional Debt(1):	Yes	UW NOI:	$12,617,848
Additional Debt Balance(1):	$72,000,000	UW NCF:	$12,069,325
Additional Debt Type(1):	Pari Passu	Appraised Value / Per SF:	$300,000,000 / $191
Additional Future Debt Permitted:	No	Appraisal Date:	7/19/2016

Escrows and Reserves(6)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$84
Taxes:	$1,311,902	$437,301	N/A	Maturity Date Loan / SF:	$84
Insurance:	$230,316	Springing	N/A	Cut-off Date LTV:	44.0%
Replacement Reserves:	$0	$13,060	N/A	Maturity Date LTV:	44.0%
TI/LC:	$0	$32,650	N/A	UW NCF DSCR:	2.59x
Primary Tenant Reserve:	$0	Springing	N/A	UW NOI Debt Yield:	9.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$132,000,000	100.0%	Payoff Existing Debt(7)	$76,939,636	58.3%
			Closing Costs(8)	18,907,751	14.3
			Upfront Reserves	1,542,218	1.2
			Return of Equity	34,610,395	26.2
Total Sources	$132,000,000	100.0%	Total Uses	$132,000,000	100.0%

(1)	The Rentar Plaza loan is part of a whole loan evidenced by five pari passu senior notes, with an aggregate original principal balance of $132.0 million. The financial information presented in the chart above reflects the cut-off date balance of the $132.0 million Rentar Plaza Whole Loan.

(2)	The property is currently 100.0% leased to 10 tenants. The Middle Village Associates space contains 230,609 SF of sublease space that is 88.1% leased to 15 tenants, as of August 18, 2016.

(3)	Represents the trailing twelve month period ended June 30, 2016.

(4)	The lockout period will be at least 27 payments beginning with and including the first payment date of October 5, 2016. Defeasance of the full Rentar Plaza Whole Loan is permitted at any time after the earlier to occur of (i) 42 months after the origination date and (ii) the date that is two years from the closing date of the securitization that includes the note to be last securitized (the “REMIC Prohibition Period”).

(5)	For a more detailed description of the lockbox, please refer to “Lockbox/Cash Management” below.

(6)	For a more detailed description of escrows and reserves, please refer to “Escrows and Reserves” below.

(7)	The property was previously securitized in the WFRBS 2011-C2 transaction.

(8)	Closing cost includes approximately $15.3 million of defeasance cost.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — Rentar Plaza

The Loan. The Rentar Plaza loan, which is part of a larger split whole loan, is a first mortgage loan secured by the fee interest in a 1,567,208 SF mixed use property located in Middle Village, New York.

The Rentar Plaza whole loan is comprised of five pari passu senior notes, Note A-1, Note A-2, Note A-3, Note A-4 and Note A-5, with an aggregate outstanding principal balance as of the cut-off date of $132.0 million (the “Rentar Plaza Whole Loan”). Note A-1 and Note A-4, which have a combined outstanding principal balance as of the cut-off date of approximately $60.0 million, are being contributed to the CSMC 2016-NXSR Commercial Mortgage Trust. Note A-2 and Note A-3, which have an aggregate outstanding principal balance as of the cut-off date of $60.0 million, were contributed to the WFCM 2016-NXS6 Commercial Mortgage Trust. Note A-5, which has an outstanding principal balance as of the cut-off date of approximately $12.0 million, is currently held by Natixis and is expected to be contributed to one or more future securitization. Note A-1 is the controlling note, and the trustee of the CSMC 2016-NXSR Commercial Mortgage Trust will be entitled to exercise all rights of the holder of the controlling note with respect to the Rentar Plaza Whole Loan; however, the holder of Notes A-2, A-3 and A-5 will be entitled, under certain circumstances, to consult with the holder of the controlling note with respect to certain major decisions. The Rentar Plaza Whole Loan has a 10-year term and is interest-only for the entire term.

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1, A-4	$60,000,000	$60,000,000	CSMC 2016-NXSR	Yes
Note A-2, A-3	60,000,000	60,000,000	WFCM 2016-NXS6	No
Note A-5	12,000,000	12,000,000	Natixis	No
Total	$132,000,000	$132,000,000

The Borrower. The borrowing entity for the Rentar Plaza Whole Loan is Vertical Industrial Park Associates, a Limited Partnership and special purpose entity.

The Sponsors. The borrower is owned by Dennis Ratner and Felice Bassin, who are the Co-Presidents of Rentar Development Corporation (“RDC”), a fully integrated management and development company. RDC has developed and managed over 3.0 million SF of industrial and retail space and over 1.0 million SF of condominiums and high-end single family homes, mainly in the New York Area, since the mid-1960s. In addition to the property, RDC’s commercial and industrial properties include the Flatlands Industrial Park, New York City’s first industrial park. The Flatlands Industrial Park was developed in stages on 100 acres of raw land in Brooklyn, New York. RDC’s current portfolio of Flatlands buildings includes approximately 1.2 million SF of warehouse space. Dennis Ratner and Felice Bassin serve as the nonrecourse carve-out guarantors for the Rentar Plaza Whole Loan.

The Property. The Rentar Plaza property is an approximately 1.6 million SF, mixed use office/retail/warehouse property and is located in Middle Village, Queens, New York, 5.2 miles east of Manhattan. The property is accessible via public transportation with the M subway line one block east of the property and multiple bus stops within a block radius. The sponsor has owned the property since its construction in 1974. The property contains three stories, and was built with access ramps large enough to allow trucks to access the rooftop parking lot and grade-level loading docks. The first and second floors have 24-foot ceiling heights, while the lower level has a 33-foot ceiling height. On the lower level and the first floor, the bay size is 26 feet by 28 feet, while on the second level the bays are 26 feet by 52 feet. There are 14 electronically-operated steel overhead doors with 28 interior truck bays in the front of the building, approximately 54 loading docks at the rear of the building and approximately 32 loading docks on the second level. The property is situated on approximately 22.0 acres and includes a total of 1,999 parking spots (1,017 at the rear and 982 on the roof of the building), reflecting an overall parking ratio of 1.3 spaces per 1,000 SF of rentable area or 3.2 spaces per 1,000 SF of retail rentable area. According to the sponsors, they have spent over $2.7 million of capital improvements on the property over the past five years and plan to spend an additional $2.5 million over the next three years.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — Rentar Plaza

The property features warehouse space (57.3% of net rentable area), big box retail space (40.3% of net rentable area) and office space (2.5% of net rentable area) and was 100.0% occupied by ten tenants as of August 1, 2016. The industrial component is primarily occupied by the City of New York, while the retail element is leased to Raymour and Flanigan, BJ’s (sublease), Toys “R” Us and Kmart. The property has been 100.0% occupied since at least 2004. 91% of the tenants have been in occupancy at the property for at least 20 years.

Historical and Current Occupancy(1)

2011(2)	2012(2)	2013(2)	2014(2)	2015(2)	Current(3)
100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

(1)         Information obtained from the borrower.

(2)	Historical occupancies are as of December 31 of each respective year.

(3)	Based on the underwritten rent roll.

The Market. The Rentar Plaza property is located in Middle Village, New York on Metropolitan Avenue, approximately 5.2 miles southeast of midtown Manhattan. To the east and west of the property are retail and commercial properties, and directly across Metropolitan Avenue is a cemetery. The property is accessible from Manhattan, Eastern Long Island and Brooklyn by the Long Island Expressway and Woodhaven Boulevard. Bus service is provided along Metropolitan Avenue, and a subway stop for the M subway line is located one block east of the property. LaGuardia Airport is also located 6.9 miles to the north of the property in Queens, and JFK International Airport is located 7.9 miles to the southeast, also in Queens. Middle Village is mostly comprised of residential developments that range from one and two-family homes to mid-rise multifamily developments. According to the appraisal, the population of Queens is approximately 2.3 million people and Middle Village has an estimated population of 37,246 with an estimated average household income of $90,610.

According to a third party market research report, the property is situated within the Central Queens industrial/retail submarket of the Long Island market. According to a third party market research report, as of the third quarter of 2016, the industrial submarket contained a total office inventory of approximately 20.4 million SF, overall vacancy rate of 2.3% and average asking rent of $17.59 PSF on a triple net basis. According to a third party market research report, as of the third quarter of 2016, the retail submarket contained a total retail inventory of approximately 14.1 million SF, overall vacancy rate of 3.1% and average asking rent of $41.97 PSF, on a triple net basis.

The in-place rent at the property is $10.47 PSF, which represents a 68% discount compared to the blended market rent concluded by the appraiser. The property’s comparable set includes both industrial and retail properties and are outlined in the charts below and on the next page.

Industrial Lease Comparables(1)

Property	Year Built / Renovated	Net Rentable Area (SF)	Total Occupancy	Lease Area	Quoted Rental Rate PSF	Expense Basis
Rentar Plaza(2)	1974	1,567,208	100%	120,000	$9.25	NNN
58-94 54th Street, Flushing	1920 / N/A	17,000	100%	17,000	$20.00	NNN
200 Stewart Avenue, Brooklyn	1959 / N/A	32,000	100%	32,000	$20.00	NNN
39-34 43rd Street, LIC(3)	1972 / 1998	98,000	100%	53,000	$18.00	Modified Gross
30-30 47th Avenue, LIC(3)	1926 / 1996	1,083,560	72%	62,044	$26.00	Modified Gross
17-17 Troutman St., Ridgewood	1949 / N/A	425,925	82%	75,000	$18.00	Modified Gross
600 Flushing Avenue, Brooklyn	1930 / 2004-2007	600,000	22%	600,000	$24.00	NNN

(1)	Source: Appraisal and other third party reports.
(2)	The lease represented for Rentar Plaza is the lease for the City of New York – DOT tenant.
(3)	Long Island City or “LIC”.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — Rentar Plaza

Retail Lease Comparables(1)

Property	Year Built / Renovated	Net Rentable Area (SF)	Total Occupancy	Lease Area	Quoted Rental Rate PSF	Expense Basis
Rentar Plaza(2)	1974	1,567,208	100%	45,644	$19.59	NNN
445 Albee Square Brooklyn, NY	2016 U/C	675,000	84% leased	108,885	$27.00	NNN
501 Gateway Drive, Brooklyn, NY	2014 / N/A	602,064	100%	75,000	$35.00	NNN
501 Gateway Drive, Brooklyn, NY	2014 / N/A	602,064	100%	90,000	$28.00	NNN
184 West 237th Street, Bronx, NY	2015 / N/A	120,860	100%	120,860	$40.00	NNN
517 E 117th Street, New York, NY	2009 / N/A	500,000	98%	55,000	$40.00	Sublease
165-40 Baisley Blvd, Jamaica, NY	1962 / N/A	255,978	56%	60,000	$35.00	NNN

(1)	Source: Appraisal.
(2)	The lease represented for Rentar Plaza is the lease for the Toys “R” Us tenant.

Tenant Summary

Tenant	Ratings Moody’s/ S&P/Fitch(1)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(2)	Sales PSF(3)	Occupancy Costs(3)	Lease Expiration Date

City of New York - DS/BOE(4)	Aa2/AA/AA	516,115	32.9%	Various	N/A	N/A	2/9/2021
Middle Village Associates(5)	NR/NR/NR	265,000	16.9%	$10.75	N/A	N/A	9/30/2024
Raymour and Flanigan	NR/NR/NR	174,000	11.1%	$12.43	N/A	N/A	3/31/2024
Kmart	NR/NR/NR	146,821	9.4%	$12.26	$155	12.2%	1/31/2019
City of New York - DOT(6)	Aa2/AA/AA	120,000	7.7%	$9.25	N/A	N/A	9/30/2018
Metropolitan Museum of Art	NR/NR/NR	108,650	6.9%	$9.33	N/A	N/A	7/31/2020
ABCO Refrigeration Supply Corp	NR/NR/NR	86,500	5.5%	$9.50	N/A	N/A	12/31/2023
Bloomberg L.P.	NR/NR/NR	66,000	4.2%	$12.50	N/A	N/A	3/31/2018
Toys “R” Us	B3/B-/CCC	45,644	2.9%	$19.59	N/A	N/A	1/31/2023
City of New York - DOC	Aa2/AA/AA	38,478	2.5%	$14.36	N/A	N/A	11/11/2018

(1)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(2)	The underwritten Base Rent includes contractual rent steps through August 31, 2017, totaling $491,029.

(3)	Sales PSF and Occupancy Costs are for the trailing 12-month period ending December 31, 2015.

(4)	City of New York – DS/BOE leases two spaces at the property. The combined Net Rentable Area is shown in the Tenant Summary table above. In one space, City of New York – DS/BOE leases 486,115 SF (31.0% of the NRA) for a base rent of $9.50 PSF expiring on February 9, 2021. In the other space, City of New York – DS/BOE leases 30,000 SF (1.9% of the NRA) for a base rent of $8.50 expiring on February 9, 2021.

(5)	Middle Village Associates space contains 230,609 SF of sublease space that is 88.1% leased to 15 tenants, as 8/18/ 2016, for a total annual base rent of $4,400,639 ($16.61 PSF). The three largest sublease tenants are BJ’s Wholesale Club, Inc. (135,254 SF, $19.10 PSF, expires September 30, 2024), Alfa Management Group, Inc. (27,378 SF, $17.97 PSF, expires October 31, 2023) and Jennifer Convertibles, Inc. (11,700 SF, $23.00 per PSF, expires June 30, 2025).

(6)	City of New York - DOT has the right to terminate their lease at any time upon 180 days prior written notice.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — Rentar Plaza

Lease Rollover Schedule(1)(2)

Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2016	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2017	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2018	3	224,478	14.3	2,487,414	14.7	224,478	14.3%	$2,487,414	14.7%
2019	1	146,821	9.4	1,800,000	10.7	371,299	23.7%	$4,287,414	25.4%
2020	1	108,650	6.9	1,013,705	6.0	479,949	30.6%	$5,301,119	31.4%
2021	1	516,115	32.9	4,873,093	28.8	996,064	63.6%	$10,174,211	60.2%
2022	0	0	0.0	0	0.0	996,064	63.6%	$10,174,211	60.2%
2023	2	132,144	8.4	1,715,864	10.2	1,128,208	72.0%	$11,890,075	70.4%
2024	2	439,000	28.0	5,010,750	29.6	1,567,208	100.0%	$16,900,825	100.0%
2025	0	0	0.0	0	0.0	1,567,208	100.0%	$16,900,825	100.0%
2026 & Beyond	0	0	0.0	0	0.0	1,567,208	100.0%	$16,900,825	100.0%
Total	10	1,567,208	100.0%	$16,900,825	100.0%

(1)	Based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

Operating History and Underwritten Net Cash Flow

	2013	2014	2015	TTM(1)	Underwritten	PSF	%(2)
Rents in Place(3)(4)	$13,756,234	$15,147,954	$15,568,805	$15,901,261	$16,900,825	$10.78	65.2%
Vacant Income	0	0	0	0	0	0.00	0.0
Gross Potential Rent	$13,756,234	$15,147,954	$15,568,805	$15,901,261	$16,900,825	$10.78	65.2%
Total Recoveries	7,745,665	8,300,576	8,866,301	8,460,371	8,982,760	5.73	34.7
Other Income	17,740	18,043	18,307	22,019	22,019	0.01	0.1
Net Rental Income	$21,519,639	$23,466,573	$24,453,413	$24,383,651	$25,905,603	$16.52	100.0%
(Vacancy/Collection Loss)(5)	0	0	0	0	(1,295,280)	(0.83)	(5.0)
Effective Gross Income	$21,519,639	$23,466,573	$24,453,413	$24,383,651	$24,610,323	$15.70	95.0%
Total Expenses	$10,648,190	$11,130,209	$11,580,671	$11,274,905	$11,992,475	$7.65	48.7%
Net Operating Income(4)	$10,871,449	$12,336,364	$12,872,742	$13,108,746	$12,617,848	$8.05	51.3%
Total TI/LC, Capex/RR	0	0	0	0	548,523	0.35	2.2
Net Cash Flow	$10,871,449	$12,336,364	$12,872,742	$13,108,746	$12,069,325	$7.70	49.0%

(1)	The TTM column represents the trailing twelve months ending June 30, 2016.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents the percentage of Effective Gross Income for the remainder of the fields.

(3)	Underwritten Rents in Place includes contractual rent steps through August 31, 2017, totaling $491,029.

(4)	The 2014 Rents in Place and Net Operating Income increases are due to rent bumps. In particular, Raymour and Flanigan increased by $985,188 and Kmart rent increased by $588,665.

(5)	The underwritten economic vacancy is 5.0%. The property was 100.0% occupied as of August 1, 2016.

Property Management. The property is managed by Rentar Development Corp., an affiliate of the sponsor.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately $1,311,902 for real estate taxes and $230,316 for insurance premiums.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, currently equal to $437,301.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — Rentar Plaza

Replacement Reserves - On a monthly basis, the borrower is required to deposit approximately $13,060 for Replacement Reserves.

TI/LC Reserves - On a monthly basis, the borrower is required to deposit approximately $32,650 for TI/LC reserves.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived provided that the borrower deposits and maintains an amount equal to four months’ worth of such deposits; and (i) no event of default has occurred and is continuing; (ii) insurance is provided via one or more blanket insurance policies; and (iii) the borrower provides the lender with timely proof of payment of insurance premiums.

In addition, following the occurrence of a Primary Tenant Event (as defined below), the loan documents require monthly deposits of an amount equal to one-sixth of the annual base rent payable by the applicable Primary Tenant(s) (as defined below) until such time as either (i) a Primary Tenant Event Cure (as defined below) has occurred or (ii) an amount equal to the annual base rent for the applicable Primary Tenant(s) has been deposited.

A “Primary Tenant” means initially any of City of New York - DS/BOE, Middle Village Associates, Kmart, City of New York – DOT and, thereafter, any acceptable replacement tenant occupying all or substantially all of the respective Primary Tenant premises.

A “Primary Tenant Event” will commence (i) upon the date that is 12 months prior to the expiration date of any Primary Tenant lease unless such Primary Tenant lease has been extended; (ii) upon the latest date on which a Primary Tenant must exercise any renewal option available under a Primary Tenant lease if such date is earlier than the date that is 12 months prior to the expiration of such Primary Tenant lease; (iii) if any Primary Tenant gives notice of its intention to terminate its lease; (iv) if a Primary Tenant becomes the subject of a bankruptcy action; (v) if Kmart “goes dark” at its demised space; or (vi) a monetary or material non-monetary default has occurred under a Primary Tenant lease but subject to applicable notice and grace periods; provided, however, the lender acknowledges that the current dispute between Kmart and the borrower concerning responsibility to fix damage to the vermaport is not a material non-monetary default under a Primary Tenant lease.

A “Primary Tenant Event Cure” of a Primary Tenant Event will occur if a Primary Tenant Replacement Event (as defined below) has occurred; and with respect to clause (i), (ii) or (iii), if the borrower has deposited an amount equal to one year of base rent under the applicable Primary Tenant lease; or with respect to clause (iv), if the bankruptcy action of the Primary Tenant is dismissed and the Primary Tenant lease is affirmed; with respect to clause (v), if the Primary Tenant re-opens for business for a continuous period of not less than three months; or with respect to clause (vi), if the default under the Primary Tenant lease is cured.

A “Primary Tenant Replacement Event” means the termination of any Primary Tenant lease and the borrower entering into one or more new leases for all or substantially all of such Primary Tenant premises with acceptable replacement tenants and upon such terms and conditions as are reasonably acceptable to the lender in all material respects.

Lockbox / Cash Management. The loan is structured with a hard lockbox account, which is already in place, and springing cash management. The Rentar Plaza Whole Loan requires all rents to be deposited directly by tenants of the property into the lockbox account. Prior to the occurrence of a Cash Management Period (as defined below), all funds in the lockbox account will be swept to the borrower’s operating account. During a Cash Management Period, all funds in the lockbox account will be swept to a lender-controlled cash management account.

A “Cash Management Period” will commence upon the earlier of (i) the occurrence of an event of default under the loan that remains uncured after notice and the expiration of any applicable grace period, and (ii) the debt service coverage ratio falling below 1.10x at the end of any calendar quarter. A Cash Management Period will end with respect to clause (ii) above, if for six consecutive months following the commencement of the existing Cash Management Period (a) no event of default has occurred; (b) no event that would trigger another Cash Management Period has occurred; and (c) the debt service coverage ratio is at least 1.15x.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — Gurnee Mills

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — Gurnee Mills

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — Gurnee Mills

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — Gurnee Mills

Mortgage Loan Information	Property Information

Mortgage Loan Seller(1):	Column	Single Asset / Portfolio:	Single Asset
Original Principal Balance(2):	$60,000,000	Title:	Fee
Cut-off Date Principal Balance(2):	$59,833,177	Property Type - Subtype:	Retail – Super Regional Mall
% of Pool by IPB:	9.9%	Net Rentable Area (SF) (3):	1,683,915
Loan Purpose:	Refinance	Location:	Gurnee, IL
Borrower:	Mall at Gurnee Mills, LLC	Year Built / Renovated:	1991 / 2014
Sponsor:	Simon Property Group, L.P.	Occupancy:	91.1%
Interest Rate:	3.9900%	Occupancy Date:	9/22/2016
Note Date:	9/27/2016	Number of Tenants:	159
Maturity Date:	10/1/2026	2013 NOI:	$25,964,013
Interest-only Period:	0 months	2014 NOI:	$27,475,772
Original Term:	120 months	2015 NOI:	$27,801,962
Original Amortization:	360 months	TTM NOI(4):	$28,050,715
Amortization Type:	Balloon	UW Economic Occupancy(5):	86.6%
Call Protection(6):	L(26),Def(87),O(7)	UW Revenues:	$40,778,955
Lockbox(7):	Hard	UW Expenses:	$14,098,029
Additional Debt:	Yes	UW NOI:	$26,680,926
Additional Debt Balance:	$215,000,000	UW NCF:	$25,099,266
Additional Debt Type:	Pari Passu	Appraised Value / Per SF:	$417,000,000 / $248
Additional Future Debt Permitted:	No	Appraisal Date:	8/23/2016

Escrows and Reserves(8)	Financial Information(2)

	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF(3):	$163
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF(3):	$130
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	65.8%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	52.4%
TI/LC:	$0	Springing	N/A	UW NCF DSCR:	1.60x
				UW NOI Debt Yield:	9.7%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(2)	$275,000,000	85.1%	Payoff Existing Debt(9)	$322,543,428	99.8%
Sponsor Equity	48,328,282	14.9	Closing Costs	784,854	0.2

Total Sources	$323,328,282	100.0%	Total Uses	$323,328,282	100.0%

(1)	The Gurnee Mills Whole Loan was co-originated by Column Financial, Inc., Wells Fargo Bank, National Association and Regions Bank.
(2)	The Gurnee Mills loan is part of a whole loan evidenced by seven pari passu senior notes, with an aggregate original principal balance of $275.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the approximately $274.2 million of the Gurnee Mills Whole Loan.

(3)	Net Rentable Area (SF) is not inclusive of square footage associated with the Marcus Cinema, Burlington Coat Factory or Value City Furniture which are not part of the collateral.

(4)	Represents trailing twelve months ending July 31, 2016.

(5)	As of September 22, 2016, the property was 91.1% leased and 81.9% occupied. The leased percentage includes the Simon Master Lease (as defined below) (2.8% of net rentable area), Floor & Décor and three other tenants who have not yet taken occupancy, all totaling 9.2% of the net rentable area.

(6)	The lockout period will be at least 26 payment dates beginning with and including the first payment date of November 1, 2016. Defeasance of the full $275.0 million Gurnee Mills Whole Loan is permitted after the earlier to occur of (i) November 1, 2019 and (ii) the date that is two years from the closing date of the securitization that includes the note to be last securitized (the “REMIC Prohibition Period”). If the REMIC Prohibition Period has not expired by November 1, 2019, the borrower is permitted to prepay the Gurnee Mills Whole Loan in whole, but not in part, with the payment of a yield maintenance premium.

(7)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.

(8)	For a full description of escrows and reserves, please refer to “Escrows and Reserves” below.

(9)	The Gurnee Mills property was previously securitized in JPMCC 2007-CB20 and JPMCC 2007-C1.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — Gurnee Mills

The Loan. The Gurnee Mills loan, which is part of a larger split whole loan, is a first mortgage loan secured by the fee interest in a 1,683,915 SF super regional mall located in Gurnee, Illinois. The loan has a 10-year term and amortizes on 30-year schedule. The whole loan was co-originated by Column Financial, Inc., Wells Fargo Bank, National Association and Regions Bank and has an outstanding principal balance as of the Cut-off Date of approximately $274.2 million (the “Gurnee Mills Whole Loan”), and is comprised of seven pari passu senior notes, Note A-1A, Note A-1B, Note A-2A, Note A-2B, Note A-3A, Note A-3B and Note A-4. The Note A-1A which has an outstanding principal balance as of the Cut-off Date of approximately $74.8 million and was contributed to the CSAIL 2016-C7 Commercial Mortgage Trust. As the holder of the Note A-1A (the “Controlling Noteholder”), the trustee of the CSAIL 2016-C7 Commercial Mortgage Trust (or, prior to the occurrence and continuance of a control termination event under the CSAIL 2016-C7 pooling and servicing agreement, the CSAIL 2016-C7 controlling class representative) is entitled to exercise all of the rights of the Controlling Noteholder with respect to the Gurnee Mills Whole Loan. The Notes A-1B and the Note A-3A, which have an outstanding principal balance as of the Cut-off Date of approximately $59.8 million and are being contributed to the CSMC 2016-NXSR Commercial Mortgage Trust, along with the holders of the Notes A-2A, A-2B, A-3B and A-4 are entitled, under certain circumstances, to consult with the Controlling Noteholder with respect to certain major decisions.

Whole Loan Note Summary

	Original Balance	Note Holder	Note in Controlling Securitization
Note A-1A	$75,000,000	CSAIL 2016-C7	Yes
Note A-1B	35,000,000	CSMC 2016-NXSR	No
Note A-2A	80,000,000	WFCM 2016-C36	No
Note A-2B	25,000,000	WFCM 2016-LC25	No
Note A-3A	25,000,000	CSMC 2016-NXSR	No
Note A-3B	5,000,000	Regions Bank	No
Note A-4	30,000,000	Regions Bank	No
Total	$275,000,000

The Borrower. The borrowing entity for the Gurnee Mills Whole Loan is Mall at Gurnee Mills, LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The loan’s sponsor is Simon Property Group, L.P. (“Simon”). Simon is a wholly-owned subsidiary of Simon Property Group Inc., a publicly traded REIT (NYSE: SPG, S&P: A, Moody’s: A3) that is focused on retail property ownership and management. Simon Property Group Inc. is the largest publicly traded real estate company in the world. Simon serves as the nonrecourse carve-out guarantor for the Gurnee Mills Whole Loan, subject to the borrower’s right to replace the guarantor with a replacement guarantor in accordance with the loan documents. The liability of Simon (or any guarantor that replaces Simon in accordance with the loan agreement) under the nonrecourse carve-out guaranty is capped at $55.0 million plus reasonable collection costs.

The Property. Gurnee Mills is an approximately 1.9 million SF, super regional mall located in Gurnee, Illinois. Approximately 1.7 million SF of the Gurnee Mills mall serves as collateral for the Gurnee Mills Whole Loan. The property is situated on a 233.5-acre parcel of land and was originally built in 1991 and later renovated in 2014. The Gurnee Mills property is anchored by Marcus Cinema (not part of the collateral), Burlington Coat Factory (not part of the collateral) and Value City Furniture (not part of the collateral), Bass Pro Shops Outdoor World, Sears Grand, Floor & Décor, Kohl’s and Macy’s. Junior anchors at the property include Forever 21, Marshalls HomeGoods, Rink Side, Last Call Neiman Marcus, Bed Bath & Beyond / Buy Buy Baby, Off Broadway Shoes, Rainforest Café and Saks Fifth Avenue Off 5th, among others.

As of September 22, 2016, the Gurnee Mills property was 91.1% leased and 81.9% occupied by 159 tenants, excluding temporary and non-collateral tenants. The leased percentage includes the Simon Master Lease (as defined below) (2.8% of net rentable area), Floor & Décor and three other tenants that have not yet taken occupancy, all totaling 9.2% of net rentable area combined. Sports Authority previously occupied 46,892 square feet (2.8% of net rentable area) but declared bankruptcy and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — Gurnee Mills

vacated the Gurnee Mills property in 2016. Simon Property Group, Inc. has executed a 10-year master lease for this space, and the recently dark TJ Maxx space, at a rent of $700,000, which will burn off on a dollar-for-dollar basis once they have a signed lease or leases and a tenant (or tenants) is in occupancy and paying full, unabated rent for one or both of the spaces (the “Simon Master Lease”).

The Market. The Gurnee Mills property is located in the Village of Gurnee, approximately 40 miles north of Chicago’s central business district, in Lake County, Illinois. The community is best known for the Six Flags Great America, a major regional theme park. The property, together with Six Flags Great America, draw 26 million visitors annually. As of year-end 2015, the estimated population within a 5-, 10- and 15-mile radius of the property was 122,401, 454,466 and 739,314, respectively. As of year-end 2015, the average household incomes within a 5-, 10- and 15-mile radius were $102,298, $94,579, and $103,865, respectively. According to the appraisal, competitive properties in the area maintained a vacancy rate of 11.8%. The appraisal shows the property’s current Outlet Center and Traditional Mall Competition consists of seven properties detailed in the table below.

Competitive Set Summary(1)

Property	Year Built / Renovated	Total GLA (SF)	Est. Occ.	Proximity (miles)	Anchor Tenants
Gurnee Mills(2)	1991 / 2014	1,934,721	92.3%		Sears Grand, Bass Pro Shops Outdoor World, Macy’s, Kohl’s, Floor & Decor
Outlet Center Competition
Fashion Outlets of Chicago	2013	528,112	98.0%	29.0	Bloomingdale’s Outlet, Forever 21, Last Call Neiman Marcus, Nike, Saks Fifth Avenue Off 5th
Chicago Premium Outlets	2004 / 2015	690,000	97.0%	44.0	Nike, Polo, Ann Taylor, Adidas, Timberland, Eddie Bauer, Gap, Saks Fifth Avenue - Off 5th, J.Crew, Coach, Old Navy, Under Armour
Pleasant Prairie Premium Outlets	1988 / 2006	776,000	98.0%	8.7	Nike, Gap, Hilfiger, Under Armour, Coach, Adidas, Timberland, Jockey, Bass, Polo, J.Crew, Banana
Huntley Outlet Center	1994 / 2005	279,387	80.0%	30.3	Eddie Bauer, Reebok, Carters, Gap, Bose, Banana Republic, Aeropostale
Traditional Mall Competition
Hawthorn Center	1973 / 2014/2015	1,329,555	93.0%	10.0	Sears, Macy’s, JCPenney, Carson Pirie Scott
Woodfield Mall	1999 / 2016	2,208,000	95.0%	24.0	Nordstrom, Lord & Taylor, JCPenney, Sears, Macy’s
Old Orchard	1956 / 1995	1,740,000	94.0%	25.0	Nordstrom, Lord & Taylor, Macy’s, Bloomingdale’s, Cinema, Barnes & Noble

(1)	Based on the appraisal and the underwritten rent roll dated September 22, 2016.
(2)	SF and Est. Occ. includes non-collateral anchors.

Historical and Current Occupancy(1)(2)

2013(3)	2014(3)	2015(3)	Current(4)
95.2%	95.8%	95.1%	91.1%

(1)	Includes collateral tenants only.
(2)	The current occupancy does not include any temporary tenants or non-collateral tenants. Including temporary tenants, occupancy in 2013, 2014, 2015 and as of September 22, 2016 was 98.2%, 98.9%, 97.6% and 94.8%, respectively.

(3)	Historical occupancies are as of December 31 of each respective year.

(4)	Based on the underwritten rent roll. As of September 22, 2016, the Gurnee Mills property was 81.9% occupied and 91.1% leased. The leased percentage includes the Simon Master Lease, Floor & Décor and three other tenants that have signed leases but not yet taken occupancy, all totaling 9.2% of net rentable area combined.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — Gurnee Mills

Historical In-line Sales and Occupancy Costs(1)

	2013	2014	2015	TTM
In-line Sales PSF(2)	$332	$337	$353	$347
Occupancy Costs	13.7%	15.0%	14.5%	15.2%

(1)	In-line Sales PSF and Occupancy Costs are for comparable tenants less than 10,000 SF that reported full year sales.
(2)	TTM represents the trailing twelve-month period ending in July 31, 2016.

Non-Owned Anchors

Anchor	Ratings (M/S/F)	Net Rentable Area
Marcus Cinema	NR/NR/NR	88,707
Burlington Coat Factory	Ba3/NR/NR	82,320
Value City Furniture	NR/NR/NR	79,779

Tenant Summary(1)

Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Most Recent Sales PSF(3)	Lease Expiration Date
Sears Grand	Caa1/ CCC+/CC	201,439	12.0%	$5.00	4.6%	$71	4/30/2019
Bass Pro Shops Outdoor World	Ba3/BB-/NR	137,201	8.1%	$10.15	6.3%	$189	8/31/2018
Macy’s(4)	Baa2/BBB/BBB	130,000	7.7%	$0.00	0.0%	$134	1/31/2039
Kohl’s(5)	Baa2/BBB/BBB	111,675	6.6%	$5.95	3.0%	$176	9/2/2024
Floor & Décor(6)	B2/NR/NR	105,248	6.3%	$9.25	4.4%	N/A	9/30/2026
Bed Bath & Beyond	Baa1/BBB+/NR	60,317	3.6%	$7.50	2.1%	$143	1/31/2023
Marshalls HomeGoods	A2/A+/NR	60,000	3.6%	$9.75	2.7%	$212	1/31/2022
Rink Side(7)	NR/NR/NR	55,970	3.3%	$8.58	2.2%	$32	12/31/2016
Last Call Neiman Marcus	NR/NR/NR	30,462	1.8%	$15.00	2.1%	$166	1/31/2020
Saks Fifth Avenue Off 5th	NR/NR/NR	28,108	1.7%	$9.10	1.2%	$105	6/30/2019
Forever 21	NR/NR/NR	24,107	1.4%	$28.82	3.1%	$183	1/31/2024

(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Most Recent Sales PSF are based on the trailing twelve-month period ending December 31, 2015. Occupancy cost for the tenants listed are as follows: Sears Grand (8.6%); Bass Pro Shops Outdoor World (5.4%); Bed Bath & Beyond (8.9%); Marshalls HomeGoods (5.2%); Rink Side (28.8%), Last Call Neiman Marcus (9.1%); Saks Fifth Avenue Off 5th (11.0%); Forever 21 (16.8%).

(4)	Macy’s owns its own improvements. Macy’s pays solely reimbursements currently. It is also required to pay percentage rent, which is calculated based on a percentage of sales above $26.0 million.

(5)	Kohl’s owns its own improvements; base rent is reflective of ground rent.

(6)	Floor & Décor is still completing its buildout and is not yet in occupancy but began paying rent on October 1, 2016. It’s scheduled to open for business in January 2017.

(7)	Rink Side recently exercised its automatic five-year lease renewal option, extending their lease to December 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — Gurnee Mills

Lease Rollover Schedule(1)(2)

Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	149,764	8.9%	NAP	NAP	149,764	8.9%	NAP	NAP
MTM	3	11,475	0.7	$311,601	1.4%	161,239	9.6%	$311,601	1.4%
2016	3	79,477	4.7	516,766	2.3	240,716	14.3%	$828,367	3.8%
2017	26	69,784	4.1	2,515,793	11.4	310,500	18.4%	$3,344,160	15.2%
2018	23	199,595	11.9	3,392,943	15.4	510,095	30.3%	$6,737,103	30.6%
2019	16	278,979	16.6	2,716,434	12.3	789,074	46.9%	$9,453,537	42.9%
2020	14	77,358	4.6	1,645,599	7.5	866,432	51.5%	$11,099,136	50.3%
2021	15	73,185	4.3	1,957,735	8.9	939,617	55.8%	$13,056,871	59.2%
2022	4	72,578	4.3	939,095	4.3	1,012,195	60.1%	$13,995,966	63.5%
2023	15	107,168	6.4	1,853,045	8.4	1,119,363	66.5%	$15,849,011	71.9%
2024	23	223,371	13.3	3,667,843	16.6	1,342,734	79.7%	$19,516,854	88.5%
2025	8	20,126	1.2	522,412	2.4	1,362,860	80.9%	$20,039,266	90.9%
2026 & Beyond	9	321,055	19.1	2,017,088	9.2	1,683,915	100.0%	$22,056,354	100.0%
Total	159	1,683,915	100.0%	$22,056,354	100.0%

(1)	Based on the underwritten rent roll.
(2)	Lease Rollover Schedule is not inclusive of the square footage associated with the Marcus Cinema, Burlington Coat Factory and Value City Furniture boxes. The Marcus Cinema, Burlington Coat Factory and Value City Furniture land and improvements are tenant owned with no significant attributable base rent.

Operating History and Underwritten Net Cash Flow

	2013	2014	2015	TTM(1)	Underwritten	PSF	%(2)
Rents in Place(3)	$20,520,014	$22,641,489	$22,716,688	$22,207,409	$22,056,354	$13.10	48.1%
Vacant Income	0	0	0	0	6,159,895	3.66	13.4
Gross Potential Rent	$20,520,014	$22,641,489	$22,716,688	$22,207,409	$28,216,249	$16.76	61.6%
Percentage/Overage Rent	542,881	339,800	599,424	989,722	979,159	0.58	2.1
Reimbursements	12,522,737	13,642,927	13,955,041	14,065,465	13,088,291	7.77	28.6
Specialty Leasing Income(4)	4,339,492	3,638,788	3,421,783	3,392,678	3,523,393	2.09	7.7
Net Rental Income	$37,925,124	$40,263,004	$40,692,936	$40,655,274	$45,807,093	$27.20	100.0%
(Vacancy/Collection Loss)(5)	0	0	0	0	(6,159,895)	(3.66)	(13.4)
Other Income(6)	1,200,144	1,201,801	1,068,511	1,111,763	1,131,757	0.67	2.5
Effective Gross Income	$39,125,268	$41,464,805	$41,761,447	$41,767,037	$40,778,955	$24.22	89.0%
Total Expenses	$13,161,255	$13,989,033	$13,959,485	$13,716,322	$14,098,029	$8.37	34.6%
Net Operating Income	$25,964,013	$27,475,772	$27,801,962	$28,050,715	$26,680,926	$15.84	65.4%
Total TI/LC, Capex/RR	0	0	0	0	1,581,660	0.94	3.9
Net Cash Flow	$25,964,013	$27,475,772	$27,801,962	$28,050,715	$25,099,266	$14.91	61.5%

(1)	Represents the trailing twelve-month period ending July 31, 2016.
(2)	% column represents percent of Net Rental Income for all revenue lines and percent of Effective Gross Income for the remainder of fields.

(3)	Annual Underwritten Rents in Place PSF include contractual rent steps through August 2017 totaling $315,690.

(4)	Specialty Leasing Income includes income from temporary tenants, kiosks and signage at the Gurnee Mills property.

(5)	The underwritten economic vacancy is 13.4%. The Gurnee Mills property was 81.9% occupied and 91.1% leased as of September 22, 2016. The leased percentage includes the Simon Master Lease (2.8% of net rentable area), Floor & Décor and three other tenants who have not yet taken occupancy, all totaling 9.2% of net rentable area combined.

(6)	Underwritten Other Income includes storage income, sponsorship, local marketing and other miscellaneous income items.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — Gurnee Mills

Property Management. The property is managed by Simon Management Associates II, LLC, an affiliate of the borrower.

Escrows and Reserves.

Tax Escrows - The requirement for the borrower to make monthly deposits into the tax escrow is waived so long as (i) no Lockbox Event (as defined below) has occurred and is continuing and (ii) the borrower does not (a) fail to pay all taxes prior to the assessment of any late payment penalty and the date that such taxes become delinquent or (b) fail to provide the lender with satisfactory evidence that taxes have been paid prior to the assessment of any late payment penalty and the date that such taxes become delinquent upon request.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as (i) no Lockbox Event (as defined below) has occurred and is continuing and (ii) the borrower provides satisfactory evidence that the property is insured under an acceptable blanket policy in accordance with the loan documents.

Replacement Reserves - The requirement for the borrower to make monthly deposits to the replacement reserve account is waived so long as no Lockbox Event (as defined below) has occurred. Following the occurrence and during the continuance of a Lockbox Event, the borrower is required to deposit $29,926 per month (approximately $0.21 per square foot annually) for replacement reserves.

TI/LC Reserves - The requirement for the borrower to make monthly deposits to the TI/LC reserve account is waived so long as no Lockbox Event (as defined below) has occurred. Following the occurrence and during the continuance of a Lockbox Event, the borrower is required to deposit $94,204 per month (approximately $0.67 per square foot annually) for TI/LC reserves.

Lockbox / Cash Management. The loan is structured with a hard lockbox and springing cash management. Tenant direction letters were required to be sent to all tenants within 30 days after the origination date instructing them to deposit all rents and payments into the lockbox account controlled by the lender. The funds are then transferred to an account controlled by the borrower until the occurrence of a Cash Sweep Event (as defined below). During the continuance of a Cash Sweep Event, all rents will be swept weekly to a segregated cash management account and held in trust and for the benefit of the lender. The lender will have a first priority security interest in the cash management account. Upon the occurrence and during the continuance of a Cash Sweep Event until the occurrence of a Cash Sweep Event cure, all excess cash after payment of debt service, required reserves and budgeted operating expenses will be held as additional security for the Gurnee Mills Whole Loan.

A “Lockbox Event” means (i) the occurrence and continuance of an event of default, (ii) any bankruptcy action of the borrower or any affiliated property manager (provided that the property manager is not replaced with a qualified property manager in accordance with the loan documents within 60 days), or (iii) the occurrence of a DSCR Trigger Event (as defined below).

A “DSCR Trigger Event” means the period commencing on the date when the debt service coverage ratio (as calculated in the loan documents) based on the trailing four calendar quarters falls below 1.20x for two consecutive calendar quarters.

A “Cash Sweep Event” means the occurrence of (i) an event of default; (ii) any bankruptcy or insolvency action of the borrower; (iii) any bankruptcy or insolvency action of the property manager if the property manager is affiliated with the borrower (provided that the property manager is not replaced within 60 days with a qualified manager); or (iv) a DSCR Trigger Event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — QLIC

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — QLIC

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — QLIC

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — QLIC

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Natixis	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$50,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$50,000,000	Property Type - Subtype:	Multifamily – High-Rise
% of Pool by IPB:	8.2%	Net Rentable Area (Units):	421
Loan Purpose:	Refinance	Location:	Long Island City, NY
Borrower:	24th Street LIC LLC	Year Built / Renovated:	2015 / N/A
Sponsor:	Lionshead Member LLC	Occupancy:	100.0%
Interest Rate:	4.3997%	Occupancy Date:	10/1/2016
Note Date:	12/28/2015	Number of Tenants:	N/A
Maturity Date:	1/5/2026	2013 NOI(2):	N/A
Interest-only Period:	120 months	2014 NOI(2):	N/A
Original Term:	120 months	2015 NOI(2):	N/A
Original Amortization:	None	TTM NOI(3):	$6,849,526
Amortization Type:	Interest Only	UW Economic Occupancy(2):	94.0%
Call Protection(4):	L(35),Def(82),O(3)	UW Revenues(2):	$15,370,016
Lockbox(5):	Soft	UW Expenses(2):	$3,384,500
Additional Debt(1):	Yes	UW NOI(2):	$11,985,516
Additional Debt Balance(1):	$115,000,000	UW NCF(2):	$11,883,194
Additional Debt Type(1):	Pari Passu; B-Note	Appraised Value / Per Unit:	$255,000,000 / $605,701
Additional Future Debt Permitted:	No	Appraisal Date:	8/18/2016

Escrows and Reserves(6)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$344,418
Taxes:	$9,870	$9,870	N/A	Maturity Date Loan / Unit:	$344,418
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	56.9%
Replacement Reserve:	$0	$7,017	N/A	Maturity Date LTV:	56.9%
Shortfall Reserve:	$2,100,000	Springing	$1,000,000	UW NCF DSCR:	1.84x
Deferred Maintenance:	$8,023,541	N/A	N/A	UW NOI Debt Yield:	8.3%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan (A Notes)	$145,000,000	87.9%	Payoff Existing Debt	$100,842,207	61.1%
Mortgage Loan (B Notes)	20,000,000	12.1	Reserves	10,133,411	6.1
			Closing Costs	2,492,037	1.6
			Cash to Borrower	51,532,344	31.2
Total Sources	$165,000,000	100.0%	Total Uses	$165,000,000	100.0%

(1)	The QLIC loan is part of a larger split whole loan evidenced by six pari passu notes (collectively, the “QLIC Senior Loan”) and one subordinate note (the “QLIC Subordinate Companion Loan”) with an aggregate original principal balance of $165.0 million. The Financial Information presented in the chart above and herein reflects the cut-off date balance of the $145.0 million QLIC Senior Loan, but not the $20.0 million QLIC Subordinate Companion Loan. For a more detailed description of the QLIC whole loan, please refer to “The Loan” below. For a more detailed description of additional debt, please refer to “Additional Debt” below.
(2)	The property was built in 2015 and those certain historical financials were not available. Underwritten economic occupancy at the property is 94.0% and physical occupancy is 100.0% based on the October 1, 2016 rent roll. The underwritten NOI is higher mainly due to the stabilization of the QLIC property, which achieved 100.0% occupancy in October 2016.
(3)	Represents the annualized trailing three months ending June 30, 2016.
(4)	The lockout period will be at least 35 payments beginning with and including the first payment date of February 5, 2016. Defeasance of the full QLIC Whole Loan is permitted at any time after the earlier to occur of (i) 42 months after the loan origination date and (ii) the date that is two years from the closing date of the securitization that includes the note to be last securitized (the “REMIC Prohibition Period”).
(5)	For a more detailed description of the lockbox, please refer to “Lockbox / Cash Management” below.
(6)	For a more detailed description of escrows and reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — QLIC

The Loan. The QLIC loan is part of a larger split whole loan and is a first mortgage loan secured by the fee interest in a newly-constructed 421-unit high rise Class-A multifamily property located in Long Island City, New York.

The QLIC whole loan has an outstanding principal balance as of the cut-off date of $165.0 million (the “QLIC Whole Loan”) and is comprised of six pari passu notes, Note A-1, Replacement Note A-2, Note A-3, Note A-4, Note A-5 and Note A-6, with an aggregate outstanding principal balance as of the cut-off date of $145.0 million, and one subordinate B-Note with an aggregate outstanding principal balance as of the cut-off date of $20.0 million. Note A-1 and Note A-6 which have an aggregate outstanding principal balance as of the cut-off date of $50.0 million are being contributed to the CSMC 2016-NXSR Commercial Mortgage Trust. Replacement Note A-2 and Note A-3, with an aggregate outstanding principal balance as of the cut-off date of $75.0 million, were contributed to the WFCM 2016-NXS6 Commercial Mortgage Trust. The QLIC Subordinate Companion Loan was sold to SM Core Credit Finance LLC. Under the related Co-Lender Agreement, prior to a control appraisal period with respect to the QLIC Subordinate Companion Loan, Note B is the controlling note, and after a control appraisal period occurs with respect to the QLIC Subordinate Companion Loan, Note A-2 will be the controlling note. The QLIC Whole Loan has a 10-year term and is interest-only for the full term of the loan.

Whole Loan Note Summary

	Original Balance	Cut-Off Date Balance	Note Holder	Controlling Piece
Note A-1 and A-6	$50,000,000	$50,000,000	CSMC 2016-NXSR	No
Note A-4 and A-5	20,000,000	20,000,000	Natixis	No
Replacement Note A-2 and Note A-3	75,000,000	75,000,000	WFCM 2016-NXS6	No
B-Note	20,000,000	20,000,000	SM Core Credit Finance LLC	Yes
Total	$165,000,000	$165,000,000

The Borrower. The borrowing entity for the QLIC Whole Loan is 24th Street LIC LLC, a special purpose entity.

The Sponsor. The loan’s sponsor is Lionshead Member LLC, which is owned and controlled by the World-Wide Holdings Corporation (“WWG”). WWG is a New York City-based company that has developed over $7.0 billion of residential, commercial and mixed-use properties for more than 65 years. James Stanton and David Lowenfeld are the president and chief operating officer, respectively, of WWG. Lionshead Member LLC is the guarantor of nonrecourse carveouts and the Shortfall Reserve Obligations (as defined below) under the QLIC Whole Loan.

The Property. The QLIC property is a 421-unit Class A high-rise apartment complex consisting of one 21-story residential building, a management office, an outdoor swimming pool, and a 108-car garage. The property was developed by the sponsor for $163.3 million, commenced construction in September 2013 and was substantially completed by September 2015. Initial leasing started in September 2015 and the property was 42.8% occupied at origination. The property obtained temporary certificates of occupancy (“TCO”) in sections. The final TCO was obtained in May 2016. The QLIC Whole Loan was originated by Natixis on December 28, 2015 and warehoused during the stabilization of the property. As of October 1, 2016, the property was 100.0% occupied. The property is located approximately 1 mile southeast of midtown Manhattan, New York.

The property features 421 units including 56 studio units (13.3% of total units), 169 one-bedroom units (40.1% of total units), 127 junior one-bedroom units (30.2% of total units), 27 two-bedroom one-bathroom units (6.4% of total units), 26 two-bedroom two-bathroom units (6.2% of total units) and 16 three-bedroom units (3.8% of total units). Property amenities include a rooftop outdoor pool, fitness center, landscaped courtyard, rooftop deck with theater and dining area, media lounge, 24-hour concierge, on-site management, lobby lounge, lobby library, bike storage, valet dry cleaning, dog grooming station and indoor parking. All units include stainless steel appliances, white quartz countertops, oversized closets, washer & dryer, and Gigabit Ethernet. Parking at the property consists of 108 total covered parking spaces for a ratio of 0.3 spaces per unit. In addition, the property contains a retail component that consists of 8,742 SF; T-Mobile currently leases 1,073 SF of the retail component.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — QLIC

Multifamily Unit Mix (1)

Unit Type	No. of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate	Average Monthly Rental Rate PSF	Monthly Market Rental Rate(2)	Monthly Market Rental Rate PSF(2)
Studio	56	13.3%	56	100.0%	446	$2,486	$5.57	$2,486	$5.57
Jr. 1 BD / 1 BA	127	30.2	127	100.0%	556	$2,808	$5.05	$2,808	$5.05
1 BD / 1 BA	169	40.1	169	100.0%	646	$2,998	$4.64	$2,998	$4.64
2 BD / 1 BA	27	6.4	27	100.0%	894	$3,867	$4.33	$3,867	$4.33
2 BD / 2 BA	26	6.2	26	100.0%	983	$4,102	$4.17	$4,102	$4.17
3 BD / 3 BA	16	3.8	16	100.0%	1,204	$4,976	$4.13	$4,976	$4.13
Total/Wtd. Avg.	421	100.0%	421	100.0%	650	$3,072	$4.72	$3,072	$4.72

(1)	Based on the rent roll dated October 1, 2016.
(2)	Monthly Market Rental Rate is based on contract rent.

The Market. The property is located in Long Island City, Queens, New York, on Queens Plaza North between 23rd and 24th Street, approximately one mile southeast of midtown Manhattan, New York. The Long Island Expressway is 1.1 miles south of the property. The property is also located within a one-block radius of the 7, Q, N and R subway lines, a three-block radius of the F subway line, and approximately 1.0 mile from the LIRR train station, providing access to Manhattan, Brooklyn, Queens and Long Island. The property entrance is adjacent to Long Island City’s bike path to Manhattan, the Queens Plaza Bicycle and Pedestrian Improvement Project, which was a $45.0 million enhancement of the Long Island City streetscape extending from Northern Boulevard to 21st Street.

According to the appraisal, the property is located within Long Island City, a submarket of the New York market. In 2001, 37 blocks around Queens Plaza and Court Square were rezoned for large-scale development and the city designated the area a central business district. According to a Long Island City economic group, the neighborhood has added 2.0 million SF of new Class A office space and 24 hotels since 2001 and 10,845 apartment units since 2006. Long Island City’s population grew over 9.9% between 2010 and 2015, and the 22,450 residential units that are either planned or under construction will add approximately 40,000 new residents. The total projected 2020 population is 70,702. Long Island City is home to LaGuardia Community College (approximately 20,000 students and teachers), which was joined by the CUNY School of Law (approximately 500 students and teachers) at Two Court Square in August of 2012. Cornell University and the Technion-Israel Institute of Technology are expected to open a technology-focused campus on Roosevelt Island by 2017. Long Island City is also home to several museums dedicated to contemporary art, such as the Metropolitan Museum of Art PS1 (an affiliate of the Museum of Modern Art), Socrates Sculpture Park, the Sculpture Center and the Noguchi Museum. The Long Island City neighborhood is also home to nearly 6,300 businesses employing over 93,000 people. Major office tenants include Citibank, Publicis, MetLife, WeWork, New York City Department of Health, JetBlue, and Silvercup Studios.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — QLIC

According to the appraisal, the property’s competitive set includes the five properties detailed in the table below.

Competitive Set Summary (1)

Property	Year Built	No. of Units	Average Unit Size (SF)(2)	Average Monthly Rental Rate(2)	Occupancy	Distance from Property
QLIC	2015	421(3)	650(3)	$3,072(3)	100.0%(3)	N/A
East Coast	2012	367	772	$3,824	97.5%	1.5 miles
Avalon Riverview North II	2008	602	740	$3,795	94.7%	1.5 miles
The Crescent Club	2012	86	716	$3,718	96.9%	0.1 miles
27 on 27	2013	142	685	$3,946	95.8%	0.5 miles
Packard Square	2008	140	699	$2,717	98.5%	0.1 miles
Total/Wtd. Avg.(4)		1,758	722	$3,602	96.7%

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Average Unit Size SF and Average Monthly Rental Rate were unavailable in the appraisal, the numbers above reflect Average Unit Size and Average Monthly Rental Rate assuming that the competitive properties have the same unit mix as the QLIC property (13.3% studio, 70.3% 1BD counting both the 1BD and Junior 1BD units, 12.6% 2BD counting both the 2BD / 1BA and 2BD / 2BA units, and 3.8% 3BD. In some instances the competitive property did not have 3BD units, in which case the 3BD SF and Average Monthly Rent of the QLIC property was applied).
(3)	Based on the underwritten rent roll.
(4)	Excludes the subject property.

Historical and Current Occupancy(1)

2013	2014	2015	Current(2)
N/A	N/A	N/A	100.0%

(1)	Historical occupancy is not available as the property was built in 2015 and initial leasing started in September 2015. The property obtained TCOs in sections. The final TCO was obtained in April 2016.
(2)	Based on the rent roll dated October 1, 2016.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — QLIC

Operating History and Underwritten Net Cash Flow(1)

	Annualized Trailing Three Months(2)	Underwritten	Per Unit	%(3)
Rents in Place(4)	$10,067,024	$15,520,488	$36,866	100.0%
Vacant Income	0	0	0	0.0
Gross Potential Rent	$10,067,024	$15,520,488	$36,866	100.0%
Total Reimbursements	0	0	0	0.0
Net Rental Income	$10,067,024	$15,520,488	$36,866	100.0%
(Vacancy/Collection Loss)(5)	(529,964)	(982,012)	(2,333)	(6.3)
Other Income(6)	298,965	831,540	1,975	5.4
Effective Gross Income	$9,836,024	$15,370,016	$36,508	99.0%
Total Expenses(7)(8)	$2,986,498	$3,384,500	$8,039	22.0%
Net Operating Income(9)	$6,849,526	$11,985,516	$28,469	78.0%
Replacement Reserves	0	84,200	200	0.5
Elective Upfront Reserves	0	18,123	43	0.1
Net Cash Flow	$6,849,526	$11,883,194	$28,226	77.3%

(1)	Historical financials are not available as the property was built in 2015.
(2)	The Annualized Trailing Three Months Column represents the three months ending June 30, 2016.
(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(4)	Underwritten Rents in Place are based on the October 1, 2016 underwritten rent roll.
(5)	The underwritten economic vacancy is 6.0%. The property started leasing up in September 2015 when it opened. The underwritten economic vacancy includes 5.0% applied to the parking and retail income.
(6)	Other income includes parking rent of $215,000 and base rent for the retail space.
(7)	The property is subject to a 15-year 421a tax abatement that will commence in July 2017. The 15-year 421a tax abatement program allows the property’s increase in assessed value to be 100.0% exempt for 11 years. The increase in the assessment is phased in with 20.0% increments every year beginning in the 12th year of the abatement. Full taxes will not be incurred until the 2032 tax year.
(8)	Variable expenses are underwritten based on the appraisal.
(9)	The underwritten NOI is higher mainly due to the stabilization of the QLIC property, which achieved 100.0% occupancy in October 2016.

Property Management. The property is managed by FirstService Residential New York, Inc. FirstService Residential New York, Inc. is a New York subsidiary of Toronto-based FirstService Corporation, a North American leader in the essential property services sector. FirstService Residential is North America’s largest manager of residential communities. It manages more than 7,400 properties representing more than 1.6 million residential units and administers annual client expenditures of $7.0 billion annually.

Escrows and Reserves. At origination, the borrower deposited into escrow $9,870 for real estate taxes, $2,100,000 for monthly payment shortfalls, and $8,023,541 for deferred maintenance. The upfront payment shortfall reserve was structured to cover debt service while the property was being leased up and cash flow stabilizing. The upfront deferred maintenance reserve was mainly for unfinished construction work and has since been fully drawn while the property was being completed.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, currently equal to $9,870.

Insurance Escrows – The loan documents do not require monthly escrows for insurance provided that (i) no event of default under the loan has occurred and is continuing; (ii) the insurance required to be provided by the borrower is maintained pursuant to one or more blanket insurance policies; and (iii) the borrower provides the lender with timely proof of payment of insurance premiums.

Replacement Reserves – On a monthly basis, the borrower is required to escrow $7,017 ($200 per unit annually) for replacement reserves.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — QLIC

Shortfall Reserves – The loan documents provide that if at any time, the balance of the shortfall reserve falls below $500,000, the borrower is obligated to deposit all remaining excess cash flow in the shortfall reserve until the balance equals $1,000,000 (the “Shortfall Reserve Obligations”). As of November 7, 2016, the balance of the shortfall reserve was $384,256. The property has stabilized and the shortfall reserve has been released.

Lockbox / Cash Management. The loan is structured with a soft lockbox, which is already in place, and springing cash management. The commercial tenants of the property are required to directly deposit all commercial tenant rents into the lockbox account. The borrower and/or manager are required to directly deposit all received rents (including, but not limited to, rents from residential tenants) into the lockbox account.

A cash management period will be triggered (i) upon a default or an event of default under the loan (“EOD”) or (ii) if the debt service coverage ratio on a trailing twelve month period basis falls below 1.08x at the end of a calendar quarter. A cash management period based on clause (i) and clause (ii) of the preceding sentence will end if the debt service coverage ratio equals or exceeds 1.13x for three consecutive calendar months, no default or EOD has occurred, and no event that would trigger another cash management period has occurred. During a cash management period, all funds held in the lockbox account are required to be swept into a lender-controlled cash management account, where funds are require to be deposited monthly into subaccounts for taxes, insurance, debt service, other reserves and expenses related to the loan or property.

Additional Debt. In addition to Note A-1 and Note A-6, the mortgaged property is also security for the pari passu Replacement Note A-2, Note A-3, Note A-4, Note A-5 and the QLIC Subordinate Companion Loan. The QLIC Subordinate Companion Loan has an outstanding principal balance as of the cut-off date of $20.0 million. The QLIC Whole Loan (inclusive of the QLIC Subordinate Companion Loan) has a Cut-off Date LTV of 64.7%, an UW NCF DSCR of 1.54x and an UW NOI Debt Yield of 7.3%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — Walgreens Portfolio I

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — Walgreens Portfolio I

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — Walgreens Portfolio I

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	UBS AG	Single Asset / Portfolio:	Portfolio of Nine Properties
Original Principal Balance:	$32,581,902	Title:	Fee
Cut-off Date Principal Balance:	$32,581,902	Property Type - Subtype:	Retail – Single Tenant
% of Pool by IPB:	5.4%	Net Rentable Area (SF):	140,635
Loan Purpose:	Acquisition	Location:	Various
Borrower:	CF Net Lease Portfolio I DST	Year Built / Renovated:	Various
Sponsor:	CF Real Estate Holdings, LLC	Occupancy:	100.0%
Interest Rate(2):	4.5930%	Occupancy Date:	12/1/2016
Note Date:	11/15/2016	Number of Tenants:	9
Anticipated Repayment Date(2):	12/1/2026	2013 NOI(3):	N/A
Interest-only Period(2):	120 months	2014 NOI(3):	N/A
Original Term:	120 months	2015 NOI(3):	N/A
Original Amortization:	None	UW Economic Occupancy:	97.0%
Amortization Type(2):	Interest Only, ARD	UW Revenues:	$3,224,889
Call Protection:	L(25),YM1(92),O(3)	UW Expenses:	$64,498
Lockbox(4):	Hard	UW NOI:	$3,160,391
Additional Debt:	No	UW NCF:	$3,139,295
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$57,130,000 / $406
Additional Debt Type:	N/A	Appraisal Date:	Various
Additional Future Debt Permitted:	No

Escrows and Reserves(5)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$232
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$232
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	57.0%
				Maturity Date LTV(2):	57.0%
				UW NCF DSCR:	2.07x
				UW NOI Debt Yield:	9.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$32,581,902	62.3%	Purchase Price	$51,717,305	98.8%
Sponsor Equity	19,739,381	37.7	Closing Costs	603,978	1.2
Total Sources	$52,321,283	100.0%	Total Uses	$52,321,283	100.0%

(1)	The Walgreens Portfolio I loan was originated by Cantor Commercial Real Estate Lending, L.P. and acquired by UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS AG, New York Branch”). UBS AG, New York Branch has re-underwritten such mortgage loan in accordance with the procedures described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—UBS AG, New York Branch” in the Preliminary Prospectus.

(2)	The loan is structured with an anticipated repayment date (“ARD”) of December 1, 2026 and a stated maturity date of December 1, 2031. Prior to the ARD, the loan accrues interest at a fixed rate equal to 4.5930% (the “Initial Interest Rate”). In the event that the loan is not paid in full on or before the ARD, the loan’s interest rate will increase to 3.0000% per annum plus the greater of (i) the Initial Interest Rate or (ii) the 10-year swap yield as of the first business day after the ARD (the “Adjusted Interest Rate”). Following the ARD, the borrower is required to continue to make payments of interest based on the Initial Interest Rate. Interest accrued at the excess of the Adjusted Interest Rate over the Initial Interest Rate and not paid will remain an obligation of the borrower, but will be deferred (such accrued interest, the “Accrued Interest”) and is required to be paid on the stated maturity date to the extent not sooner paid pursuant to the loan documents. If the loan is not repaid in full on or prior to the ARD, from and after the occurrence of the ARD and provided no event of default under the loan has occurred and is continuing, all excess cash flow is required to be applied to reduce the outstanding principal balance of the loan, with any remaining amounts to be applied towards Accrued Interest.

(3)	The portfolio was acquired by the borrower in 2016 as part of a sale-leaseback. Historical financials are not available.

(4)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.

(5)	For a more detailed description of escrows and reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — Walgreens Portfolio I

The Loan. The Walgreens Portfolio I loan is a $32,581,902 first mortgage loan secured by the borrower’s fee interests in a 140,635 SF, nine-property portfolio of single-tenant retail properties located in Texas (five properties), Colorado (two properties) and Wisconsin (two properties). The loan is structured with an ARD of December 1, 2026 and a stated maturity date of December 1, 2031. Prior to the ARD, the loan accrues interest at a fixed rate equal to the Initial Interest Rate. In the event that the loan is not paid in full on or before the ARD, the loan’s interest rate will increase to the Adjusted Interest Rate. Following the ARD, the borrower is required to continue to make payments of interest based on the Initial Interest Rate. Accrued Interest is required to be paid on the stated maturity date to the extent not sooner paid pursuant to the loan documents. If the loan is not repaid in full on or prior to the ARD, from and after the occurrence of the ARD and provided no event of default under the loan has occurred and is continuing, all excess cash flow is required to be applied to reduce the outstanding principal balance of the loan, with any remaining amounts to be applied towards Accrued Interest.

The acquisition of the portfolio was part of a larger transaction with Walgreens Co. (“Walgreens”) consisting of the sale-leaseback of 53 Walgreens properties under a lease agreement that has a term of 15 years NNN with 12 five-year renewal options. The sponsor acquired the 53-property portfolio for approximately $285.3 million and the allocated purchase price for the nine properties in the portfolio is approximately $51.7 million ($368 PSF), representing a loan to purchase price of approximately 63.0%. The sponsor financed the sale leaseback transaction of the properties securing the Walgreens Portfolio I loan with approximately $19.7 million in equity.

The Borrower. The borrowing entity for the loan is CF Net Lease Portfolio I DST, a Delaware statutory trust and special purpose entity.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is CF Real Estate Holdings, LLC, a subsidiary of Cantor Fitzgerald, L.P. (“Cantor Fitzgerald” or “Cantor”). Cantor, founded in 1945 as an investment bank and brokerage business, has grown into a global financial services firm with fully-integrated real estate capabilities. Along with its subsidiaries and affiliates, Cantor employs 10,000 people across offices in 20 countries. Cantor is rated BBB- by Fitch and S&P. Recourse to the sponsor is limited to bankruptcy, prohibited transfers, and voluntary granting of a mortgage, deed of trust or security interest on the properties.

The Properties. The portfolio is comprised of nine single tenant retail properties totaling 140,635 SF, which are located in Texas, Colorado and Wisconsin. The properties were built between 2000 and 2008 and range in size from 14,490 SF to 21,700 SF, with an average size of 15,626 SF and were 100.0% occupied as of December 1, 2016.

All nine properties are each 100.0% leased and occupied by Walgreens. Walgreens is one of the largest drugstore chains in the United States, with approximately 8,175 stores in all 50 states, the District of Columbia, Puerto Rico and the U.S. Virgin Islands, as of August 31, 2016. In December 2014, Walgreens completed its strategic combination with Alliance Boots to establish Walgreens Boots Alliance, Inc. (“WBA”) (NASDAQ: WBA) (rated BBB/Baa2/BBB by Fitch/Moody’s/S&P) and is now part of the Retail Pharmacy USA division of WBA. On October 27, 2015, WBA announced its proposed merger with Rite Aid. The merger was approved by the Rite Aid stockholders in February 2016 and is expected to close in early 2017.

At loan origination, Walgreens provided a letter to the sponsor representing that as of the trailing twelve-month period ending April 31, 2016, with respect to the stores at the properties, five stores had total sales above $11.0 million, three stores had total sales between $7.0 million and $11.0 million, and one store had total sales between $5.0 million and $7.0 million, and the portfolio’s average sales per store were approximately $12.4 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — Walgreens Portfolio I

Property Information

Property	State(1)	Year Built(1)	NRA SF(2)	Allocated Loan Amount ($)	Allocated Loan Amount (%)	Appraisal Value ($)(1)	Appraisal Date(1)	Occupancy(2)	UW NOI
Walgreens - Midland	TX	2000	21,700	$5,112,731	15.7%	$8,320,000	9/25/2016	100.0%	$495,927
Walgreens - New Braunfels	TX	2001	15,120	3,562,420	10.9	6,620,000	9/25/2016	100.0%	345,549
Walgreens - Texarkana	TX	2000	15,070	3,550,639	10.9	5,780,000	9/25/2016	100.0%	344,406
Walgreens - Fort Collins	CO	2005	14,975	3,528,256	10.8	6,260,000	9/25/2016	100.0%	342,235
Walgreens - Falcon	CO	2005	14,820	3,491,737	10.7	6,200,000	9/27/2016	100.0%	338,693
Walgreens - Galveston	TX	2004	14,820	3,491,737	10.7	6,200,000	9/30/2016	100.0%	338,693
Walgreens - New London	WI	2007	14,820	3,327,266	10.2	5,910,000	9/26/2016	100.0%	322,739
Walgreens - Dodgeville	WI	2007	14,820	3,327,266	10.2	5,910,000	9/27/2016	100.0%	322,739
Walgreens - Killeen	TX	2008	14,490	3,189,850	9.8	5,930,000	9/25/2016	100.0%	309,410
Total/ Wtd. Avg.:			140,635	$32,581,902	100.0%	$57,130,000		100.0%	$3,160,391

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated December 1, 2016.

The Market. The properties are located in Texas (five properties), Colorado (two properties) and Wisconsin (two properties).

Market Overview

		Rental Rate PSF		One-Mile Radius(1)		Three-Mile Radius(1)		Five-Mile Radius(1)
Property	State(2)	Initial Actual(3)	Market(2)	2016 Population	Average Household Income	2016 Population	Average Household Income	2016 Population	Average Household Income
Walgreens - Midland	TX	$23.00	$23.00	10,678	$90,219	90,454	$88,736	135,452	$98,366
Walgreens - New Braunfels	TX	$23.00	$23.00	9,687	$68,598	52,117	$74,179	75,813	$76,643
Walgreens - Texarkana	TX	$23.00	$23.00	7,380	$49,542	43,516	$54,090	68,647	$56,224
Walgreens - Fort Collins	CO	$23.00	$23.00	12,920	$57,118	113,385	$72,118	170,789	$78,766
Walgreens - Falcon	CO	$23.00	$23.00	3,172	$107,634	14,490	$108,553	31,656	$104,479
Walgreens - Galveston	TX	$23.00	$23.00	12,373	$61,694	34,893	$56,956	46,065	$56,573
Walgreens - New London	WI	$21.92	$22.00	2,487	$58,680	9,299	$63,875	12,178	$66,576
Walgreens - Dodgeville	WI	$21.92	$22.00	3,133	$66,443	5,674	$70,149	6,291	$70,443
Walgreens - Killeen	TX	$21.49	$21.50	11,502	$49,153	95,556	$52,386	176,053	$57,766

(1)	Source: Third Party Market Research Reports.

(2)	Source: Appraisal.

(3)	Based on the underwritten rent roll dated December 1, 2016.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — Walgreens Portfolio I

Tenant Summary (1)

Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	% of Total UW Base Rent	TTM Sales PSF(3)	Lease Expiration Date(4)
Walgreens - Midland	Baa2/BBB/BBB	21,700	15.4%	$23.00	15.7%	$353.60	11/30/2031
Walgreens - New Braunfels	Baa2/BBB/BBB	15,120	10.8	$23.00	10.9	$263.31	11/30/2031
Walgreens - Texarkana	Baa2/BBB/BBB	15,070	10.7	$23.00	10.9	$190.36	11/30/2031
Walgreens - Fort Collins	Baa2/BBB/BBB	14,975	10.6	$23.00	10.8	$184.17	11/30/2031
Walgreens - Falcon	Baa2/BBB/BBB	14,820	10.5	$23.00	10.7	$190.67	11/30/2031
Walgreens - Galveston	Baa2/BBB/BBB	14,820	10.5	$23.00	10.7	$320.13	11/30/2031
Walgreens - New London	Baa2/BBB/BBB	14,820	10.5	$21.92	10.2	$165.10	11/30/2031
Walgreens - Dodgeville	Baa2/BBB/BBB	14,820	10.5	$21.92	10.2	$149.25	11/30/2031
Walgreens - Killeen	Baa2/BBB/BBB	14,490	10.3	$21.49	9.8	$250.33	11/30/2031
Total/Wtd. Avg.:		140,635	100.0%	$22.62	100.0%	$235.63

(1)	Based on the underwritten rent roll dated December 1, 2016.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)	TTM Sales are as of the trailing twelve-month period ending July 31, 2016 and exclude, among other things, gross sales from tobacco products, alcoholic and non-alcoholic beverages, and prescription items pursuant to third party prescription plans. At loan origination, Walgreens provided a letter to the sponsor representing that as of the trailing twelve-month period ending April 31, 2016, with respect to the stores at the properties, five stores had total sales above $11.0 million, three stores had total sales between $7.0 million and $11.0 million, and one store had total sales between $5.0 million and $7.0 million, and the portfolio’s average sales per store were approximately $12.4 million.

(4)	The properties each have 12, five-year renewal options and no termination options.

Lease Rollover Schedule(1)

Year	Number of Leases Expiring(2)	NRA (SF) Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative NRA (SF) Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2016	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2017	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2018	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2019	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2020	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026 & Beyond	9	140,635	100.0	3,180,614	100.0	140,635	100.0%	$3,180,614	100.0%
Total	9	140,635	100.0%	$3,180,614	100.0%

(1)	Based on the underwritten rent roll dated December 1, 2016.

(2)	The properties each have 12, five-year renewal options and no termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — Walgreens Portfolio I

Operating History and Underwritten Net Cash Flow(1)

	Underwritten	PSF	%(4)
Rents in Place(2)	$3,260,130	$23.18	98.1%
Vacancy Gross Up	0	0.00	0.0
Gross Potential Rent	$3,260,130	$23.18	98.1%
Total Reimbursements	64,498	0.46	1.9
Net Rental Income	$3,324,627	$23.64	100.0%
(Vacancy/Collection Loss)(3)	(99,739)	(0.71)	(3.0)
Other Income	0	0.00	0.0
Effective Gross Income	$3,224,889	$22.93	97.0%
Total Expenses	$64,498	$0.46	2.0%
Net Operating Income	$3,160,391	$22.47	98.0%
Total TI/LC, Capex/RR	21,095	0.15	0.7
Net Cash Flow	$3,139,295	$22.32	97.3%

(1)	The portfolio was acquired by the borrower in 2016 as part of a sale-leaseback. Historical financials are not available.

(2)	Rents in Place include a straight-line average of contractual rent due under the Walgreens leases of $79,515. Rents in Place increases 5.0% every five years through the initial term and the first four, five-year extension options. Beginning with the fifth extension option, and every five years thereafter, the rent is required to be based on the fair market value rent as defined by the leases.

(3)	Vacancy/Collection Loss represents a 3.0% underwritten vacancy adjustment. The properties are 100.0% occupied as of the underwritten rent roll dated December 1, 2016.

(4)	% column represents the percentage of Net Rental Income for all revenue lines and represents the percentage of Effective Gross Income for the remainder of the fields.

Property Management. The properties are managed by CFNL Portfolio Property Manager, LLC.

Escrows and Reserves.

Tax Reserves - On a monthly basis, the borrower is required to deposit monthly reserves on each payment date in an amount equal to 1/12 of the estimated annual real estate taxes into a tax reserve account. However, monthly tax reserves will be waived, so long as (i) if the Major Tenant (as defined below under “Lockbox / Cash Management”) lease is no longer in full force and effect, (a) no event of default under the loan then exists, (b) the debt service coverage ratio, based on the trailing three-month period immediately preceding the date of such determination is equal to or greater than 1.55x, and (c) the borrower provides to the lender prior to the date on which such taxes would be delinquent, evidence satisfactory (as determined by the lender) that such taxes have been paid, or (ii) if the Major Tenant lease remains in full force and effect, (a) no event of default under the loan then exists, (b) the Major Tenant is required under each Major Tenant lease to pay, and does pay, taxes directly to the appropriate public office (and the lender, upon written request, receives evidence of such payment), and (c) no event of default (after applicable notice and cure periods) exists under such Major Tenant lease.

Insurance Reserves - On a monthly basis, the borrower is required to deposit monthly reserves on each payment date in an amount equal to 1/12 of the estimated annual insurance premiums into an insurance reserve account. However, monthly insurance reserves will be waived so long as (i) the borrower maintains blanket policies in accordance with the loan documents or (ii) the Major Tenant self-insures pursuant to the terms of the loan documents.

Lockbox / Cash Management. The loan is structured with a hard lockbox and in place cash management. Tenants have been directed to remit all payments due under their respective leases directly into the lockbox account controlled by the lender. On each business day during the loan term, funds in the lockbox account are required to be swept to a lender-controlled cash management account and applied on a monthly basis, based upon terms set forth in the cash management agreement.

During the continuance of a Cash Sweep Event (as defined below) prior to the ARD, all excess cash flow in the cash management account is required to be deposited into an excess cash flow reserve, to be held by the lender as additional security for the loan. From and after the occurrence of the ARD and provided no event of default under the loan has occurred and is continuing, all excess cash flow is required to be applied to reduce the outstanding principal balance of the loan, with any remaining amounts to be applied towards Accrued Interest. During the occurrence of a Cash Sweep Event caused solely by a

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — Walgreens Portfolio I

Tenant Go Dark Trigger (as defined below), the lender is required to retain in the excess cash flow reserve only the rents attributable to the individual properties causing such Tenant Go Dark Trigger, as more particularly set forth in the cash management agreement.

A “Cash Sweep Event” will occur during (i) any event of default under the loan, (ii) any bankruptcy action of the borrower, guarantor, or property manager, (iii) a DSCR Trigger Event, (iv) an ARD Trigger Event, (v) a Tenant Go Dark Trigger, (vi) a Tenant BK Trigger, or (vii) a Tenant Downgrade Trigger. A Cash Sweep Event will end, in regard to clause (i) above, if such event of default no longer exists; in regard to clause (ii) above, upon the replacement of the guarantor or manager with a qualified guarantor or qualified manager, or in the case of a bankruptcy action of the manager, the termination of the management agreement and the borrower’s delivery of written notice to the lender that it will self-manage the properties; in regard to clause (iii) above, the debt service coverage ratio based on the trailing three-month period is greater or equal to 1.60x for two consecutive calendar quarters; in regard to clause (v) above, a Tenant Go Dark Trigger will end when a Major Tenant is operating and open for business in at least 75% of the individual properties (in the aggregate) other than for commercially reasonable periods of time in the ordinary course of business and/or as a result of fire, casualty and/or condemnation; in regard to clause (vi) above, a Tenant BK Trigger Event will end upon (a) the dismissal of the applicable bankruptcy proceeding pursuant to a final, non-appealable order of a court of competent jurisdiction without material modification to the applicable Major Tenant lease, and delivery of one or more estoppel certificates to the lender confirming payment of fully unabated rent at the properties and that the applicable lease is otherwise in effect, or (b) the affirmation by the applicable Major Tenant of its lease in the applicable bankruptcy proceeding pursuant to a final, non-appealable order of a court of competent jurisdiction and delivery of an estoppel certificate to the lender confirming payment of full contractual rent without any right of offset or free rent credit at the properties and that the applicable lease is otherwise in effect; or in regard to clause (vii) above, a Tenant Downgrade Trigger will end when the long-term issuer credit rating of a Major Tenant issued by S&P equals or exceeds “BB-”, and the senior unsecured debt rating of a Major Tenant issued by Moody’s equals or exceeds “Ba3”; provided however, if a Major Tenant is not rated by S&P or Moody’s, then a Tenant Downgrade Trigger will end when the long-term issuer credit rating of WBA issued by S&P equals or exceeds “BB-”, and the senior unsecured debt rating of WBA issued by Moody’s equals or exceeds “Ba3”. Notwithstanding the above, such cure to a Cash Sweep Event may occur no more than two times in the aggregate during the loan term and when no event of default under the loan has occurred and is continuing. The borrower does not have the right to cure any Cash Sweep Event caused by a bankruptcy action of the borrower or an ARD Trigger Event except as expressly set forth in the loan documents.

A “DSCR Trigger Event” will occur when the debt service coverage ratio based on the trailing three-month period immediately preceding the date of such determination is less than 1.55x.

An “ARD Trigger Event” will occur when the loan has not been repaid in full pursuant to the terms of the loan documents on or before the payment date that is three months prior to the ARD.

A “Tenant Go Dark Trigger” will occur when a Major Tenant ceases to operate or be open for business in more than 25% of the individual properties (in the aggregate), other than for commercially reasonable periods of time in the ordinary course of business and/or as a result of fire, casualty and/or condemnation.

A “Tenant BK Trigger” will occur upon any bankruptcy action of a Major Tenant.

A “Tenant Downgrade Trigger” will occur when the long-term issuer credit rating of a Major Tenant issued by S&P falls below “BB-”, or the senior unsecured debt rating of a Major Tenant issued by Moody’s falls below “Ba3”; provided however, if a Major Tenant is not rated by S&P or Moody’s, then the Tenant Downgrade Trigger will occur when the long-term issuer credit rating of WBA issued by S&P falls below “BB-”, or the senior unsecured debt rating of WBA issued by Moody’s falls below “Ba3”.

A “Major Tenant” means Walgreens and any replacement tenant acceptable to the lender pursuant to the loan documents.

Property Release. The borrower may obtain the release of any property, provided that, among other things, (i) the borrower pays the Release Amount (as defined below) and (ii) after giving effect to such release, (a) the net operating income debt service coverage ratio based on the immediately trailing twelve-month period is equal to or greater than the greater of (x) the debt

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — Walgreens Portfolio I

service coverage ratio at origination of the loan and (y) the debt service coverage ratio immediately prior to the release and (b) the loan to value ratio does not exceed 125% prior to, or immediately after the release of the applicable property; provided however, if the loan-to-value ratio exceeds 125%, the borrower is permitted to prepay the principal balance of the loan by an amount no less than the greater of (i) the Release Amount for the applicable individual property or (ii) the least of the following amounts: (a) only if the released individual property is sold, the net proceeds of an arm’s length sale of the released individual property to an unrelated person, (b) the fair market value of the released individual property at the time of the release, or (c) an amount such that the loan to value ratio after the release of the applicable individual property is not greater than the loan to value ratio of the properties immediately prior to such release in each case, together with the applicable yield maintenance premium and costs if such release is prior to the payment date that is three months prior to the ARD.

The “Release Amount” means 120% of the allocated loan amount for the property being released, provided however, if the borrower has requested release of such property because the tenant has ceased operations at such property or has not timely commenced restoration of such property after a casualty, the Release Amount means 100% of the allocated loan amount for the property to be released. In addition, in each case, the borrower is required to pay the applicable yield maintenance premium and costs, if such partial release is prior to the payment date that is three months prior to the ARD. For more detail on the allocated loan amounts for each property, please refer to “The Properties” above.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 6 — Embassy Suites - Hillsboro

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 6 — Embassy Suites - Hillsboro

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 6 — Embassy Suites - Hillsboro

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	UBS AG	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$32,500,000	Title:	Fee
Cut-off Date Principal Balance:	$32,461,538	Property Type - Subtype:	Hotel – Full Service
% of Pool by IPB:	5.3%	Net Rentable Area (Rooms):	165
Loan Purpose:	Refinance	Location:	Hillsboro, OR
Borrowers:	Hillsboro Hotel I Delaware, LLC; Parkway Hillsboro I Delaware, LLC	Year Built / Renovated:	2014 / N/A
		Occupancy / ADR / RevPAR(1):	83.6% / $165.01 / $138.00
Sponsors:	John R. Thackeray; Kevin S. Garn; Craig C. Christensen	Occupancy / ADR / RevPAR Date(1):	9/30/2016
		Number of Tenants:	N/A
Interest Rate:	5.0820%	2013 NOI(2):	N/A
Note Date:	11/10/2016	2014 NOI(2):	N/A
Maturity Date:	11/6/2026	2015 NOI(2):	$2,832,753
Interest-only Period:	0 months	TTM NOI(1):	$4,169,584
Original Term:	120 months	UW Occupancy / ADR / RevPAR:	83.6% / $165.01 / $138.00
Original Amortization:	360 months	UW Revenues:	$9,271,793
Amortization Type:	Balloon	UW Expenses:	$5,222,256
Call Protection:	L(25),Def(91),O(4)	UW NOI:	$4,049,537
Lockbox(3):	Hard	UW NCF:	$3,678,666
Additional Debt:	No	Appraised Value / Per Room:	$52,500,000 / $318,182
Additional Debt Balance:	N/A	Appraisal Date:	10/12/2016
Additional Debt Type:	N/A
Additional Future Debt Permitted:	No

Escrows and Reserves(4)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$196,737
Taxes:	$16,765	$16,765	N/A	Maturity Date Loan / Room:	$162,340
Insurance:	$62,745	Springing	N/A	Cut-off Date LTV:	61.8%
FF&E Reserve:	$0	1/12 of 4% of total departmental revenue	N/A	Maturity Date LTV:	51.0%
				UW NCF DSCR:	1.74x
Future PIP Reserve:	$0	Springing	N/A	UW NOI Debt Yield:	12.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$32,500,000	100.0%	Payoff Existing Debt	$22,218,399	68.4%
			Return of Equity	9,625,417	29.6
			Closing Costs	576,674	1.8
			Upfront Reserves	79,510	0.2
Total Sources	$32,500,000	100.0%	Total Uses	$32,500,000	100.0%

(1)	Represents the trailing twelve-month period ending September 30, 2016.

(2)	The property was completed and opened in December 2014. As a result, historical operating information is not available. 2015 represents the property’s performance during ramp up.
(3)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.

(4)	For a more detailed description of escrows and reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 6 — Embassy Suites - Hillsboro

The Loan. The Embassy Suites – Hillsboro loan is a $32,461,538 first mortgage loan secured by the fee interest in a 165-room, full service hotel located in Hillsboro, Oregon. The loan has a 10-year term and will amortize on a 30-year basis.

The Borrowers. The borrowing entities for the loan are two tenants-in-common entities, Hillsboro Hotel I Delaware, LLC (59.277%) (the “Hillsboro Borrower”) and Parkway Hillsboro I Delaware, LLC (40.723%) (the “Parkway Borrower”, and collectively with the Hillsboro Borrower, the “Embassy Suites - Hillsboro Borrower”), both Delaware limited liability companies and special purpose entities.

The Sponsors. The loan’s sponsors and nonrecourse carve-out guarantors of the Hillsboro Borrower are Kevin S. Garn and John R. Thackeray. The loan’s sponsor and nonrecourse carve-out guarantor of the Parkway Borrower is Craig C. Christensen. John R. Thackeray and Kevin S. Garn are principals of the Thackeray Garn Company, a diversified commercial real estate company focused on ground-up development and value-added acquisitions. Thackeray Garn Company owns and manages approximately 2.5 million SF of retail, industrial and office space, 13 hotels (1,595 rooms) and eight multi-family communities across Utah, Idaho, Oregon, Washington, Nevada and Hawaii.

The Property. The property consists of a 165-room full service hotel located in Hillsboro, Oregon, which opened in December 2014. Improvements on the property consist of a single, seven-story building situated on 2.88 acres and a common parking lot with the adjacent Hampton Inn & Suites. The property’s room mix consists of 113 king and 52 double queen beds in two-room suite configurations. The property features a three-story atrium lobby, a restaurant and lounge, four meeting/function rooms totaling 4,774 SF, a fitness center, an indoor pool, a lobby business center, a guest laundry facility and a 24-hour market pantry.

The property operates under a franchise agreement with Embassy Suites Franchise LLC, a subsidiary of Hilton Worldwide, Inc. that expires on March 31, 2036. The franchise agreement requires a program fee of 4.0% of gross room revenue and royalty fee of 5.5% of rooms revenue on a monthly basis through the term of the franchise agreement.

Recently completed in 2014, the property was developed at a total cost of approximately $34.4 million and constructed to the latest Embassy Suites standards. As of year-end 2015, there were 217 hotels (51,379 rooms) operating under the Embassy Suites by Hilton brand in the U.S. with an average occupancy level of 78.9%, an average daily rate of $155.63 and an average RevPAR of $122.73.

Historical Occupancy, ADR, RevPAR(1)

	Competitive Set			Embassy Suites – Hillsboro			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2015	80.5%	$140.46	$113.12	63.9%	$163.66	$104.65	79.4%	116.5%	92.5%
TTM(2)	82.5%	$146.29	$120.75	83.3%	$165.72	$138.06	100.9%	113.3%	114.3%
YTD(3)	84.0%	$150.26	$126.26	86.6%	$171.27	$148.29	103.0%	114.0%	117.4%

(1)	Source: Hospitality research report. The competitive set consists of the following hotels: Larkspur Landing Hillsboro, Residence Inn Portland Hillsboro, Courtyard Portland Hillsboro, DoubleTree Beaverton, Hilton Garden Inn Portland Beaverton and Holiday Inn Express Portland West Hillsboro.
(2)	Represents the trailing twelve months ending September 30, 2016.
(3)	Represents year-to-date ending September 30, 2016.

The Market. The property is located in Hillsboro, Washington County, Oregon. Located in the Tualatin Valley between the Pacific Ocean and Portland, Hillsboro is the fifth largest city in Oregon. The property is located approximately 11.9 miles northwest of the Portland central business district (“CBD”) and approximately 13.0 miles southwest of the Portland International Airport. In the 1980’s, corporations including Intel and SolarWorld moved to the area, and Hillsboro has since gradually diversified its economy with the information technology, clean energy, apparel and advanced manufacturing industries.

According to a third party market research report, the estimated 2016 population within a one-, three- and five-mile radius of the property is 14,120, 110,356 and 238,307, respectively. The annual projected growth rate over the next five years within a one-, three- and five-mile radius of the property is 1.45%, 1.58% and 1.34%, respectively. Estimated 2016 average household income within a one-, three- and five-mile radius of the property is $75,625, $88,137 and $87,460, respectively. Comparatively,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 6 — Embassy Suites - Hillsboro

the estimated 2016 average household income for Washington County, the MSA and the state of Oregon are $84,785, $81,910 and $70,530, respectively.

According to the appraisal, the information technology and software-development sectors are predominant in the Portland Metro area. The largest employer for the market is Intel, a world leader in silicon innovation and products. Since opening in Oregon in 1974, Intel has grown to seven campuses all in Washington County with Intel’s largest and most advanced technological developments occurring at the Ronler Acres campus in Hillsboro, approximately 2.5 miles southwest of the property. In August 2014, Intel announced that it has agreed to invest $100 billion over the next 30 years to construct its D1X research facility as part of Oregon’s Strategic Investment Program. Hillsboro is also the landing point on three fiber optic cable systems linking the United States across the Pacific Ocean. In addition to technology, the sports apparel industry has a major presence in the Portland Metro area. Nike is headquartered in Beaverton, Oregon (4.7 miles from the property) and is currently undergoing a $150.0 million expansion, which will reportedly add 500,000 SF of space and create roughly 2,000 new jobs to the campus. Adidas has also announced an expansion of its North American headquarters in Portland (14.7 miles from the property). In 2016, Under Armour announced plans to relocate and expand its headquarters to Southwest Portland (11.7 miles from the property). The property is located in close proximity to several attractions including Tanasbourne Town Center (1.0 mile from the property) anchored by Target and Nordstrom Rack, The Streets of Tanasbourne Shopping Center (1.1 miles from the property) anchored by Macy’s and H&M, Gordon Faber Recreation Complex (2.2 miles from the property), Tualatin Hills Park & Recreation District (3.5 miles from the property), Oregon Zoo (9.4 miles from the property) and Oregon Vineyards (13.0 miles from the property).

For the 12 months ending September 30, 2016, the property reported occupancy, ADR and RevPAR of 83.6%, $165.01 and $138.00, respectively. The market mix for the property is comprised of approximately 65% commercial, 25% meeting and group and 10% leisure, respectively. The property features 4,774 SF of meeting space compared to its competitive set, which offers meeting space from 1,248 to 2,220 SF of meeting space. According to the appraisal, commercial and group demand are driven by Intel, Nike, Kaiser Permanente, Oracle, Columbia Sportswear and Adidas, as well as numerous vendors and contractors associated with Intel and Nike. The construction of Intel’s D1X facility, the expansion of Nike headquarters, and the market’s rise in popularity as a sports tournament destination have contributed to the recent growth in these segments.

Competitive Hotels Profile(1)

				Estimated Market Mix			2015 Estimated Operating Statistics(2)
Property	Rooms	Year Built / Renovated	Distance	Commercial	Meeting & Group	Leisure	Occ.	ADR	RevPAR
Embassy Suites - Hillsboro	165	2014 / N/A	N/A	65%	25%	10%	63.9%	$165.00	$105.43
Courtyard Portland Hillsboro	155	1996 / 2011	0.6 miles	70%	20%	10%	75%-80%	$150-$160	$115-$120
DoubleTree Beaverton	98	1997 / 2012	2.8 miles	50%	25%	25%	80%-85%	$125-$130	$100-$105
Hilton Garden Inn Portland Beaverton	150	1999 / 2014	2.9 miles	70%	20%	10%	80%-85%	$140-$150	$115-$120
Subtotal/Wtd. Avg.(3):	568			65%	22%	13%	75.4%	$147.94	$111.51
Secondary Competitors	404		< 2.9 miles	70%	12%	18%	77.8%	$139.73	$108.75
Total/Wtd. Avg.(3):	972			67%	19%	14%	76.1%	$145.39	$110.67

(1)	Source: Appraisal.

(2)	The variances between the underwriting, the appraisal and the industry report data with respect to Occ., ADR and RevPAR at the property are attributable to variances in reporting methodologies and/or timing differences.
(3)	Subtotal/Wtd. Avg. and Total/Wtd. Avg. includes the property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 6 — Embassy Suites - Hillsboro

The appraisal identified recent additions to supply in the Hillsboro hospitality market that are expected to have some degree of competition with the property. Newly opened supply includes a 146-room Residence Inn by Marriott Hillsboro Brookwood (3.3 miles from the property) and a 110-room Holiday Inn Hillsboro (1.1 miles from the property). Possible future new supply to the Hillsboro hospitality market of approximately 900 rooms across eight hotels are under various stages of planning and development. A 136-room Aloft Hillsboro is under construction with scheduled completion for second quarter of 2017. Two properties under site work are an 80-room Staybridge Suites and a 112-room Towne Place Suites Beaverton with scheduled completion for the fourth quarter of 2017 and the first quarter of 2018, respectively. The two properties under site work and properties with pending applications are extended stay hotels and are not expected to compete directly with the property. According to the appraisal, the Holiday Inn Hillsboro operates at a lower price point and the proposed Aloft Hillsboro is expected to offer a select-service product with limited food and beverage facilities, resulting in secondary competition to the property.

Operating History and Underwritten Net Cash Flow

	2015(1)	TTM(2)	Underwritten	Per Room(3)	%(4)
Occupancy	64.4%	83.6%	83.6%
ADR	$163.80	$165.01	$165.01
RevPAR	$105.43	$138.00	$138.00
Room Revenue	$6,349,746	$8,334,077	$8,311,306	$50,371	89.6%
Other Departmental Revenues(5)	739,606	963,118	960,487	5,821	10.4%
Total Revenue	$7,089,352	$9,297,195	$9,271,793	$56,193	100.0%
Room Expense	1,400,268	1,797,263	1,792,353	10,863	21.6%
Other Departmental Expenses	700,518	729,407	727,414	4,409	75.7%
Departmental Expenses	$2,100,786	$2,526,670	$2,519,767	$15,271	27.2%
Departmental Profit	$4,988,566	$6,770,525	$6,752,026	$40,921	72.8%
Operating Expenses	$1,890,378	$2,354,441	$2,447,318	$14,832	26.4%
Gross Operating Profit	$3,098,189	$4,416,084	$4,304,709	$26,089	46.4%
Fixed Expenses	265,436	246,500	255,171	1,546	2.8%
Net Operating Income	$2,832,753	$4,169,584	$4,049,537	$24,543	43.7%
FF&E	283,383	372,467	370,872	2,248	4.0%
Net Cash Flow	$2,549,370	$3,797,117	$3,678,666	$22,295	39.7%

(1)	The property was completed and opened in December 2014. As a result, historical operating information is not available. 2015 represents the property’s performance during ramp up.

(2)	Represents the trailing twelve-month period ending September 30, 2016.

(3)	Per Room values are based on 165 rooms.

(4)	% column represents percent of Total Revenue except for Room Expense and Other Departmental Expenses, which is based on the corresponding revenue line items.

(5)	Other Departmental Revenues includes food and beverage revenue, telephone revenue, market pantry sales, internet revenue and laundry income.

Property Management. The property is managed by Western States Lodging & Management II, LLC (“Western States”), a property management company located in Taylorsville, Utah with ownership interest in the property. Western States was established in 1996 and specializes in real estate development, management and healthcare services. Western States’ portfolio includes 14 hotels (1,667 rooms), 12 senior-communities, a 144-unit multifamily community and a conference center. The hotels managed by Western States include the hotels branded as Fairfield Inn, TownePlace Suites, SpringHill Suites, Courtyard by Marriott, Hilton Garden Inn, Home2 Suites, Homewood Suites, La Quinta, Embassy Suites and Hampton Inn located in Utah, Idaho and Oregon.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 6 — Embassy Suites - Hillsboro

Escrows and Reserves. At origination, the Embassy Suites - Hillsboro Borrower deposited aggregate reserves of $79,510, comprised of (i) $62,745 for insurance premiums and (ii) $16,765 for real estate taxes.

Tax Escrows - On a monthly basis, the Embassy Suites - Hillsboro Borrower is required to fund a tax reserve in an amount equal to 1/12 of the annual estimated tax payments. Monthly deposits currently equal to $16,765.

Insurance Escrows - The requirement of the Embassy Suites - Hillsboro Borrower to make monthly deposits to the insurance reserve is waived so long as (a) no Cash Management Period or Cash Sweep Period exists, (b) no event of default under the loan documents is continuing, (c) the lender receives evidence that premiums have been paid five days prior to the due date and (d) the Embassy Suites - Hillsboro Borrower has complied with the insurance provisions in the loan documents.

FF&E Reserves - On a monthly basis, the Embassy Suites - Hillsboro Borrower is required to escrow an amount equal to the greater of (a) 1/12 of 4.0% of total departmental revenues during the calendar year immediately preceding the calendar year in which the monthly payment occurs and (b) the aggregate amount, if any, required to be reserved for capital expenditures under the management agreement and the franchise agreement.

Future PIP Reserve - The Embassy Suites - Hillsboro Borrower is required to deposit on each monthly payment date during the continuance of a Future PIP Trigger Event (defined below), all excess cash flow into a future PIP reserve account.

A “Cash Management Period” means a period commencing upon the occurrence of (i) an event of default under the loan documents until cured, (ii) any bankruptcy or insolvency proceeding of the Embassy Suites - Hillsboro Borrower, guarantor or property manager (except that in the event of an involuntary bankruptcy, the Cash Management Period will not commence if the filing is discharged, stayed or dismissed within 30 days for the Embassy Suites - Hillsboro Borrower or the guarantor, or within 120 days (or the property manager is replaced by a qualified manager as specified in the loan documents) for the property manager), (iii) as of the date of determination, the debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination falling below 1.45x until the date the debt service coverage ratio based on the trailing 12-month period is greater than 1.50x has been achieved for two consecutive calendar quarters, (iv) a Future PIP Trigger Event until the Embassy Suites - Hillsboro Borrower has entered into a (a) renewal franchise agreement that extends at least five years beyond the loan maturity date or (b) replacement franchise agreement or (v) if (a) the property is self-managed by the Embassy Suites - Hillsboro Borrower or any of its affiliates, any fraud or misappropriations of funds or felony indictment of the guarantor or a director or officer of the borrower or guarantor or (b) the property is managed by a third party property manager, any fraud or misappropriations of funds or felony indictment of the property manager or a director or officer of the property manager. A Cash Management Period is only permitted to be cured up to two times in the aggregate during the term of the loan.

A “Cash Sweep Period” means a period commencing upon the occurrence of (i) an event of default under the loan documents until cured, (ii) any bankruptcy or insolvency proceeding of the Embassy Suites - Hillsboro Borrower, guarantor or property manager (except that in the event of an involuntary bankruptcy, the Cash Sweep Period will not commence if the filing is discharged, stayed or dismissed within 30 days for the Embassy Suites - Hillsboro Borrower or the guarantor, or within 120 days (or the property manager is replaced by a qualified manager as specified in the loan documents) for the property manager, or (iii) as of the date of determination, the debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination falling below 1.40x until the date the debt service coverage ratio based on the trailing 12-month period is greater than 1.50x has been achieved for two consecutive calendar quarters. A Cash Sweep Period is only permitted to be cured up to two times in the aggregate during the term of the loan.

A “Future PIP Trigger Event” means the period commencing upon the earliest of (i) the date the franchisor or the Embassy Suites - Hillsboro Borrower give notice of its intent to terminate, cancel or not extend or renew the franchise agreement, (ii) the date that is 12 months prior to the expiration of the franchise agreement, (iii) an event of default under the franchise agreement, (iv) any bankruptcy or insolvency proceeding of the franchisor or (v) the franchisor gives notice to the Embassy Suites - Hillsboro Borrower of any requirements or requests the Embassy Suites - Hillsboro Borrower to make any repairs and/or improvements at the property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 6 — Embassy Suites - Hillsboro

Lockbox / Cash Management. The loan is structured with a hard lockbox and springing cash management. During the continuance of a Cash Management Period, all funds in the lockbox are required to be transferred to the cash management account every business day to be applied to payment of debt service, reserves, and other amounts due under the Embassy Suites - Hillsboro loan documents, and during a Cash Sweep Period, all excess cash flow is required to be retained by the lender as additional collateral for the loan (unless a Cash Sweep Period occurs on account of a Future PIP Trigger Event for which all excess cash flow will be deposited into a future PIP reserve account).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 7 — Wolfchase Galleria

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 7 — Wolfchase Galleria

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 7 — Wolfchase Galleria

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 7 — Wolfchase Galleria

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 7 — Wolfchase Galleria

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	UBS AG	Single Asset / Portfolio:	Single Asset
Original Principal Balance(2):	$30,000,000	Title:	Fee
Cut-off Date Principal Balance(2):	$29,957,889	Property Type - Subtype:	Retail – Regional Mall
% of Pool by IPB:	4.9%	Net Rentable Area (SF)(3):	391,862
Loan Purpose:	Refinance	Location:	Memphis, TN
Borrower:	Galleria at Wolfchase, LLC	Year Built / Renovated:	1997 / N/A
Sponsor:	Simon Property Group, L.P.	Occupancy(4):	90.1%
Interest Rate:	4.1460%	Occupancy Date:	9/28/2016
Note Date:	10/26/2016	Number of Tenants:	105
Maturity Date:	11/1/2026	2013 NOI:	$17,203,630
Interest-only Period:	0 months	2014 NOI:	$17,289,809
Original Term:	120 months	2015 NOI:	$17,180,445
Original Amortization:	360 months	TTM NOI(5):	$17,306,615
Amortization Type:	Balloon	UW Economic Occupancy:	100.0%
Call Protection(6):	L(25),Def(88),O(7)	UW Revenues:	$25,912,897
Lockbox(7):	Hard	UW Expenses:	$8,234,769
Additional Debt(2):	Yes	UW NOI:	$17,678,128
Additional Debt Balance(2):	$135,000,000	UW NCF:	$16,563,648
Additional Debt Type(2):	Pari Passu	Appraised Value / Per SF:	$254,000,000 / $648
Additional Future Debt Permitted:	No	Appraisal Date:	9/26/2016

Escrows and Reserves(8)				Financial Information(2)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$420
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$336
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	64.9%
Replacement Reserves:	$0	Springing	$195,931	Maturity Date LTV:	51.9%
TI/LC:	$0	Springing	$1,175,586	UW NCF DSCR:	1.72x
				UW NOI Debt Yield:	10.7%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(2)	$165,000,000	72.8%	Payoff Existing Debt	$226,094,022	99.7%
Borrower’s Equity	61,688,908	27.2	Closing Costs	594,886	0.3
Total Sources	$226,688,908	100.0%	Total Uses	$226,688,908	100.0%

(1)	The Wolfchase Galleria Whole Loan was co-originated with Morgan Stanley Bank, N.A. (“Morgan Stanley”).
(2)	The Wolfchase Galleria loan is part of a larger split whole loan evidenced by eight pari passu senior notes, with an aggregate original principal balance of $165.0 million. The financial information presented in the chart above reflects the cut-off date balance of the $164.8 million Wolfchase Galleria Whole Loan. For a more detailed description, please refer to “The Loan” below.
(3)	The Wolfchase Galleria property is part of a shopping center with a total of 1,267,857 SF, which includes non-collateral anchor tenants, Macy’s (252,720 SF), Dillard’s (203,943 SF), Sears (160,885 SF) and J.C. Penney (144,047 SF).
(4)	Most recent occupancy information is calculated based on the collateral SF of 391,862, and excludes two tenants currently in occupancy that are expected to vacate (Love Culture – 9,713 SF and Tempur Pedic – 1,020 SF). Two tenants totaling 9,252 SF have executed leases but are currently not in occupancy (Footlocker / House of Hoops and Cinnabon) are underwritten as occupied. The occupancy including the non-collateral anchors is 96.9%.
(5)	Represents the trailing twelve months ending August 31, 2016.
(6)	The lockout period will be at least 25 payment dates beginning with and including the first payment date of December 1, 2016. Defeasance of the full $165.0 million Wolfchase Galleria Whole Loan is permitted after the earlier to occur of (i) June 1, 2020 and (ii) the date that is two years from the closing date of the securitization that includes the note to be last securitized (the “REMIC Prohibition Period”). If the REMIC Prohibition Period has not expired by June 1, 2020, the borrower is permitted to prepay the Wolfchase Galleria Whole Loan in whole, but not in part, with the payment of a yield maintenance premium.
(7)	For a more detailed description of the lockbox, please refer to “Lockbox / Cash Management” below.
(8)	For a more detailed description of escrows and reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 7 — Wolfchase Galleria

The Loan. The Wolfchase Galleria loan, which is part of a larger split whole loan, is a first mortgage loan secured by the borrower’s fee interest in 391,862 SF of retail space within a 1,267,857 SF regional mall located in Memphis, Tennessee known as Wolfchase Galleria. The loan has a 10-year term and amortizes on a 30-year schedule for the full term of the loan. The whole loan was co-originated by UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS AG, New York Branch”) and Morgan Stanley, has an outstanding principal balance as of the cut-off date of $164,768,389 (the “Wolfchase Galleria Whole Loan”), and is comprised of eight pari passu notes. Notes A-6 and A-7 have an aggregate outstanding principal balance as of the cut-off date of $29,957,889 and are being contributed to the CSMC 2016-NXSR Commercial Mortgage Trust. The six related companion pari passu loans have an aggregate outstanding principal balance as of the cut-off date of $134,810,500, which are evidenced by one controlling Note A-1-1 (with an original principal balance of $35.0 million) and non-controlling Note A-3, both of which are expected to be contributed to the MSC 2016-UBS12 Commercial Mortgage Trust and four non-controlling notes that are currently held by UBS AG, New York Branch and Morgan Stanley. The Wolfchase Galleria Whole Loan will be serviced pursuant to the MSC 2016-UBS12 pooling and servicing agreement. The most recent prior financing of the property was included in the GECMC 2007-C1 transaction.

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1-1(1)	$35,000,000	$34,950,870	Morgan Stanley	Yes
Note A-1-2	5,000,000	4,992,981	Morgan Stanley	No
Note A-2	50,000,000	49,929,815	Morgan Stanley	No
Note A-3(1)	35,000,000	34,950,870	UBS AG, New York Branch	No
Note A-4	5,000,000	4,992,981	UBS AG, New York Branch	No
Note A-5	5,000,000	4,992,981	UBS AG, New York Branch	No
Note A-6	20,000,000	19,971,926	CSMC 2016-NXSR	No
Note A-7	10,000,000	9,985,963	CSMC 2016-NXSR	No
Total	$165,000,000	$164,768,389

(1)	Note A-1-1 and Note A-3 are currently held by Morgan Stanley and UBS AG, New York Branch, respectively, and are expected to be contributed to the MSC 2016-UBS12 mortgage trust.

The Borrower. The borrowing entity for the loan is Galleria at Wolfchase, LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The loan’s sponsor and non-recourse carveout guarantor is Simon Property Group, L.P. (the “Wolfchase Galleria Sponsor”). The borrower is controlled by and 94.5% owned by entities controlled by the Wolfchase Galleria Sponsor.

For so long as the Wolfchase Galleria Sponsor is the non-recourse carveout guarantor, the liability of the non-recourse carveout guarantor or a replacement guarantor under the non-recourse carveout guaranty (which also covers environmental provisions in the Wolfchase Galleria Whole Loan documents) may not exceed $33,000,000, in the aggregate, plus all of the reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of such guaranty or the preservation of the lender’s rights thereunder.

The Wolfchase Galleria Sponsor is the operating partnership of Simon Property Group, Inc. (“Simon”). Simon is a publicly traded self-administered and self-managed real estate investment trust (NYSE: SPG) focused on retail property ownership and management. Simon is one of the largest publicly traded owners, operators and developers of retail assets in the United States. As of December 31, 2015, Simon operated 209 properties, consisting of 108 malls, 71 Premium Outlet-branded centers, fourteen Mills-branded centers, four lifestyle centers, and twelve other retail properties located in 37 states and Puerto Rico containing an aggregate of approximately 184 million SF.

The Property. The property consists of 391,862 SF contained in a two-story regional mall and anchored by four non-collateral anchor stores that include Macy’s, Dillard’s, Sears and J.C. Penney, and is surrounded by several non-collateral outparcels that include Bed Bath & Beyond, Barnes & Noble, Bahama Breeze, Olive Garden, Logan’s Roadhouse and First Tennessee Bank,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 7 — Wolfchase Galleria

among others. Included in the collateral are 5,926 parking spaces. The property was 90.1% leased as of September 28, 2016 to a mix of 105 national retail and restaurant tenants. Including non-collateral anchors, the Wolfchase Galleria Mall is 96.9% occupied.

Non-Owned Anchors

Anchor	Ratings Moody’s/S&P/Fitch(1)	Net Rentable Area (SF)	Sales(2)	Sales PSF(2)
Macy’s	Baa2/BBB/BBB	252,720	$41,951,520	$166
Dillard’s	Baa3/BBB-/BBB-	203,943	$28,755,963	$141
Sears	Caa1/CCC+/CC	160,885	$13,996,995	$87
J.C. Penney	B1/B/B+	144,047	$26,504,648	$184

(1)	Ratings provided are for the parent company of the entity listed in the “Anchor” field whether or not the parent company guarantees the lease.
(2)	Based on the trailing twelve-month period ending December 31, 2015 and were provided by Simon.

The three largest tenants by NRA include Malco Theatres, The Finish Line and Victoria’s Secret, with no other tenant occupying more than 3.3% of NRA or representing more than 4.0% of base rent. The five largest tenants total 22.6% of collateral NRA and 15.5% of underwritten rent. Other tenants include Express/Express Men, New York & Company, Pandora, Bath & Body Works, GameStop and Sephora.

As of September 28, 2016, the property was 90.1% occupied. Historical occupancy at the property has averaged 93.4% from 2010 to 2015, excluding temporary tenants. Total inline sales at the property for the trailing 12 months ending August 31, 2016 were approximately $78.9 million with an average of $393 PSF, resulting in an occupancy cost of 17.6%. Recent leasing at the property includes eight tenants totaling 30,794 SF that have signed new leases or renewed existing leases at the property in 2016, and includes Bath & Body Works, City Gear, Gap Kids/Baby Gap, Gould’s Salon, Kids Footlocker, Lovestick, Papaya, and Supreme Cuts.

Historical and Current Occupancy and Sales Summary(1)

	2013	2014	2015	Current
Occupancy(2)(3)	95.2%	98.7%	97.5%	98.4%
Comparable In-line Sales PSF(4)	$395	$383	$399	$393
Comparable In-line Occupancy Costs(4)(5)	17.2%	17.9%	17.6%	17.6%
Total Comparable In-line Sales	$72,119,441	$80,872,088	$81,680,436	$78,856,693
Total Mall Sales(6)	$95,655,352	$105,041,718	$106,376,248	$124,655,752
(1)	Comparable In-line Sales PSF and Comparable In-line Occupancy Costs are for comparable tenants less than 10,000 SF who have been open and operating continuously from the beginning of the prior calendar year and were provided by Simon.
(2)	Occupancy excludes non-collateral anchor tenants and includes temporary tenants. Excluding temporary tenants, the historical occupancy is 92.4%, 95.3%, 92.2% and 93.5% for 2013, 2014, 2015 and Current period, respectively.
(3)	Current Occupancy includes two tenants totaling 10,733 SF (Love Culture and Tempur Pedic) that are currently in occupancy, but are expected to vacate. These tenants were underwritten as vacant.
(4)	Current Comparable In-Line Sales PSF and Current Comparable In-Line Occupancy Costs are based on the underwritten rent roll as of September 28, 2016.
(5)	Comparable In-line Occupancy Cost calculations are based on Total UW Base Rent (base rent, recoveries, % rent in lieu and overage rent) per SF for all tenants with less than 10,000 SF divided by the comparable in-line sales for tenants who have been open and operating continuously from the beginning of the prior calendar year.
(6)	Total Mall Sales exclude non-collateral anchors and outparcels.

The Market. The property is located in the northeastern portion of the Memphis core based statistical area (“CBSA”), approximately 17.5 miles east of Downtown Memphis, Tennessee. The property is situated at the southeast corner of the North Germantown Parkway and US Highway 64 intersection, anchoring a primary retail corridor directly off of Interstate-40. Interstate-40 serves as a primary regional thoroughfare running east-west through the state of Tennessee, connecting Memphis to the southwest and Nashville to the northeast. The immediate area surrounding the property is characterized by residential

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 7 — Wolfchase Galleria

development, with commercial and retail development primarily extending along US Highway 64 to the east of the property and along North Germantown Parkway south of the property, and includes the Colonial Country Club and golf course located adjacent to the property, on the opposite side of Interstate-40. Per the appraisal, the property is the largest regional mall in the Memphis retail market.

According to the appraisal, the property is located in the Raleigh/Bartlett submarket of the Memphis metro area, encompassing approximately 32.0% of the region’s retail inventory. As of the second quarter of 2016, the Memphis retail market had a vacancy rate of 11.3% and the Raleigh/Bartlett submarket had a vacancy rate of 10.8%. In the same period, asking rents in the Memphis retail market were $13.92 PSF and asking rents in the Raleigh/Bartlett submarket were $12.18 PSF.

The appraiser concluded a primary trade area of 10 miles surrounding the property and a secondary trade area of up to 25 miles surrounding the property. According to the appraisal, over the period from 2000 through 2015, the compound annual population growth rates within a five-, 10- and 25-mile radius of the property were 1.93%, 1.27% and 0.75%, respectively. Within a five-, 10- and 25-mile radius of the property, the 2015 annual average household income levels were estimated at $84,163, $89,993 and $71,048, respectively, and exceed the corresponding average for the Memphis CBSA and the state of Tennessee, which were estimated at $69,579 and $65,306, respectively.

A summary of demographics in the primary and secondary trade areas compared to the Memphis CBSA and the state of Tennessee is presented below.

Demographic Summary(1)

Statistic	Five-mile Radius	10-mile Radius	25-mile Radius	Memphis CBSA	State of Tennessee
Population
2000	124,072	354,257	1,092,449	1,213,206	5,689,220
2015	165,164	427,947	1,221,581	1,358,701	6,607,383
2020 (projected)	179,369	454,339	1,274,958	1,418,805	6,902,854
% Increase 2000-2015	1.93%	1.27%	0.75%	0.76%	1.00%
% Increase 2015-2020 (projected)	1.66%	1.20%	0.86%	0.87%	0.88%

Average Household Income
2000	$67,249	$70,147	$53,933	$52,933	$48,717
2015	$84,163	$89,993	$71,048	$69,579	$65,306
2020 (projected)	$98,684	$105,882	$85,054	$83,047	$77,116
% Increase 2000-2015	1.51%	1.67%	1.85%	1.84%	1.97%
% Increase 2015-2020 (projected)	3.23%	3.31%	3.66%	3.60%	3.38%

Number of Households
2000	46,393	136,021	408,337	451,465	2,232,881
2015	63,118	162,915	458,698	508,606	2,598,520
2020 (projected)	69,149	173,716	481,680	534,419	2,730,599
% Increase 2000-2015	2.07%	1.21%	0.78%	0.80%	1.02%
% Increase 2015-2020 (projected)	1.84%	1.29%	0.98%	1.00%	1.00%

(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 7 — Wolfchase Galleria

Competitive Set Summary(1)

Property Name	Center Type	Total GLA	Year Built/ Renovated	Occupancy	In-line Sales PSF	Anchor Tenants	Proximity
Wolfchase Galleria	Regional Mall	1,267,857(2)	1997/N/A	96.9%(3)	$393	Macy’s, Dillard’s, Sears, J.C. Penney, Malco Theatres	N/A
Primary Competition
Oak Court Mall	Super Regional	849,068	1988/1995	99%	$300	Macy’s, Dillard’s Women’s, Dillard’s Kid’s, Housewares, Men’s	9.2 miles
Carriage Crossing	Lifestyle Center	712,017	2005/N/A	90%	$475	Dillard’s, Macy’s, Bed Bath & Beyond, Barnes & Noble	12.8 miles
The Shops of Saddle Creek	Lifestyle Center	143,585	1987/N/A	100%	$550	Unanchored	7.4 miles
Secondary Competition
Southaven Towne Center	Lifestyle Center	567,640	2005/N/A	100%	$300	Dillard’s, J.C. Penney, Gordman’s, HH Gregg, Bed Bath & Beyond, Jo-Ann, Books-A-Million	20.6 miles
Tanger Outlet Southaven	Outlet Center	320,000	2015/N/A	100%	N/A	Unanchored	21.6 miles

(1)	Source: Appraisal is the source for all information other than the property Total GLA, Occupancy, and In-line Sales PSF, which are based on information in the underwritten rent roll.
(2)	Includes non-collateral anchors and out-parcels.
(3)	Includes non-collateral anchors and out-parcels. Excluding the non-collateral anchors and temporary tenants, the property has an underwritten occupancy rate of 90.1% based on the September 28, 2016 underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 7 — Wolfchase Galleria

Tenant Summary(1)

Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent(3)	% of Total UW Base Rent	UW Base Rent PSF(4)	Most Recent Sales PSF(5)	Occupancy Costs (%)(6)	Lease Expiration Date
Malco Theatres	NR/NR/NR	30,000	7.7%	$300,000	2.2%	$10.00	$70,908	59.5%	12/31/2021
The Finish Line	NR/NR/NR	21,899	5.6	460,317	3.3	$21.02	$308	14.9%	2/28/2022
Victoria’s Secret	NR/NR/NR	13,330	3.4	533,200	3.8	$40.00	$526	14.3%	1/31/2018
Forever 21	NR/NR/NR	12,986	3.3	557,587	4.0	$42.94	$288	18.7%	6/30/2024
Charming Charlie	NR/NR/NR	10,413	2.7	310,145	2.2	$29.78	$100	29.9%	5/31/2020
Cheesecake Factory(7)	NR/NR/NR	10,147	2.6	337,388	2.4	$33.25	$1,040	6.2%	1/31/2036
Abercrombie & Fitch	NR/BB-/NR	8,575	2.2	175,000	1.3	$20.41	$137	15.3%	1/31/2019
Footlocker / House of Hoops(8)	Ba1/BB+/NR	8,331	2.1	333,240	2.4	$40.00	NAV	NAV	6/1/2026
Express/Express Men	NR/NR/NR	7,796	2.0	265,064	1.9	$34.00	$254	27.3%	1/31/2018
Milano Menswear	NR/NR/NR	7,376	1.9	81,800	0.6	$11.09	$170	10.4%	1/31/2019
Ten Largest Tenants		130,853	33.4%	$3,353,741	24.1%	$25.63	$332	16.2%
Remaining Tenants		222,333	56.7%	10,568,260	75.9%	$47.53
Vacant(9)		38,676	9.9	0	0.0	$0.00
Total/Wtd. Avg.:		391,862	100.0%	$13,922,001	100.0%	$39.42

(1)	Based on the underwritten rent roll dated September 28, 2016.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	UW Base Rent includes contractual rent steps equal to $207,732 through September 30, 2017, as well as $357,766 of rent associated with two tenants, which have signed leases but are not yet in occupancy (Footlocker / House of Hoops and Cinnabon, which in aggregate represent 2.4% of total NRA). UW Base Rent does not include percentage rent in lieu and overage rent totaling $403,204 as of the September 28, 2016 underwritten rent roll.
(4)	Total UW Base Rent PSF excludes vacant space.
(5)	Most Recent Sales PSF are based on the trailing twelve-month period ending August 31, 2016. Malco Theaters Sales PSF is based on eight screens. Wtd. Avg. Most Recent Sales PSF excludes Malco Theaters.
(6)	Occupancy Costs (%) calculations are based on Total UW Base Rent (base rent, recoveries, % rent in lieu and overage rent) divided by Most Recent Sales based on the trailing twelve-month period ending August 31, 2016.
(7)	Cheesecake Factory has the right to terminate its lease upon 180-days’ written notice and payment of a termination fee of $175 PSF prorated to the unamortized number of months remaining in the lease term if its adjusted gross sales for any full lease year during its fifth through eighth lease year is less than $6.0 million (approximately $591 PSF), or during the eighth lease year, is less than $7.0 million (approximately $690 PSF).
(8)	Footlocker / House of Hoops has a lease for 8,331 SF that is currently occupied by f.y.e. through February 28, 2017. Footlocker / House of Hoops lease starts June 1, 2017.
(9)	Vacancy includes two tenants totaling 10,733 SF (Love Culture and Tempur Pedic) that are currently in occupancy but are expected to vacate.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 7 — Wolfchase Galleria

Lease Rollover Schedule(1)

Year	Number of Leases Expiring(2)	NRA Expiring (SF)	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring	Cumulative NRA Expiring (SF)	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	38,676	9.9%	NAP	NAP	38,676	9.9%	NAP	NAP
MTM	0	0	0.0	$0	0.0%	38,676	9.9%	$0	0.0%
2016	1	1,263	0.3	94,333	0.7	39,939	10.2%	$94,333	0.7%
2017	26	49,609	12.7	3,281,864	23.6	89,548	22.9%	$3,376,198	24.3%
2018	15	49,741	12.7	2,168,110	15.6	139,289	35.5%	$5,544,308	39.8%
2019	7	32,937	8.4	929,761	6.7	172,226	44.0%	$6,474,069	46.5%
2020	8	18,449	4.7	696,838	5.0	190,675	48.7%	$7,170,907	51.5%
2021	11	60,953	15.6	1,671,761	12.0	251,628	64.2%	$8,842,669	63.5%
2022	10	37,971	9.7	1,220,309	8.8	289,599	73.9%	$10,062,978	72.3%
2023	8	17,838	4.6	615,031	4.4	307,437	78.5%	$10,678,009	76.7%
2024	8	30,452	7.8	1,365,450	9.8	337,889	86.2%	$12,043,458	86.5%
2025	3	13,032	3.3	332,943	2.4	350,921	89.6%	$12,376,401	88.9%
2026	5	23,755	6.1	898,305	6.5	374,676	95.6%	$13,274,707	95.4%
2027 & Beyond	6	17,186	4.4	647,294	4.6	391,862	100.0%	$13,922,001	100.0%
Total	108	391,862	100.0%	$13,922,001	100.0%

(1)	Based on the underwritten rent roll dated September 28, 2016.
(2)	Certain tenants have more than one lease.
(3)	UW Base Rent Expiring includes contractual rent steps equal to $207,732 through September 30, 2017 and excludes allocated overage rent and percent rent in lieu.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 7 — Wolfchase Galleria

Operating History and Underwritten Net Cash Flow

	2013	2014	2015	TTM(1)	Underwritten	PSF	%(2)
Base Rental Revenue(3)	$13,864,681	$14,158,254	$13,950,699	$14,187,408	$13,922,001	$35.53	53.7%
Temporary Tenant Rent(4)(5)	2,118,799	1,662,768	1,709,417	1,645,952	1,777,441	4.54	6.9
Other Rents	191,628	188,725	187,590	175,378	192,612	0.49	0.7
Total Minimum Rent	$16,175,108	$16,009,747	$15,847,706	$16,008,738	$15,892,053	$40.56	61.3%
Overage Rent	150,629	151,811	209,629	354,924	360,764	0.92	1.4
Expense Reimbursements	8,652,357	9,228,531	9,213,072	9,244,935	9,074,259	23.16	35.0
Other Income	528,608	477,980	481,491	422,373	585,820	1.49	2.3
Total Gross Income	$25,506,702	$25,868,069	$25,751,898	$26,030,970	$25,912,897	$66.13	100.0%
Vacancy and Credit Loss	0	0	0	0	0	0.00	0.0
Effective Gross Income	$25,506,702	$25,868,069	$25,751,898	$26,030,970	$25,912,897	$66.13	100.0%
Total Expenses	8,303,072	8,578,260	8,571,453	8,724,355	8,234,769	21.01	31.8
Net Operating Income	$17,203,630	$17,289,809	$17,180,445	$17,306,615	$17,678,128	$45.11	68.2%
Total TI/LC, Capex/RR	0	0	0	0	1,114,480	2.84	4.3
Net Cash Flow	$17,203,630	$17,289,809	$17,180,445	$17,306,615	$16,563,648	$42.27	63.9%

(1)	The TTM column represents the trailing twelve-month period ending August 31, 2016.
(2)	% column represents percent of Total Gross Income for all revenue lines and percent of Effective Gross Income for the remainder of the fields.
(3)	Underwritten Base Rental Revenue is based on the underwritten rent roll as of September 28, 2016 and includes rent steps totaling $207,732 taken through September 30, 2017 and $357,766 of rent associated with two tenants, which have signed leases but are not yet in occupancy (Footlocker / House of Hoops and Cinnabon). Footlocker / House of Hoops has an executed lease for 8,331 SF that is currently occupied by f.y.e. through February 28, 2017. f.y.e.’s current annual rent is $152,739. Underwritten rent reflects Footlocker / House of Hoops contractual rent of $333,240. Love Culture (9,713 SF) and Tempur Pedic (1,020 SF) are currently in occupancy, but are expected to vacate, and have been excluded from underwritten rent.
(4)	Temporary Tenant Rent includes temporary tenant income, percentage rent in-lieu, overage rent, cart income, kiosk income, local even income, seasonal income and vending income.
(5)	2014 Temporary Tenant Rent and 2015 Temporary Tenant Rent include ($16,269) of deferred rent in 2014 and $4,067 of deferred rent in 2015.

Property Management. The property is managed by Simon Management Associates, LLC, an affiliate of the Wolfchase Galleria Sponsor.

Escrows and Reserves. During the continuance of a Lockbox Event Period (as defined below), or if the borrower has failed to pay real estate taxes as required by the Wolfchase Galleria Whole Loan documents, the borrower is required to escrow monthly 1/12th of the annual estimated tax payments. During the continuance of a Lockbox Event Period, the borrower is required to escrow monthly 1/12th of the annual estimated insurance premiums (unless the borrower maintains an acceptable blanket policy). During the continuance of a Lockbox Event Period, the borrower is required to make monthly deposits equal to $8,164 into an escrow account for replacements and repairs on each monthly payment date on which the balance on deposit in such escrow account is less than $195,931. During the continuance of a Lockbox Event Period, the borrower is required to make monthly deposits equal to $48,983 into an escrow account for tenant improvements and leasing commissions on each monthly payment date on which the balance on deposit in such escrow account is less than $1,175,586.

A “Lockbox Event Period” means the period (i) commencing upon an event of default under the Wolfchase Galleria Whole Loan and ending upon the acceptance by the lender, in its sole discretion, of a cure of such event of default, or (ii) commencing on the date upon which the debt service coverage ratio on the Wolfchase Galleria Whole Loan for the immediately preceding four calendar quarters is less than 1.40x for two consecutive calendar quarters (a “DSCR Trigger Event”), and ending on the date the debt service coverage ratio on the Wolfchase Galleria Whole Loan for the immediately preceding four calendar quarters equals or exceeds 1.40x for two consecutive calendar quarters.

Lockbox / Cash Management. The Wolfchase Galleria Whole Loan is structured with a hard lockbox and springing cash management. Within 30 days after the loan origination date and thereafter, the borrower is required to direct all tenants to pay rent directly into such lockbox. The Wolfchase Galleria Whole Loan has cash management only after the initial occurrence and during the continuance of a Lockbox Event Period. Provided a Lockbox Event Period is not continuing, funds in the lockbox account are required to be swept to an account designated by the borrower. Upon the occurrence of a Lockbox Event Period,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 7 — Wolfchase Galleria

the borrower is required to establish and maintain a cash management account controlled by the lender, and, during the continuance of a Lockbox Event Period, funds in the lockbox account are required to be transferred weekly to the cash management account. During the continuance of a Lockbox Event Period arising solely in connection with a DSCR Trigger Event, funds in the cash management account are required to be applied on each monthly payment date to pay debt service on the Wolfchase Galleria Whole Loan, to fund the required reserves deposits as described above under “Escrows and Reserves”, to disburse the monthly operating expenses and capital expenditures referenced in the approved annual budget (or if no approved annual budget is available because review is pending or not required, in the existing annual budget) and extraordinary operating expenses or capital expenses approved (except in the case of emergency expenses) by the lender, and to disburse the remainder (i) if a Sweep Event Period (as defined below) is continuing, into an account to be held by the lender as additional security for the Wolfchase Galleria Whole Loan during the continuance of such Sweep Event Period and (ii) otherwise, to the borrower. The annual budget is required to be approved by the lender only if both (A) either (x) a Lockbox Event Period caused by an event of default under the Wolfchase Galleria Whole Loan exists or (y) any other Lockbox Event Period exists and one or more of the Wolfchase Galleria Sponsor and Simon does not own at least 50% of, or does not control, the borrower, and (B) there is (x) more than a 5% deviation from the prior fiscal year’s annual budget or (y) an increase in fees or other payments made to an affiliate of the borrower.

A “Sweep Event Period” means the period commencing on the date upon which the debt service coverage ratio on the Wolfchase Galleria Whole Loan for the immediately preceding four calendar quarters is less than 1.30x for two consecutive calendar quarters, and ending on the date the debt service coverage ratio on the Wolfchase Galleria Whole Loan for the immediately preceding four calendar quarters equals or exceeds 1.30x for two consecutive calendar quarters.

Release of Property. The borrower may transfer (including to an affiliate) all or any portion of an approximately 12.57 acre unimproved parcel, which was not included in the underwriting of the Wolfchase Galleria Whole Loan (the “Wolfchase Galleria Unimproved Parcel”), without payment to the lender (except to the extent, if any, required by REMIC regulations), upon satisfaction of certain conditions set forth in the Wolfchase Galleria Whole Loan documents, and may relocate tenants at the property to the Wolfchase Galleria Unimproved Parcel after such transfer, provided that the borrower delivers an officer’s certificate to the lender certifying that such tenant relocation will not cause a material diminution in the annual gross revenue generated from the operation of the property. In addition, the borrower may make transfers of non-income producing portions of the property as described in the Preliminary Prospectus. Refer to “—Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases”.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 8  — Walgreens Portfolio V

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 8  — Walgreens Portfolio V

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 8  — Walgreens Portfolio V

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	UBS AG	Single Asset / Portfolio:	Portfolio of Eight Properties
Original Principal Balance:	$26,635,694	Title:	Fee
Cut-off Date Principal Balance:	$26,635,694	Property Type - Subtype:	Retail – Single Tenant
% of Pool by IPB:	4.4%	Net Rentable Area (SF):	118,200
Loan Purpose:	Acquisition	Location:	Various
Borrower:	CF Net Lease Portfolio V DST	Year Built / Renovated:	Various
Sponsor:	CF Real Estate Holdings, LLC	Occupancy:	100.0%
Interest Rate(2):	4.5930%	Occupancy Date:	12/1/2016
Note Date:	11/15/2016	Number of Tenants:	8
Anticipated Repayment Date(2):	12/1/2026	2013 NOI(3):	N/A
Interest-only Period(2):	120 months	2014 NOI(3):	N/A
Original Term:	120 months	2015 NOI(3):	N/A
Original Amortization:	None	UW Economic Occupancy:	97.0%
Amortization Type(2):	Interest Only, ARD	UW Revenues:	$2,636,347
Call Protection:	L(25),YM1(92),O(3)	UW Expenses:	$52,727
Lockbox(4):	Hard	UW NOI:	$2,583,620
Additional Debt:	No	UW NCF:	$2,565,890
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$47,330,000 / $400
Additional Debt Type:	N/A	Appraisal Date:	Various
Additional Future Debt Permitted:	No

Escrows and Reserves(5)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$225
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$225
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	56.3%
				Maturity Date LTV(2):	56.3%
				UW NCF DSCR:	2.07x
				UW NOI Debt Yield:	9.7%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$26,635,694	62.3%	Purchase Price	$42,278,880	98.9%
Sponsor Equity	16,097,704	37.7	Closing Costs	454,518	1.1
Total Sources	$42,733,398	100.0%	Total Uses	$42,733,398	100.0%
(1)	The Walgreens Portfolio V loan was originated by Cantor Commercial Real Estate Lending, L.P. and acquired by UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS AG, New York Branch”). UBS AG, New York Branch has re-underwritten such mortgage loan in accordance with the procedures described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—UBS AG, New York Branch” in the Preliminary Prospectus.
(2)	The loan is structured with an anticipated repayment date (“ARD”) of December 1, 2026 and a stated maturity date of December 1, 2031. Prior to the ARD, the loan accrues interest at a fixed rate equal to 4.5930% (the “Initial Interest Rate”). In the event that the loan is not paid in full on or before the ARD, the loan’s interest rate will increase to 3.0000% per annum plus the greater of (i) the Initial Interest Rate or (ii) the 10-year swap yield as of the first business day after the ARD (the “Adjusted Interest Rate”). Following the ARD, the borrower is required to continue to make payments of interest based on the Initial Interest Rate. Interest accrued at the excess of the Adjusted Interest Rate over the Initial Interest Rate and not paid will remain an obligation of the borrower, but will be deferred (such accrued interest, the “Accrued Interest”) and is required to be paid on the stated maturity date to the extent not sooner paid pursuant to the loan documents. If the loan is not repaid in full on or prior to the ARD, from and after the occurrence of the ARD and provided no event of default under the loan has occurred and is continuing, all excess cash flow is required to be applied to reduce the outstanding principal balance of the loan, with any remaining amounts to be applied towards Accrued Interest.
(3)	The portfolio was acquired by the borrower in 2016 as part of a sale-leaseback. Historical financials are not available.
(4)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.
(5)	For a more detailed description of escrows and reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 8  — Walgreens Portfolio V

The Loan. The Walgreens Portfolio V loan is a $26,635,694 first mortgage loan secured by the borrower’s fee interests in a 118,200 SF, eight-property portfolio of single-tenant retail properties located in Wisconsin (six properties), Arizona (one property) and Wyoming (one property). The loan is structured with an ARD of December 1, 2026 and a stated maturity date of December 1, 2031. Prior to the ARD, the loan accrues interest at a fixed rate equal to the Initial Interest Rate. In the event that the loan is not paid in full on or before the ARD, the loan’s interest rate will increase to the Adjusted Interest Rate. Following the ARD, the borrower is required to continue to make payments of interest based on the Initial Interest Rate. Accrued Interest is required to be paid on the stated maturity date to the extent not sooner paid pursuant to the loan documents. If the loan is not repaid in full on or prior to the ARD, from and after the occurrence of the ARD and provided no event of default under the loan has occurred and is continuing, all excess cash flow is required to be applied to reduce the outstanding principal balance of the loan, with any remaining amounts to be applied towards Accrued Interest.

The acquisition of the portfolio was part of a larger transaction with Walgreens Co. (“Walgreens”) consisting of the sale-leaseback of 53 Walgreens properties under a lease agreement that has a term of 15 years NNN with 12 five-year renewal options. The sponsor acquired the 53-property portfolio for approximately $285.3 million and the allocated purchase price for the eight properties in the portfolio is approximately $42.3 million ($358 PSF), representing a loan to purchase price of approximately 63.0%. The sponsor financed the sale leaseback transaction of the properties securing the Walgreens Portfolio V loan with approximately $16.1 million in equity.

The Borrower. The borrowing entity for the loan is CF Net Lease Portfolio V DST, a Delaware statutory trust and special purpose entity.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is CF Real Estate Holdings, LLC, a subsidiary of Cantor Fitzgerald, L.P. (“Cantor Fitzgerald” or “Cantor”). Cantor, founded in 1945 as an investment bank and brokerage business, has grown into a global financial services firm with fully-integrated real estate capabilities. Along with its subsidiaries and affiliates, Cantor employs 10,000 people across offices in 20 countries. Cantor is rated BBB- by Fitch and S&P. Recourse to the sponsor is limited to bankruptcy, prohibited transfers, and voluntary granting of a mortgage, deed of trust or security interest on the properties.

The Properties. The portfolio is comprised of eight single tenant retail properties totaling 118,200 SF, which are located in Wisconsin, Arizona and Wyoming. The properties were built between 2000 and 2008 and range in size from 14,490 SF to 15,120 SF, with an average size of 14,775 SF and were 100.0% occupied as of December 1, 2016.

All eight properties are each 100.0% leased and occupied by Walgreens. Walgreens is one of the largest drugstore chains in the United States, with approximately 8,175 stores in all 50 states, the District of Columbia, Puerto Rico and the U.S. Virgin Islands as of August 31, 2016. In December 2014, Walgreens completed its strategic combination with Alliance Boots to establish Walgreens Boots Alliance, Inc. (“WBA”) (NASDAQ: WBA) (rated BBB/Baa2/BBB by Fitch/Moody’s/S&P) and is now part of the Retail Pharmacy USA division of WBA. On October 27, 2015, WBA announced its proposed merger with Rite Aid. The merger was approved by the Rite Aid stockholders in February 2016 and is expected to close in early 2017.

At loan origination, Walgreens provided a letter to the sponsor representing that as of the trailing twelve-month period ending April 31, 2016, with respect to the stores at the properties, three stores had total sales above $11.0 million and five stores had total sales between $7.0 million and $11.0 million, and the portfolio’s average sales per store were approximately $12.1 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 8  — Walgreens Portfolio V

Property Information

Property	State(1)	Year Built(1)	NRA SF(2)	Allocated Loan Amount ($)	Allocated Loan Amount (%)	Appraisal Value ($)(1)	Appraisal Date(1)	Occupancy(2)	UW NOI
Walgreens - Tempe	AZ	2004	14,820	$3,491,737	13.1%	$6,500,000	9/26/2016	100.0%	$338,693
Walgreens - Cheyenne	WY	2000	15,120	3,328,539	12.5	5,650,000	9/25/2016	100.0%	322,863
Walgreens - Elkhorn	WI	2008	14,820	3,327,266	12.5	5,910,000	9/27/2016	100.0%	322,740
Walgreens - Janesville	WI	2007	14,820	3,327,266	12.5	5,910,000	9/25/2016	100.0%	322,740
Walgreens - Beaver Dam	WI	2007	14,820	3,327,266	12.5	5,910,000	9/26/2016	100.0%	322,740
Walgreens - Sheboygan	WI	2008	14,820	3,327,266	12.5	5,910,000	9/29/2016	100.0%	322,740
Walgreens - Merrill	WI	2007	14,490	3,253,177	12.2	5,770,000	9/27/2016	100.0%	315,553
Walgreens - Stevens Point	WI	2007	14,490	3,253,177	12.2	5,770,000	9/25/2016	100.0%	315,553
Total/ Wtd. Avg.:			118,200	$26,635,694	100.0%	$47,330,000		100.0%	$2,583,620

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated December 1, 2016.

The Market. The properties are located in Wisconsin (six properties), Arizona (one property) and Wyoming (one property).

Market Overview

		Rental Rate PSF		One-Mile Radius(1)		Three-Mile Radius(1)		Five-Mile Radius(1)
Property	State(2)	Initial Actual(3)	Market(2)	2016 Population	Average Household Income	2016 Population	Average Household Income	2016 Population	Average Household Income
Walgreens - Tempe	AZ	$23.00	$23.00	16,136	$74,961	159,327	$58,376	341,916	$61,699
Walgreens - Cheyenne	WY	$21.49	$21.49	9,528	$64,632	59,905	$66,939	80,903	$72,607
Walgreens - Elkhorn	WI	$21.92	$22.00	3,307	$66,130	11,945	$66,726	16,963	$69,349
Walgreens - Janesville	WI	$21.92	$22.00	7,999	$60,623	34,023	$57,913	60,284	$60,824
Walgreens - Beaver Dam	WI	$21.92	$22.00	9,656	$54,442	19,232	$57,196	22,065	$59,126
Walgreens - Sheboygan	WI	$21.92	$22.00	10,968	$58,367	43,174	$55,952	61,579	$57,428
Walgreens - Merrill	WI	$21.92	$22.00	5,338	$54,436	11,475	$57,922	13,931	$59,948
Walgreens - Stevens Point	WI	$21.92	$22.00	5,388	$52,699	35,272	$58,205	46,849	$60,178

(1)	Source: Third Party Market Research Reports.
(2)	Source: Appraisal.
(3)	Based on the underwritten rent roll dated December 1, 2016.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 8  — Walgreens Portfolio V

Tenant Summary (1)

Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	% of Total UW Base Rent	TTM Sales PSF(3)	Lease Expiration Date(4)
Walgreens - Tempe	Baa2/BBB/BBB	14,820	12.5%	$23.00	13.1%	$287.45	11/30/2031
Walgreens - Cheyenne	Baa2/BBB/BBB	15,120	12.8	$21.49	12.5	$300.28	11/30/2031
Walgreens - Elkhorn	Baa2/BBB/BBB	14,820	12.5	$21.92	12.5	$248.00	11/30/2031
Walgreens - Janesville	Baa2/BBB/BBB	14,820	12.5	$21.92	12.5	$172.44	11/30/2031
Walgreens - Beaver Dam	Baa2/BBB/BBB	14,820	12.5	$21.92	12.5	$273.80	11/30/2031
Walgreens - Sheboygan	Baa2/BBB/BBB	14,820	12.5	$21.92	12.5	$189.59	11/30/2031
Walgreens - Merrill	Baa2/BBB/BBB	14,490	12.3	$21.92	12.2	$185.73	11/30/2031
Walgreens - Stevens Point	Baa2/BBB/BBB	14,490	12.3	$21.92	12.2	$209.08	11/30/2031
Total/Wtd. Avg.:		118,200	100.0%	$22.00	100.0%	$233.67

(1)	Based on the underwritten rent roll dated December 1, 2016.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)	TTM Sales are as of the trailing twelve-month period ending July 31, 2016 and exclude, among other things, gross sales from tobacco products, alcoholic and non-alcoholic beverages, and prescription items pursuant to third party prescription plans. At loan origination, Walgreens provided a letter to the sponsor representing that as of the trailing twelve-month period ending April 31, 2016 with respect to the stores at the properties, three stores had total sales above $11.0 million and five stores had total sales between $7.0 million and $11.0 million, and the portfolio’s average sales per store were approximately $12.1 million.
(4)	The properties each have 12, five-year renewal options and no termination options.

Lease Rollover Schedule (1)

Year	Number of Leases Expiring(2)	NRA (SF) Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative NRA (SF) Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2016	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2017	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2018	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2019	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2020	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026 & Beyond	8	118,200	100.0	2,600,153	100.0	118,200	100.0%	$2,600,153	100.0%
Total	8	118,200	100.0%	$2,600,153	100.0%

(1)	Based on the underwritten rent roll dated December 1, 2016.

(2)	The properties each have 12, five-year renewal options and no termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 8  — Walgreens Portfolio V

Operating History and Underwritten Net Cash Flow(1)

	Underwritten	PSF	%(4)
Rents in Place(2)	$2,665,157	$22.55	98.1%
Vacancy Gross Up	0.00	0.00	0.0
Gross Potential Rent	$2,665,157	$22.55	98.1%
Total Reimbursements	52,727	0.45	1.9
Net Rental Income	$2,717,884	$22.99	100.0%
(Vacancy/Collection Loss)(3)	(81,537)	(0.69)	(3.0)
Other Income	0.00	0.00	0.0
Effective Gross Income	$2,636,347	$22.30	97.0%
Total Expenses	$52,727	$0.45	2.0%
Net Operating Income	$2,583,620	$21.86	98.0%
Total TI/LC, Capex/RR	17,730	0.15	0.7
Net Cash Flow	$2,565,890	$21.71	97.3%

(1)	The portfolio was acquired by the borrower in 2016 as part of a sale-leaseback. Historical financials are not available.

(2)	Rents in Place include a straight-line average of contractual rent due under the Walgreens leases of $65,004. Rents in Place increases 5.0% every five years through the initial term and the first four, five-year extension options. Beginning with the fifth extension option, and every five years thereafter, the rent is required to be based on the fair market value rent as defined by the leases.

(3)	Vacancy/Collection Loss represent a 3.0% underwritten vacancy adjustment. The properties are 100.0% occupied as of the underwritten rent roll dated December 1, 2016.

(4)	% column represents the percentage of Net Rental Income for all revenue lines and represents the percentage of Effective Gross Income for the remainder of the fields.

Property Management. The properties are managed by CFNL Portfolio Property Manager, LLC.

Escrows and Reserves.

Tax Reserves - On a monthly basis, the borrower is required to deposit monthly reserves on each payment date in an amount equal to 1/12 of the estimated annual real estate taxes into a tax reserve account. However, monthly tax reserves will be waived, so long as (i) if the Major Tenant (as defined below under “Lockbox / Cash Management”) lease is no longer in full force and effect, (a) no event of default under the loan then exists, (b) the debt service coverage ratio, based on the trailing three-month period immediately preceding the date of such determination is equal to or greater than 1.55x, and (c) the borrower provides to the lender prior to the date on which such taxes would be delinquent, evidence satisfactory (as determined by the lender) that such taxes have been paid, or (ii) if the Major Tenant lease remains in full force and effect, (a) no event of default under the loan then exists, (b) the Major Tenant is required under each major tenant lease to pay, and does pay, taxes directly to the appropriate public office (and the lender, upon written request, receives evidence of such payment), and (c) no event of default (after applicable notice and cure periods) exists under such Major Tenant lease.

Insurance Reserves - On a monthly basis, the borrower is required to deposit monthly reserves on each payment date in an amount equal to 1/12 of the estimated annual insurance premiums into an insurance reserve account. However, monthly insurance reserves will be waived so long as (i) the borrower maintains blanket policies in accordance with the loan documents or (ii) the Major Tenant self-insures pursuant to the terms of the loan documents.

Lockbox / Cash Management. The loan is structured with a hard lockbox and in place cash management. Tenants have been directed to remit all payments due under their respective leases directly into the lockbox account controlled by the lender. On each business day during the loan term, funds in the lockbox account are required to be swept to a lender-controlled cash management account and applied on a monthly basis, based upon terms set forth in the cash management agreement.

During the continuance of a Cash Sweep Event (as defined below) prior to the ARD, all excess cash flow in the cash management account is required to be deposited into an excess cash flow reserve, to be held by the lender as additional security for the loan. From and after the occurrence of the ARD and provided no event of default under the loan has occurred and is continuing, all excess cash flow is required to be applied to reduce the outstanding principal balance of the loan, with any remaining amounts to be applied towards Accrued Interest. During the occurrence of a Cash Sweep Event caused solely by a

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 8  — Walgreens Portfolio V

Tenant Go Dark Trigger (as defined below), the lender is required to retain in the excess cash flow reserve only the rents attributable to the individual properties causing such Tenant Go Dark Trigger, as more particularly set forth in the cash management agreement.

A “Cash Sweep Event” will occur during (i) any event of default under the loan, (ii) any bankruptcy action of the borrower, guarantor, or property manager, (iii) a DSCR Trigger Event, (iv) an ARD Trigger Event, (v) a Tenant Go Dark Trigger, (vi) a Tenant BK Trigger, or (vii) a Tenant Downgrade Trigger. A Cash Sweep Event will end, in regard to clause (i) above, if such event of default no longer exists; in regard to clause (ii) above, upon the replacement of the guarantor or manager with a qualified guarantor or qualified manager, or in the case of a bankruptcy action of the manager, the termination of the management agreement and the borrower’s delivery of written notice to the lender that it will self-manage the properties; in regard to clause (iii) above, the debt service coverage ratio based on the trailing three-month period is greater or equal to 1.60x for two consecutive calendar quarters; in regard to clause (v) above, a Tenant Go Dark Trigger will end when a Major Tenant is operating and open for business in at least 75% of the individual properties (in the aggregate) other than for commercially reasonable periods of time in the ordinary course of business and/or as a result of fire, casualty and/or condemnation; in regard to clause (vi) above, a Tenant BK Trigger Event will end upon (a) the dismissal of the applicable bankruptcy proceeding pursuant to a final, non-appealable order of a court of competent jurisdiction without material modification to the applicable Major Tenant lease, and delivery of one or more estoppel certificates to the lender confirming payment of fully unabated rent at the properties and that the applicable lease is otherwise in effect, or (b) the affirmation by the applicable Major Tenant of its lease in the applicable bankruptcy proceeding pursuant to a final, non-appealable order of a court of competent jurisdiction and delivery of an estoppel certificate to the lender confirming payment of full contractual rent without any right of offset or free rent credit at the properties and that the applicable lease is otherwise in effect; or in regard to clause (vii) above, a Tenant Downgrade Trigger will end when the long-term issuer credit rating of a Major Tenant issued by S&P equals or exceeds “BB-”, and the senior unsecured debt rating of a Major Tenant issued by Moody’s equals or exceeds “Ba3”; provided however, if a Major Tenant is not rated by S&P or Moody’s, then a Tenant Downgrade Trigger will end when the long-term issuer credit rating of WBA issued by S&P equals or exceeds “BB-”, and the senior unsecured debt rating of WBA issued by Moody’s equals or exceeds “Ba3”. Notwithstanding the above, such cure to a Cash Sweep Event may occur no more than two times in the aggregate during the loan term and when no event of default under the loan has occurred and is continuing. The borrower does not have the right to cure any Cash Sweep Event caused by a bankruptcy action of the borrower or an ARD Trigger Event except as expressly set forth in the loan documents.

A “DSCR Trigger Event” will occur when the debt service coverage ratio based on the trailing three-month period immediately preceding the date of such determination is less than 1.55x.

An “ARD Trigger Event” will occur when the loan has not been repaid in full pursuant to the terms of the loan documents on or before the payment date that is three months prior to the ARD.

A “Tenant Go Dark Trigger” will occur when a Major Tenant ceases to operate or be open for business in more than 25% of the individual properties (in the aggregate), other than for commercially reasonable periods of time in the ordinary course of business and/or as a result of fire, casualty and/or condemnation.

A “Tenant BK Trigger” will occur upon any bankruptcy action of a Major Tenant.

A “Tenant Downgrade Trigger” will occur when the long-term issuer credit rating of a Major Tenant issued by S&P falls below “BB-”, or the senior unsecured debt rating of a Major Tenant issued by Moody’s falls below “Ba3”; provided however, if a Major Tenant is not rated by S&P or Moody’s, then the Tenant Downgrade Trigger will occur when the long-term issuer credit rating of WBA issued by S&P falls below “BB-”, or the senior unsecured debt rating of WBA issued by Moody’s falls below “Ba3”.

A “Major Tenant” means Walgreens and any replacement tenant acceptable to the lender pursuant to the loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 8  — Walgreens Portfolio V

Property Release. The borrower may obtain the release of any property, provided that, among other things, (i) the borrower pays the Release Amount (as defined below) and (ii) after giving effect to such release, (a) the net operating income debt service coverage ratio based on the immediately trailing twelve-month period is equal to or greater than the greater of (x) the debt service coverage ratio at origination of the loan and (y) the debt service coverage ratio immediately prior to the release and (b) the loan to value ratio does not exceed 125% prior to, or immediately after the release of the applicable property; provided however, if the loan-to-value ratio exceeds 125%, the borrower is permitted to prepay the principal balance of the loan by an amount no less than the greater of (i) the Release Amount for the applicable individual property or (ii) the least of the following amounts: (a) only if the released individual property is sold, the net proceeds of an arm’s length sale of the released individual property to an unrelated person, (b) the fair market value of the released individual property at the time of the release, or (c) an amount such that the loan to value ratio after the release of the applicable individual property is not greater than the loan to value ratio of the properties immediately prior to such release in each case, together with the applicable yield maintenance premium and costs if such release is prior to the payment date that is three months prior to the ARD.

The “Release Amount” means 120% of the allocated loan amount for the property being released, provided however, if the borrower has requested release of such property because the tenant has ceased operations at such property or has not timely commenced restoration of such property after a casualty, the Release Amount means 100% of the allocated loan amount for the property to be released. In addition, in each case, the borrower is required to pay the applicable yield maintenance premium and costs, if such partial release is prior to the payment date that is three months prior to the ARD. For more detail on the allocated loan amounts for each property, please refer to “The Properties” above.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 9 — Federal Way Crossings

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 9 — Federal Way Crossings

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 9 — Federal Way Crossings

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 9 — Federal Way Crossings

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 9 — Federal Way Crossings

Mortgage Loan Information	Property Information

Mortgage Loan Seller:	UBS AG	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$25,500,000	Title:	Fee
Cut-off Date Principal Balance(1):	$25,466,958	Property Type - Subtype:	Retail – Anchored
% of Pool by IPB:	4.2%	Net Rentable Area (SF):	207,686
Loan Purpose:	Refinance	Location:	Federal Way, WA
Borrowers:	Federal Way Crossings Owner LLC; Trimark FWC Owner LLC	Year Built / Renovated:	2006-2007 / N/A
Sponsors:	Firoz Lalji; Altaf Habib Jiwani	Occupancy:	98.7%
Interest Rate:	4.5888%	Occupancy Date:	8/1/2016
Note Date:	10/28/2016	Number of Tenants:	31
Maturity Date:	11/6/2026	2013 NOI:	$4,792,362
Interest-only Period:	0 months	2014 NOI:	$4,856,498
Original Term:	120 months	2015 NOI:	$5,137,215
Original Amortization:	360 months	TTM NOI(2):	$4,922,040
Amortization Type:	Balloon	UW Economic Occupancy:	95.0%
Call Protection:	L(25),Def(90),O(5)	UW Revenues:	$6,716,953
Lockbox(3):	Springing	UW Expenses:	$1,701,967
Additional Debt(1):	Yes	UW NOI:	$5,014,986
Additional Debt Balance(1):	$32,500,000	UW NCF:	$4,835,446
Additional Debt Type(1):	Pari Passu	Appraised Value / Per SF:	$83,100,000 / $400
Additional Future Debt Permitted:	No	Appraisal Date:	8/17/2016

Escrows and Reserves(4)	Financial Information(1)

	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$279
Taxes:	$206,875	$57,465	N/A	Maturity Date Loan / SF:	$226
Insurance:	$45,386	$4,282	N/A	Cut-off Date LTV:	69.7%
Replacement Reserves:	$0	$2,596	N/A	Maturity Date LTV:	56.6%
TI/LC:	$680,000	Springing	$680,000	UW NCF DSCR:	1.36x
Pool Reserve:	$22,500	$0	N/A	UW NOI Debt Yield:	8.7%
Material Tenant TI/LC:	$0	Springing	N/A

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$58,000,000	100.0%	Payoff Existing Debt	$48,466,796	83.6%
			Return of Equity	8,063,917	13.9
			Upfront Reserves	954,760	1.6
			Closing Costs	514,526	0.9
Total Sources	$58,000,000	100.0%	Total Uses	$58,000,000	100.0%

(1)	The Federal Way Crossings loan is part of a larger split whole loan evidenced by five pari passu notes, with an aggregate original principal balance of $58.0 million. The financial information presented in the chart above reflects the cut-off date balance of the $58.0 million Federal Way Crossings Whole Loan. For a more detailed description, please refer to “The Loan” below.
(2)	Represents the trailing twelve months ending July 31, 2016.

(3)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.

(4)	For a more detailed description of escrows and reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 9 — Federal Way Crossings

The Loan. The Federal Way Crossings loan, which is part of a larger split whole loan, is a first mortgage loan secured by the borrowers’ fee interest in a 207,686 SF anchored retail center located in Federal Way, Washington. The whole loan has an outstanding principal balance of $57,924,846 (“Federal Way Crossings Whole Loan”) as of the cut-off date, which is comprised of five pari passu notes, Note A-1, Note A-2, Note A-3, Note A-4 and Note A-5. Note A-2 and Note A-5, have an aggregate outstanding principal balance as of the cut-off date of $25,466,958 and are being contributed to the CSMC 2016-NXSR Commercial Mortgage Trust. Note A-1, Note A-3 and Note A-4, have an aggregate outstanding principal balance as of the cut-off date of $32,457,888 and are expected to be contributed to the MSC 2016-UBS12 Commercial Mortgage Trust pursuant to which the Federal Way Crossings Whole Loan is expected to be serviced and administered. The Federal Way Crossings Whole Loan has a 10-year term and amortizes on a 30-year amortization schedule.

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Note in Controlling Securitization
Notes A-1, A-3, A-4	$32,500,000	$32,457,888	UBS AG, New York Branch	Yes
Notes A-2, A-5	25,500,000	25,466,958	CSMC 2016-NXSR	No
Total	$58,000,000	$57,924,846

(1)	Note A-1, Note A-3 and Note A-4 are currently held by UBS AG, New York Branch and are expected to be contributed to the MSC 2016-UBS12 mortgage trust.

The Borrowers. The borrowing entities for the loan are Federal Way Crossings Owner LLC and Trimark FWC Owner LLC, jointly and severally as tenants-in-common, both Delaware limited liability companies and special purpose entities.

The Sponsors. The loan’s sponsors and non-recourse carve-out guarantors are Firoz Lalji and Altaf Habib Jiwani. Firoz Lalji is the Founder and Chief Executive Officer of the Fana Group of Companies, a privately owned real estate investment and development company with a diversified portfolio in the United States, Canada, and the Caribbean. The Fana Group of Companies currently owns and operates in excess of 1.5 million SF of commercial and hospitality properties. Mr. Lalji is also the Founder and Chief Executive Officer of Zones Inc. Zones Inc. is a privately held national provider of information technology products and solutions to businesses. Altaf Habib Jiwani is a developer, owner and manager of commercial and multifamily properties at Trimark Property Group, LLC, with a focus on commercial, office and/or multifamily properties in Washington State and British Columbia.

The Property. The property is a 207,686 SF anchored retail center located in Federal Way, Washington, approximately 3.0 miles south of the Federal Way central business district (“CBD”). The property consists of 14 buildings built in 2006 and 2007. Situated on a 19.4-acre site, the property has approximately 1,001 surface parking spaces (4.8 per 1,000 SF). The property is occupied by a diverse mix of national and local tenants including Sportsman’s Warehouse, Fitness International, LLC (“LA Fitness”), Office Depot, Inc. (“Office Depot”), Starbucks Corporation, Jamba Juice Company and GNC. Anchor and major tenants at the property include Sportsman’s Warehouse (23.6% of NRA, 14.5% of underwritten rent), LA Fitness (21.7% of NRA, 20.1% underwritten rent), Trampoline Nation (8.9% of NRA, 4.4% of underwritten rent) and Office Depot (8.8% of NRA, 5.9% of underwritten rent). No other tenant at the property leases more than 3.0% of NRA or represents more than 5.4% of underwritten rent.

The property is 98.7% occupied as of August 1, 2016 by 31 tenants excluding QuickMexi Food, Inc. (Taco Del Mar) (1,440 SF) and 99 Bottles, LLC (1,345 SF), both of which have vacated or are vacating on September 30, 2016 and December 31, 2016, respectively. The property was developed by the sponsors in two phases over 2006 (four buildings) and 2007 (10 buildings) with a total cost basis of approximately $70.9 million. Since 2008, the property has had an average occupancy of 97.9%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 9 — Federal Way Crossings

Major Tenants.

Sportsman’s Warehouse (49,009 SF, 23.6% of NRA, 14.5% of underwritten rent). Founded in 1986 as a single retail store in Midvale, Utah, Sportsman’s Warehouse is an outdoor sporting goods retailer currently operating 66 stores across 20 states in the U.S. totaling approximately 2.8 million SF as of January 30, 2016. Its stores range from 15,000 to 65,000 SF, with an average size of approximately 44,000 SF. Sportsman’s Warehouse sells apparel, footwear and gear that caters to sportsmen and sportswomen with interests in hunting, shooting, reloading, camping, fishing and other outdoor recreational activities. Sportsman’s Warehouse has been a tenant at the property since June 2006 and currently occupies 49,009 SF under a lease expiring in June 2021. The lease requires a current rental rate of $15.50 PSF on a triple net basis. Sportsman’s Warehouse has five five-year renewal options remaining and no termination options.

Fitness International, LLC (LA Fitness) (45,000 SF, 21.7% of NRA, 20.1% of underwritten rent). Founded in 1984, LA Fitness is an Irvine, California based American health club chain. The privately owned company currently operates over 800 clubs across the U.S. and Canada. LA Fitness is open seven days a week at the property with facilities including equipment and cardio area, basketball, racquetball, indoor pool, whirlpool spa, sauna, group fitness classes, indoor cycling, “kids klub”, personal training, a juice bar and Wi-Fi. LA Fitness has been a tenant at the property since June 2006 and currently occupies 45,000 SF under a lease expiring in June 2021. The lease requires a current rental rate of $23.41 PSF on a triple net basis. LA Fitness has three five-year renewal options remaining and no termination options.

Trampoline Nation (18,510 SF, 8.9% of NRA, 4.4% of underwritten rent). Founded in 2011, Trampoline Nation has over 12,000 SF of trampolines consisting of 5,000 SF of trampolines arranged together, high performance trampoline beds, a dodgeball zone and two high performance trampolines. Trampoline Nation occupies 18,510 SF under a lease expiring in August 2018 and pays a current rental rate of $12.00 PSF on a triple net basis, which will increase to $12.50 PSF in September 2017. Trampoline Nation has two three-year renewal options remaining and no termination options.

Office Depot, Inc. (18,191 SF, 8.8% of NRA, 5.9% of underwritten rent). Founded in 1986, Office Depot (NASDAQ: ODP) (Moody’s/S&P: B1/B-) is an office supply company headquartered in Boca Raton, Florida. Office Depot’s products include technology, office supplies, facilities products, furniture and school essentials and it provides a variety of services including copy and print, technical services, mailing and shipping. As of year-end 2015, Office Depot had 1,711 retail stores and 49,000 employees worldwide, operating under several banner brands including Office Depot, OfficeMax, OfficeMax Grand & Toy, Reliable and Viking. Office Depot has been a tenant at the property since June 2006 and currently occupies 18,191 SF under a lease expiring in June 2023. The lease requires a current rental rate of $17.00 PSF on a triple net basis, which will increase to $17.68 PSF in July 2021. Office Depot has four five-year renewal options remaining and no termination options.

The Market. The property is located in Federal Way, King County, Washington, 3.0 miles south of the Federal Way CBD and between the major employment centers of Seattle, 25.0 miles north of the property, and Tacoma, 10.8 miles southwest of the property. Primary access to the property’s neighborhood is provided by Pacific Highway South and South 348th Street/State Route 18. The intersection at Pacific Highway South and South 348th Street/State Route 18 experiences traffic counts of 38,095 vehicles daily, according to a third party market research report.

The Commons at Federal Way, an approximately 775,000 SF regional mall originally opened in 1975, is 2.3 miles north of the property. Anchor tenants include Macy’s, Dick’s Sporting Goods, Target, Sears, Kohl’s and Century Theater with freestanding restaurants including McGrath’s Fish House, Applebee’s, Azteca, Red Robin and Buffalo Wild Wings. To the south of the property is a Lowes Home Improvement Warehouse built in 2007. Also along Pacific Highway and north of South 348th Street is a Walmart Supercenter built in 2005. To the east of the property is West Campus Square, an older center anchored by Hobby Lobby, Costco and Home Depot. Seattle Children’s South Clinic is also located at West Campus Square. In addition, the 318,000 SF Christian Faith Center is located 1.1 miles northeast of the property, with a congregation of approximately 7,500.

According to a third party market research report, the estimated 2016 population within a one-, three- and five-mile radius of the property is 4,461, 87,561 and 207,801, respectively. The population within each radii has shown moderate growth since 2000

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 9 — Federal Way Crossings

and are projected to grow at average annual rates of 1.4%, 1.2% and 1.2%, respectively, through 2021. The estimated 2016 average household income within a one-, three- and five-mile radius of the property is $78,436, $76,029 and $77,769, respectively.

According to a third party market research report, the property is located in the Federal Way/Auburn retail submarket. As of the second quarter of 2016, the Federal Way/Auburn retail submarket had an overall vacancy rate of 4.9% and an average asking annual lease rate of $16.20 PSF. According to a third party market research report, the Federal Way/Auburn retail submarket contains 704 buildings accounting for approximately 10.5 million SF of retail space.

Competitive Set Summary(1)

Property Location	Year Built	Tenant	Lease Area (SF)	Lease Date	Lease Term	Base Rent PSF	Lease Type
3235 NW Plaza Road Silverdale, WA	1996	Pier 1 Imports	10,000	Mar-15	10.0 yrs	$17.40	NNN
4801 Rainier Avenue South Seattle, WA	2015	PCC Natural Grocer	25,105	2015	20.0 yrs	$22.00	NNN
Confidential Puget Sound Location	2005	Petco	12,500	Feb-15	11.0 yrs	$18.50	NNN
301 East Wallace-Kneeland Boulevard Shelton, WA	1994	Shelton Fred Meyer	68,000	Nov-14	10.0 yrs	$12.08	NNN
Confidential Puget Sound Location	2005	Sports Authority	36,487	Oct-14	10.0 yrs	$15.50	NNN
1500 South Burlington Boulevard Burlington, WA	1990	Burlington Coat Factory	58,400	Mar-14	10.0 yrs	$12.00	NNN
4701 Point Fosdick Drive Northwest Gig Harbor, WA	2007	Home Goods	20,500	Aug-14	10.0 yrs	$12.95	NNN
Confidential Address Seattle, WA	1994	Confidential Safeway Renewal	64,186	Jul-14	10.0 yrs	$17.27	NNN
120 31st Avenue Southeast Puyallup, WA	1995	Total Wine and More	32,383	Feb-14	10.0 yrs	$11.90	NNN
1800 South 320th Street Federal Way, WA	1979	Home Goods	22,698	Jun-13	10.0 yrs	$10.93	NNN
35020 Enchanted Parkway South Federal Way, WA	1995	Hobby Lobby	55,000	Feb-13	10.0 yrs	$6.00	NNN

(1)	Source: Appraisal.

Historical and Current Occupancy(1)

2012	2013	2014	2015	Current(2)
96.2%	96.2%	99.5%	99.1%	98.7%

(1)	Source: Historical occupancy was provided by the sponsors. Occupancies are as of December 31 of each respective year.
(2)	Based on the August 1, 2016 underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 9 — Federal Way Crossings

Tenant Summary(1)

Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	Lease Expiration Date
Sportsman’s Warehouse	NR/NR/NR	49,009	23.6%	$15.50	6/30/2021
LA Fitness	NR/NR/NR	45,000	21.7%	$23.41	6/29/2021
Trampoline Nation	NR/NR/NR	18,510	8.9%	$12.50	8/31/2018
Office Depot	B1/B-/NR	18,191	8.8%	$17.00	6/30/2023
Jimmy Mac’s Roadhouse	NR/NR/NR	6,186	3.0%	$45.67	6/30/2027
Mattress Firm, Inc.	NR/B+/NR	6,022	2.9%	$32.91	10/31/2019
The Wedge Corporation (Rock Wood Fired Kitchen)	NR/NR/NR	5,437	2.6%	$35.44	4/30/2017
Los Compas, Inc. (Puerto Vallarta)	NR/NR/NR	5,094	2.5%	$31.90	12/31/2016
Kaya International, Inc. (Blue Island Sushi)	NR/NR/NR	4,318	2.1%	$39.14	7/31/2017
Vitamin Shoppe Mariner, Inc. (Super Supplements)	NR/NR/NR	4,063	2.0%	$42.97	8/31/2021

(1)	Based on the underwritten rent roll dated August 1, 2016.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

Lease Rollover Schedule(1)

Year	Number of Leases Expiring	NRA Expiring (SF)	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring	Cumulative NRA Expiring (SF)	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	2,785	1.3%	NAP	NAP	2,785	1.3%	NAP	NAP
MTM	2	3,446	1.7	$140,286	2.7%	6,231	3.0%	$140,286	2.7%
2016	1	5,094	2.5	162,498	3.1	11,325	5.5%	$302,784	5.8%
2017	5	17,355	8.4	672,846	12.8	28,680	13.8%	$975,630	18.6%
2018	2	21,529	10.4	324,964	6.2	50,209	24.2%	$1,300,594	24.8%
2019	3	8,632	4.2	312,670	6.0	58,841	28.3%	$1,613,264	30.8%
2020	2	5,948	2.9	178,746	3.4	64,789	31.2%	$1,792,010	34.2%
2021	9	105,504	50.8	2,271,249	43.3	170,293	82.0%	$4,063,259	77.5%
2022	2	5,397	2.6	242,263	4.6	175,690	84.6%	$4,305,522	82.1%
2023	1	18,191	8.8	309,247	5.9	193,881	93.4%	$4,614,769	88.0%
2024	1	3,402	1.6	144,585	2.8	197,283	95.0%	$4,759,354	90.7%
2025	0	0	0.0	0	0.0	197,283	95.0%	$4,759,354	90.7%
2026 & Beyond	3	10,403	5.0	486,355	9.3	207,686	100.0%	$5,245,709	100.0%
Total	31	207,686	100.0%	$5,245,709	100.0%

(1)	Based on the underwritten rent roll dated August 1, 2016.
(2)	UW Base Rent Expiring includes approximately $92,250 of additional contractual rent steps through November 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 9 — Federal Way Crossings

Operating History and Underwritten Net Cash Flow

	2013	2014	2015	TTM(1)	Underwritten	PSF	%(2)
Rents in Place(3)	$4,855,052	$4,953,558	$5,129,609	$5,180,648	$5,269,767	$25.37	75.0%
Vacancy Gross Up	208,625	160,606	46,206	25,786	97,475	0.47	1.4
Gross Potential Rent	$5,063,677	$5,114,164	$5,175,815	$5,206,433	$5,367,242	$25.84	76.4%
Total Reimbursements(4)	1,516,034	1,582,048	1,650,291	1,637,465	1,661,867	8.00	23.6
Net Rental Income	$6,579,711	$6,696,212	$6,826,106	$6,843,899	$7,029,108	$33.84	100.0%
(Vacancy/Collection Loss)	(208,625)	(160,606)	(46,206)	(25,786)	(351,455)	(1.69)	(5.0)
Other Income	33,309	32,954	39,346	69,068	39,300	0.19	0.6
Effective Gross Income	$6,404,395	$6,568,560	$6,819,246	$6,887,181	$6,716,953	$32.34	95.6%
Total Expenses	$1,612,034	$1,712,062	$1,682,031	$1,965,141	$1,701,967	$8.19	25.3%
Net Operating Income	$4,792,362	$4,856,498	$5,137,215	$4,922,040	$5,014,986	$24.15	74.7%
Total TI/LC, Capex/RR	0	0	0	0	179,540	0.86	2.7
Net Cash Flow	$4,792,362	$4,856,498	$5,137,215	$4,922,040	$4,835,446	$23.28	72.0%

(1)	The TTM column represents the trailing 12-month period ending July 31, 2016.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(3)	Underwritten Rents in Place are based on the August 1, 2016 underwritten rent roll and include (i) approximately $8,192 of straight line average contractual rent steps for investment grade tenant Starbucks Corporation, (ii) approximately $15,865 of percentage rent for Puerto Vallarta, underwritten to its in-place breakpoint of $1.08 million and percentage rent of 10% based on sales for the trailing 12-month period ending July 31, 2016, and (iii) approximately $92,250 of additional contractual rent steps through November 2017.

(4)	Includes McDonald’s USA, LLC (“McDonald’s”) and A Thousand Hills LLC (“Verizon Wireless”), both of which own their own improvements and are not part of the collateral. McDonald’s and Verizon Wireless pay a small amount of operating expense reimbursements.

Property Management. The property is currently managed by Fana Property Management Corp., an affiliate of the Federal Way Crossings Owner LLC borrower.

Escrows and Reserves. At origination, the borrowers deposited into escrow $680,000 for tenant improvements and leasing commissions reserve, $206,875 for real estate taxes, $45,386 for insurance premiums and $22,500 for pool closure work at the LA Fitness space.

Tax Escrows - On a monthly basis, the borrowers are required to escrow 1/12th of annual tax payments, currently equal to $57,465.

Insurance Escrows - On a monthly basis, the borrowers are required to escrow 1/12th of annual insurance payments, currently equal to $4,282.

Replacement Reserves - On a monthly basis, the borrowers are required to escrow $2,596 for replacement reserves.

TI/LC Reserve - On a monthly basis, the borrowers are required to escrow $20,769 for tenant improvements and leasing commissions if the funds on deposit in such TI/LC reserve account fall below $680,000.

Material Tenant TI/LC Reserve - Monthly reserves for Material Tenant TI/LC are only required during the occurrence and continuance of a Material Tenant Trigger Event (defined below).

A “Material Tenant Trigger Event” will commence upon the earliest of (i) a Material Tenant (defined below) failing to extend or renew its lease upon terms and conditions set forth in the Material Tenant’s lease (or as otherwise acceptable to the lender) on or prior to the earlier of (a) the date required for notice of extension or renewal pursuant to the Material Tenant’s lease and (b) the date that is at least 12 months prior to the then-applicable expiration date of the Material Tenant’s lease, (ii) the occurrence of an event of default under the Material Tenant’s lease, (iii) the Material Tenant or lease guarantor of the Material Tenant’s lease becoming insolvent or a debtor in any bankruptcy action, (iv) the Material Tenant’s lease terminating or no longer being in full force or effect, or (v) the Material Tenant “going dark,” vacating, ceasing to occupy or discontinuing its operations at the property. A Material Tenant Trigger Event will continue until, in regard to clause (i) above; the Material Tenant has entered into a renewal of all of its leased premises in accordance with the requirements of the loan documents or certain re-leasing conditions have been satisfied with respect to the Material Tenant space, in regard to clause (ii) above; the applicable event of default has been cured, in regard to clause (iii) above; the Material Tenant’s lease is unconditionally affirmed in the applicable bankruptcy

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 9 — Federal Way Crossings

and the Material Tenant is paying full unabated rent or, if applicable, the guarantor bankruptcy has been discharged or dismissed with no material adverse effect on the guarantor’s ability to perform under the lease guaranty, in regard to clause (iv) above; certain re-leasing conditions have been satisfied with respect to the Material Tenant space, in regard to clause (v) above; the applicable Material Tenant re-commences its operations at its leased premises and is paying full unabated rent, or in regard to any Material Tenant Trigger Event related to the Sportsman’s Warehouse lease and/or the LA Fitness lease, the borrowers deposit in cash or in the form of a letter of credit with the lender, $735,135 with respect to the Sportsman’s Warehouse lease or $675,000 with respect to the LA Fitness lease.

A “Material Tenant” means (i) Sportsman’s Warehouse, (ii) LA Fitness or (iii) any tenant, guarantor, or replacement that, together with its affiliates, leases space comprising 20% or more of either (a) the total rentable SF at the property or (b) the total in-place base rent at the property.

Lockbox / Cash Management. The Federal Way Crossings Whole Loan is structured with a springing lockbox and springing cash management. Upon the occurrence of a Trigger Period (defined below), tenants will be directed to remit all payments directly to the lockbox account controlled by the lender. During the continuance of a Trigger Period, all funds received into the lockbox account will be swept immediately into the cash management account and used to pay monthly reserve balances, debt service payments and outstanding expense balances and provided a Cash Sweep Period (defined below) is not then continuing, to disburse the remainder to the borrowers (or, provided a Cash Sweep Period is not then continuing, during the continuance of a Material Tenant Trigger Event, to an account held by the lender for tenant improvements and leasing commissions, or during the continuance of a Cash Sweep Period, into an account held by the lender as additional security for the Federal Way Crossings Whole Loan).

A “Trigger Period” means a period commencing upon the occurrence of (i) an event of default under the loan documents until cured, (ii) any bankruptcy or insolvency proceeding of the borrowers, guarantors or property manager (except that in the event of an involuntary bankruptcy, the Trigger Period will not commence if the filing is discharged, stayed or dismissed within 60 days for the borrowers or the guarantors, or within 120 days (or the property manager is replaced by a qualified manager as specified in the loan documents) for the property manager), (iii) as of the date of determination, the debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination falling below 1.20x until the date the debt service coverage ratio based on the trailing 12-month period is at least 1.20x has been achieved for two consecutive calendar quarters, (iv) a Material Tenant Trigger Event until cured or (v) if (a) the property is self-managed by the borrowers or any of its affiliates, any fraud or misappropriations of funds or felony indictment of the guarantors or a director or officer of the borrowers or guarantors or (b) the property is managed by a third party property manager, any fraud or misappropriations of funds or felony indictment of the property manager or a director or officer of the property manager.

A “Cash Sweep Period” means a period commencing upon the occurrence of (i) an event of default under the loan documents until cured, (ii) any bankruptcy or insolvency proceeding of the borrowers, guarantors or property manager (except that in the event of an involuntary bankruptcy, the Cash Sweep Period will not commence if the filing is discharged, stayed or dismissed within 60 days for the borrowers or the guarantors, or within 120 days (or the property manager is replaced by a qualified manager as specified in the loan documents) for the property manager, or (iii) as of the date of determination, the debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination falling below 1.15x until the date the debt service coverage ratio based on the trailing 12-month period is at least 1.15x has been achieved for two consecutive calendar quarters.

Release of Property. A partial release of a vacant, unimproved parcel (“Tract X”) is permitted, without prepayment, in the event the City of Federal Way exercises its rights pursuant to a certain Tract X Agreement to require the borrowers to dedicate Tract X for public use. Such release is subject to several conditions, including, without limitation (i) written evidence acceptable to the lender that (a) Tract X is not necessary for the operation or use of the remaining collateral, (b) the intended use of Tract X will not have a material adverse effect on the borrowers or the value, use or operation of the remaining property, (c) Tract X is vacant, non-income producing and unimproved and (d) any construction, development and/or any other work contemplated to be performed in, over or under Tract X and (ii) delivery of a REMIC opinion. No value was attributed to Tract X.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

Mortgage Loan No. 10 — Greenwich Office Park

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 10 — Greenwich Office Park

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 10 — Greenwich Office Park

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 10 — Greenwich Office Park

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 10 — Greenwich Office Park

Mortgage Loan Information	Property Information
Mortgage Loan Seller:	Natixis	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$25,000,000	Title:	Fee & Leasehold
Cut-off Date Principal Balance(1):	$25,000,000	Property Type - Subtype:	Office – Suburban
% of Pool by IPB:	4.1%	Net Rentable Area (SF):	379,861
Loan Purpose:	Acquisition	Location:	Greenwich, CT
Borrower:	Greenwich Park LLC	Year Built / Renovated:	1970, 1972-1976, 1978/ 2010-2016
Sponsor:	John J. Fareri	Occupancy:	82.9%
Interest Rate:	4.5540%	Occupancy Date:	9/30/2016
Note Date:	11/4/2016	Number of Tenants:	38
Maturity Date:	11/5/2021	2013 NOI(2):	$9,069,010
Interest-only Period:	60 months	2014 NOI(2):	$6,318,478
Original Term:	60 months	2015 NOI:	$6,655,583
Original Amortization:	None	TTM NOI(3)(4):	$7,763,545
Amortization Type:	Interest Only	UW Economic Occupancy:	84.4%
Call Protection(5):	L(25),Def (32),O(3)	UW Revenues:	$15,379,150
Lockbox(6):	Hard	UW Expenses:	$6,901,235
Additional Debt(1):	Yes	UW NOI(4):	$8,477,914
Additional Debt Balance(1):	$72,500,000	UW NCF:	$7,846,559
Additional Debt Type(1):	Pari Passu; Mezzanine	Appraised Value / Per SF:	$134,000,000 / $353
Additional Future Debt Permitted:	No	Appraisal Date:	9/6/2016

Escrows and Reserves(7)	Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$230
Taxes:	$611,180	$126,663	N/A	Maturity Date Loan / SF:	$230
Insurance:	$116,110	$12,901	N/A	Cut-off Date LTV:	65.3%
Replacement Reserves:	$0	$5,130	N/A	Maturity Date LTV:	65.3%
TI/LC:	$0	$47,483	$2,848,958	UW NCF DSCR:	1.94x
Deferred Maintenance:	$342,500	N/A	N/A	UW NOI Debt Yield:	9.7%
Ground Rent:	$17,699	Springing	N/A
Free Rent:	$375,089	$0	N/A

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$87,500,000	66.1%	Purchase Price	$130,000,000	98.3%
Mezzanine Loan	10,000,000	7.6	Upfront Reserves	1,462,578	1.1
Borrower Equity	34,808,906	26.3	Closing Costs	846,328	0.6
Total Sources	$132,308,906	100.0%	Total Uses	$132,308,906	100.0%

(1)	The Greenwich Office Park loan is part of a larger split whole loan evidenced by three pari passu promissory notes with an aggregate principal balance of $87.5 million. The financial information in the chart above reflects the cut-off date principal balance of the $87.5 million Greenwich Office Park Whole Loan, but not the $10.0 million mezzanine loan. Please refer to “Additional Debt” below.

(2)	The NOI decline from 2013 to 2014 was due to United Rentals, which occupied 42,000 SF, vacating the property.

(3)	Represents the trailing twelve months ending August 31, 2016.

(4)	The underwritten NOI of $8,477,914 is higher than the TTM NOI of $7,763,545 primarily due to the expiration of free rent. In 2015, 11 tenants across 12 leases combined for $999,677 of free rent. Free rent has continued to decrease since 2015 and total outstanding free rent is currently $375,089 from two tenants.

(5)	The lockout period will be at least 25 payments beginning with and including the first payment date of December 5, 2016. Defeasance of the full Greenwich Office Park Whole Loan is permitted at any time after the earlier to occur of (A) two years after the closing date of the final REMIC that holds any note evidencing the Greenwich Office Park Whole Loan or (B) the fourth anniversary of the origination date.

(6)	For a more detailed description of the lockbox, please refer to “Lockbox / Cash Management” below.
(7)	For a more detailed description of escrows and reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 10 — Greenwich Office Park

The Loan. The Greenwich Office Park loan, which is part of a larger split whole loan, is a first mortgage loan secured by the borrower’s fee and leasehold interest in an eight-building office complex totaling 379,861 SF in Greenwich, Connecticut. The whole loan has an outstanding principal balance of $87.5 million (the “Greenwich Office Park Whole Loan”) as of the cut-off date, which is comprised of three pari passu promissory notes, Note A-1, Note A-2 and Note A-3. Note A-2, in the original principal amount as of the cut-off date of $25.0 million, is being contributed to the CSMC 2016-NXSR Commercial Mortgage Trust. Note A-1, in the original principal amount as of the cut-off date of $33.0 million, is currently held by Natixis and is expected to be contributed to the MSC 2016-UBS12 Commercial Mortgage Trust. Note A-3, which has an outstanding principal balance as of the cut-off date of $29.5 million, is currently held by Natixis and is expected to be contributed to a future securitization. As the holder of Note A-2 (the “Controlling Noteholder”), the trustee of the CSMC 2016-NXSR Commercial Mortgage Trust will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the Greenwich Office Park Whole Loan; however, the holders of Note A-1 and A-3 will be entitled, under some circumstances, to consult with the Controlling Noteholder with respect to certain major decisions.

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Note in Controlling Securitization
Note A-1(1)	$33,000,000	$33,000,000	MSC 2016-UBS12	No
Note A-2	25,000,000	25,000,000	CSMC 2016-NXSR	Yes
Note A-3	29,500,000	29,500,000	Natixis	No
Total	$87,500,000	$87,500,000
(1)	Note A-1 is expected to be contributed to the MSC 2016-UBS12 Mortgage Trust.

The Borrower. The borrowing entity for the loan is Greenwich Park LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is John J. Fareri. John J. Fareri is the CEO of Fareri Associates LLP, a regional real estate firm based in Greenwich, Connecticut, that is primarily engaged in acquisition, management and development of commercial real estate assets in Westchester County and the Lower Hudson Valley in New York as well as Fairfield County in Connecticut. Mr. Fareri and his affiliated companies have developed, repositioned and/or acquired a portfolio of real estate holdings of approximately 5.0 million SF. Fareri Associates LLP’s previous experience includes conversion of a Greenwich Avenue cinema into an Apple Store in Greenwich, Connecticut, the conversion of a former motel to a luxury boutique hotel and the redevelopment of three Greenwich sites to mixed-use properties including commercial, retail and residential space.

The Property. The property consists of the fee and leasehold interests in eight Class A low-rise buildings, located in a 20.9 acre park-like site in Greenwich, Connecticut. Eight buildings in the office park were originally developed in the 1970s and range in height from two to four stories and in size from 23,540 to 106,293 SF with a combined net rentable area of 379,861 SF. The property offers flexible floor plates and plans for tenants’ needs. Six buildings (Buildings 1 through 6) are owned in fee and two buildings (Buildings 8 and 9) are owned in leasehold interest. In August 2015, Building 7, which is not part of the collateral but is situated within the same office park, sold for $429.00 PSF.

The property was previously owned by Clarion Partners, who acquired the property in 1997. During Clarion Partner’s ownership, the property had an institutional maintenance program that included approximately $15.5 million in capital improvements ($40.80 PSF). The capital improvements were completed between 2010 and 2016 and included lobby renovations, common area upgrades, HVAC and BMS improvements, roof replacement/repairs and various restroom renovations, as well as a gut-renovation of Building 1.

The property features an amenity package that includes a fitness center with personal trainers, a full-service café with catering services, a door-to-train shuttle service, complimentary partially covered parking, specialty services such as shoe repair and a notary, storage space and a tenant conference room. The property contains a total of 1,749 parking spaces, some of which are located in covered garages within the buildings, for a parking ratio of 4.6 per 1,000 SF.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 10 — Greenwich Office Park

As of September 30, 2016, the property was 82.9% occupied by 38 tenants. The largest tenant at the property, IBG LLC (dba “Interactive Brokers Group”), leases 42,196 SF (11.1% of the net rentable area) through January 2019 with two five-year extension options remaining on each of its three leases. Interactive Brokers Group has leased 30,311 SF in Building 8 since June 2008 and expanded by 7,093 SF in 2009 and 4,792 SF in December 2015 with conterminous expirations in January 2019. Interactive Brokers Group is an automated global electronic broker and market maker that services accounts for hedge and mutual funds, registered investment advisors, proprietary trading groups, introducing brokers and individual investors. Interactive Brokers Group conducts business from the Interactive Brokers Group headquarters at the property, Chicago, Canada, England, Switzerland, Estonia, India, China and Japan. Interactive Brokers Group is listed with NASDAQ under the ticker symbol “IBKR” and is rated BBB+ by S&P.

The second largest tenant at the property, Orthopeadic & Neurological Surgery Specialists, P.C. (“ONS”), leases 31,305 SF (8.2% of the net rentable area) through July 2019 with one five-year renewal option. ONS leases the entire Building 6, totaling 25,690 SF, which is its main medical facility, and two suites in Building 9 (5,615 SF) which serve as its administration office. ONS is a medical network that specializes in orthopedic surgery, neurosurgery, sports medicine and physical medicine/rehabilitation. ONS has 22 sub-specialty trained physicians, all of whom are board certified by the American Board of Orthopedic Surgery, the American Board of Neurological Surgery or the American Board of Physical Medicine and Rehabilitation.

The third largest tenant at the property, Starwood Capital Operations, LLC (dba “Starwood Energy Group”), leases 28,764 SF (7.6% of the net rentable area) under two leases expiring in July 2019 and February 2023, with one five-year renewal option. Starwood Energy Group was founded in 2005 and is a subsidiary of Starwood Capital Group – the 25-year-old multinational private investment firm with a focus on global real estate and more than $51.0 billion assets under management. Starwood Energy Group specializes in energy infrastructure and utilities investments.

The Market. The property is located in Greenwich, Connecticut, approximately 29.8 miles northeast of Manhattan, New York. Greenwich, Connecticut has an average household income of $190,000, which is approximately 2.5 times the national average. The Town of Greenwich has an estimated population of about 60,000 and a median household income of about $135,000, compared to $70,000 for the State of Connecticut. The property is situated approximately 1.4 miles from the Greenwich Metro-North train station, which provides an approximately 42-minute commute to New York City’s Grand Central Station. The property also has access to numerous highway junctions and arterials roads including Interstate 95, located approximately 1.5 miles to the east.

According to the appraisal, the property is located in the Greenwich office submarket, which contains 6.5 million SF of office space, and is part of the greater Fairfield County office market, which included 41.5 million SF as of the second quarter 2016. There has not been any new office construction since 1991 in Greenwich. According to the appraisal, the overall Greenwich office submarket exhibited a vacancy rate of 10.6% with asking rents of $63.70 PSF. According to the appraisal, the property’s competitive set consists of the six properties detailed in the table below.

Competitive Set Summary(1)

Property	Year Built / Renovated	Total GLA (SF)	Est. Occ.	Proximity (miles)
Greenwich Office Park(2)	1970, 1972-1976, 1978/2010-2016	379,861	82.9%	N/A
75 Holly Hill Lane	1979 / N/A	102,224	83.1%	0.4
500 West Putnam Avenue	1975 / N/A	121,000	100.0%	0.5
777 West Putnam Avenue	1978 / N/A	130,000	80.2%	0.7
10 Glenville Street	1976 / N/A	65,000	100.0%	1.9
8 Sound Shore Drive	1980 / N/A	80,000	94.9%	3.6
1700 East Putnam Avenue	1920 / N/A	186,725	95.5%	5.3

(1)	Source: Appraisal.

(2)	Based on the September 30, 2016 underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 10 — Greenwich Office Park

Historical and Current Occupancy(1)

2012	2013(2)	2014(2)	2015	Current(3)(4)
85.6%	78.6%	76.1%	74.1%	82.9%

(1)	Historical occupancies are as of December 31 of each respective year.

(2)	2013 and 2014 occupancy figures exclude Building 1, totaling 40,826 SF, as it was offline due to a gut renovation spanning 2010 to 2016. The building was offline starting at the end of 2012 and was completely offline from 2013-2014.

(3)	Based on the September 30, 2016 underwritten rent roll.

(4)	Since June 2015, 21 leases have been signed at the property, accounting for 33.8% or the total square footage and 39.2% of total base rent. Among the new leases are four renewals and two expansions, including Interactive Brokers Group, which increased its presence at the building by 12.8% from 37,404 SF to 42,196 SF.

Tenant Summary(1)

Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	Annual UW Base Rent	% of Annual Base Rent	Lease Expiration Date
Interactive Brokers Group(3)	NR /BBB+/ NR	42,196	11.1%	$46.67	$1,969,101	14.6%	1/31/2019
ONS	NR/NR/NR	31,305	8.2%	$50.09	$1,568,198	11.7%	7/31/2019
Starwood Energy Group(4)(5)	NR/NR/NR	28,764	7.6%	$28.48	$819,290	6.1%	2/28/2023
Stark Office Suites of Greenwich LLC	NR/NR/NR	14,752	3.9%	$47.50	$700,720	5.2%	9/30/2024
Performance Equity Management LLC(6)	NR/NR/NR	12,988	3.4%	$36.00	$467,568	3.5%	3/31/2027
XPO Logistics, Inc.(7)	NR/NR/NR	11,843	3.1%	$48.73	$577,132	4.3%	10/31/2022
Platinum Equity Advisors, LLC(8)	NR/NR/NR	10,731	2.8%	$50.00	$536,550	4.0%	3/31/2027
Winklevoss Consultants, Inc.	NR/NR/NR	10,664	2.8%	$41.00	$437,224	3.3%	7/31/2024
BBT Capital Management Advisors, LLC	NR/NR/NR	10,211	2.7%	$40.00	$408,440	3.1%	1/31/2018
Southpaw Asset Management LP	NR/NR/NR	9,432	2.5%	$41.50	$391,428	2.9%	2/29/2020

(1)	Based on the underwritten rent roll as of September 30, 2016.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field, whether or not the parent company guarantees the lease.

(3)	Interactive Brokers Group may terminate its lease upon providing written notice of at least eight months. The tenant must pay a termination fee that decreases by approximately $26,000 each month. The current termination fee, for a termination effective August 1, 2017, is $1,626,919. The last termination option, for a termination effective date December 1, 2018, requires a termination fee of $1,205,743. Interactive Brokers Group pays an annual base rent of $48.00 PSF on 30,311 SF of its space, $41.25 PSF on 7,093 SF of its space, and $30.00 PSF on 4,792 of its space.

(4)	Starwood Energy Group space includes 18,814 SF of space subleased from Freepoint Commodities LLC.

(5)	Starwood Energy Group has 4,737 SF expiring on July 31, 2019 with the remaining 24,027 SF expiring February 28, 2023. The lease requires an annual blended base rent of $37.00 PSF on 9,950 SF of its space and $27.00 on 14,077 SF of its space.

(6)	Performance Equity Management LLC is currently in a free rent period through March 2017. At origination approximately $375,089 was escrowed for the free rent period. Performance Equity Management LLC has a one-time right to terminate its lease in March 2023 with at least 12 months prior written notice and a termination fee equal to the unamortized portion of the construction allowance, free rent, and leasing commissions with 8% annual interest.

(7)	XPO Logistics, Inc. leases 9,424 SF at $51.00 PSF and leases 2,419 SF at $35.00 PSF. The leases are coterminous and expire on October 31, 2022.

(8)	Platinum Equity Advisors, LLC has a one-time right to terminate its lease on June 1, 2023, pursuant to tenant paying a termination fee of $700,297.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 10 — Greenwich Office Park

Lease Rollover Schedule(1)(2)

Year	Number of Leases Expiring(3)	NRA (SF) Expiring	% of NRA Expiring	UW Base Rent Expiring	% of Base Rent Expiring	Cumulative NRA (SF) Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	64,796	17.1%	NAP	NAP	64,796	17.1%	NAP	NAP
MTM	0	0	0.0	$0	0.0%	64,796	17.1%	$0	0.0%
2016	2	4,188	1.1	190,236	1.4	68,984	18.2%	$190,236	1.4%
2017	5	30,594	8.1	1,433,219	10.7	99,578	26.2%	$1,623,455	12.1%
2018	5	31,266	8.2	1,398,930	10.4	130,844	34.4%	$3,022,386	22.5%
2019	11	92,665	24.4	4,264,076	31.7	223,509	58.8%	$7,286,462	54.2%
2020	4	22,751	6.0	1,031,287	7.7	246,260	64.8%	$8,317,749	61.8%
2021	4	15,077	4.0	562,422	4.2	261,337	68.8%	$8,880,171	66.0%
2022	3	14,445	3.8	681,212	5.1	275,782	72.6%	$9,561,383	71.1%
2023	3	29,916	7.9	1,054,463	7.8	305,698	80.5%	$10,615,845	78.9%
2024	2	25,416	6.7	1,137,944	8.5	331,114	87.2%	$11,753,789	87.4%
2025	0	0	0.0	0	0.0	331,114	87.2%	$11,753,789	87.4%
2026 & Beyond	7	48,747	12.8	1,697,422	12.6	379,861	100.0%	$13,451,211	100.0%
Total	46	379,861	100.0%	$13,451,211	100.0%

(1)	Based on the underwritten rent roll as of September 30, 2016.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	The property is occupied by 38 tenants but some tenants have multiple leases.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 10 — Greenwich Office Park

Operating History and Underwritten Net Cash Flow

	2013	2014	2015	TTM(1)	Underwritten(2)(3)	PSF	%(4)
Rents in Place(3)(5)	$13,666,070	$11,929,425	$12,071,078	$13,074,611	$13,451,211	$35.41	74.1%
Grossed Up Vacant Space	0	0	0	0	2,849,504	7.50	15.7
Gross Potential Rent	$13,666,070	$11,929,425	$12,071,078	$13,074,611	$16,300,716	$42.91	89.8%
Total Reimbursements	2,104,447	1,816,167	2,110,133	2,301,149	1,857,671	4.89	10.2
Net Rental Income	$15,770,517	$13,745,592	$14,181,211	$15,375,760	$18,158,387	$47.80	100.0%
(Vacancy/Free Rent)(6)	(856,633)	(1,546,640)	(999,677)	(1,061,192)	(2,849,504)	(7.50)	(15.7)
Other Income	69,844	36,607	102,196	70,267	70,267	0.18	0.4
Effective Gross Income	$14,983,728	$12,235,559	$13,283,730	$14,384,835	$15,379,150	$40.49	84.7%
Total Expenses	$5,914,718	$5,917,082	$6,628,147	$6,621,290	$6,901,235	$18.17	44.9%
Net Operating Income(7)	$9,069,010	$6,318,478	$6,655,583	$7,763,545	$8,477,914	$22.32	55.1%
Total TI/LC, Capex/RR	0	0	0	0	631,356	1.66	4.1
Net Cash Flow	$9,069,010	$6,318,478	$6,655,583	$7,763,545	$7,846,559	$20.66	51.0%
Average Annual Rent PSF	$35.98	$31.40	$31.78	$34.42	$42.91

(1)	The TTM column represents the trailing twelve-month period ending August 31, 2016.

(2)	The underwritten base rent is based on in-place leases with vacant space grossed up using appraiser’s market rent assumptions and rent steps through September 2017, totaling $156,430. All subleases, totaling 32,060 SF and annual rents of $914,924, are treated as direct leases with respect to rents, recovery stops, and expiration dates.

(3)	Underwritten Rents in Place are based on the rent roll as of September 30, 2016.

(4)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(5)	Historical base rent figures are net of vacancy. The underwritten base rent decline in 2014 is due to United Rentals, which occupied 42,000 SF, vacating the property. Additionally, Building 1 was offline during 2013 and 2014 due to a renovation.

(6)	Free rent in totaled $793,789 from eleven tenants with eleven leases in 2013, $1,546,640 from seven tenants with nine leases in 2014, and $999,677 from 11 tenants with 12 total leases in 2015. Free rent has continued to decrease since 2015, as total outstanding free rent is $375,089 from two tenants. Outstanding free rent is not included in the Underwritten Vacancy, as all free rent was reserved at closing.

(7)	The underwritten NOI of $8,477,914 is higher than the TTM NOI of $7,763,545 primarily due to the expiration of free rent. In 2015, 11 tenants across 12 leases combined for $999,677 of free rent. Free rent has continued to decrease since 2015 and total outstanding free rent is currently $375,089 from two tenants.

Property Management. The property is managed by Greenwich Premier Services Inc., an affiliate of the sponsor.

Escrows and Reserves. At origination, the borrower funded aggregate reserves of $1,462,578 with respect to the loan, comprised of (i) $611,180 for real estate taxes, (ii) $375,089 for free rent relating to Performance Equity Management LLC, (iii) $342,500 for deferred maintenance, (iv) $116,110 for insurance premiums and (v) $17,699 for ground rent payments.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, currently equal to $126,663.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments, currently equal to $12,901.

Replacement Reserves – On a monthly basis, the borrower is required to deposit an amount equal to $5,130 for replacement reserves.

TI/LC Reserves – On a monthly basis, the borrower is required to deposit an amount equal to $47,483 for TI/LC reserves. The TI/LC reserve is subject to a cap of $2,848,958 and a minimum balance of $1,424,479. If, at any time during the Greenwich Office Park loan term, the balance of the TI/LC reserve falls below $1,424,479, monthly deposits are required to resume until the cap is met.

Ground Rent Reserve – Monthly payments for ground rent reserves are currently waived. Per the loan documents, ground rent reserve payments remain waived, provided (i) no event of default or Cash Trap Period (as defined below) has occurred and is continuing; and (ii) the borrower has paid all ground rent directly to the appropriate ground lessor and the borrower has provided the lender with evidence of payment at least five business days prior to the applicable delinquency. If ground rent reserve payments are no longer waived, on a monthly basis, the borrower is required to deposit an amount equal to 1/12th of the annual ground rent (currently equates to $17,699).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 10 — Greenwich Office Park

Lockbox / Cash Management. The Greenwich Office Park Whole Loan has a hard lockbox and in-place cash management. Funds deposited into the lockbox account are required to be swept on a daily basis into a cash management account controlled by the lender and applied and disbursed in accordance with the loan documents. Following the occurrence of a Cash Trap Period, excess cash will be held as additional collateral for the Greenwich Office Park Whole Loan. Upon the termination of any Cash Trap Period, excess cash will no longer be held by the lender and, provided that no event of default has occurred and is continuing (and no other Cash Trap Period is then in effect), all amounts then on deposit in the lockbox account will be disbursed to the borrower.

A “Cash Trap Period” will commence upon the earlier of: (i) the occurrence of an event of default under the loan documents; (ii) the combined amortizing debt service coverage ratio falling below 1.10x at the end of any calendar quarter; and (iii) the commencement of a Primary Tenant Sweep Period (as defined below). A Cash Trap Period will end with respect to clause (ii), if for six consecutive months (a) no default or event of default has occurred; (b) no event that would trigger another Cash Trap Period has occurred; and (c) the combined amortizing debt service coverage ratio is at least 1.15x for six consecutive months; and, with respect to clause (iii), such Primary Tenant Sweep Period has ended (and no other Cash Trap Period is then continuing).

A “Primary Tenant” means the Interactive Broker Group tenant or any acceptable replacement tenant thereafter occupying that tenant’s premises.

A “Primary Tenant Sweep Period” will commence upon (i) any termination of, or receipt by the borrower of a notice to terminate the Primary Tenant lease; (ii) the Primary Tenant becoming the subject of a bankruptcy; (iii) the Primary Tenant “going dark” in a majority of its premises; (iv) the occurrence of any monetary or material non-monetary default under the Primary Tenant lease; or (v) the date that is the earlier of six months prior to (a) any lease extension date set forth in the Primary Tenant lease or (b) the expiration date of such Primary Tenant lease unless, in the case of this clause (v) such Primary Tenant lease has been extended with a term that expires no earlier than three years after the maturity date of the Greenwich Office Park Whole Loan, provided however, that the continuance of a Primary Tenant Sweep Period is suspended (but will not be deemed to have been terminated) for so long as (x) no event of default has occurred and is continuing, (y) no other Cash Trap Period has commenced and is continuing, and (z) the amount on deposit in the Primary Tenant reserve is equal to or exceeds $13,295,135.

A Primary Tenant Sweep Period will end upon either (a) the occurrence of a Primary Tenant Replacement Event (as defined below) or (b) with respect to clause (ii) above, the bankruptcy is dismissed; with respect to clause (iii) above, the Primary Tenant re-opens for business in the majority of the Primary Tenant premises for a continuous period of no less than six months; or with respect to clause (iv) above, the monetary or non-monetary event of default is cured.

A “Primary Tenant Replacement Event” means the termination of any Primary Tenant lease and the borrower entering into one or more new leases for all or substantially all of such Primary Tenant premises with acceptable replacement tenants and upon such terms and conditions as are reasonably acceptable to the lender in all material respects.

Property Release. The borrower has the right to cause to be released from the lien of the mortgage a portion of the property as requested by the borrower (the “Free Release Parcel”) as approved by the lender in its sole and absolute discretion, provided the conditions in the loan documents are met including, among others: (i) no event of default under the loan has occurred and is continuing; (ii) following the release, the remaining property will be in compliance with applicable legal requirements and all provisions of any leases of any portion of the property that are then in effect (including, without limitation, as to required parking spaces, restrictions on development, access and similar matters), and the Free Release Parcel will be subject to a restrictive covenant prohibiting the use or development thereof in any manner that violates any provision of any then-existing lease of the remaining property; (iii) the remaining property maintains a minimum debt service coverage ratio equal of the greater of (a) a combined debt service coverage ratio of 1.58x or (b) a combined debt service coverage ratio for the twelve full calendar months immediately prior to the release; (iv) the remaining property maintains a maximum combined loan to value ratio equal of the lesser of (a) the combined loan to value ratio of 72.8% or (b) the combined loan to value ratio immediately prior to the release; and (v) compliance with REMIC requirements. No value was attributed to the Free Release Parcel in the appraisal. The

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 10 — Greenwich Office Park

borrower is only permitted to construct multi-family improvements with ancillary retail on that portion of unimproved land that is eligible to be released.

Partial Defeasance. The borrower has the right to partially defease a portion of the principal balance of the Greenwich Office Park loan (a “Partial Defeasance”) and obtain the release of a Release Property in connection with a third-party sale of such Release Property (defined below); provided the conditions in the loan documents are met including: (i) no event of default under the loan has occurred and is continuing; and (ii) the Release Property and all improvements thereon, and the remaining property and all improvements thereon, comply with all applicable zoning, land use and similar laws, rules, regulations and ordinances of all applicable governmental authorities, and all other applicable laws, with each such determination assuming the separate ownership and operation of each parcel. The release amount is the greater of (i) 100% of the net sale proceeds from the sale of the Release Property, (ii) 125% of the allocated loan amount with respect to the Release Property; (iii) an amount such that after the release, the loan, based on the income of the remaining property, will have (a) a debt service coverage ratio no less than the greater of (x) the total debt service coverage ratio of 1.58x or (y) the total debt service coverage ratio for the twelve full calendar months immediately prior to the partial defeasance and (b) a maximum loan to value ratio equal to the lesser (x) the total loan to value ratio of 72.8% or (y) the total loan to value ratio immediately prior to the partial defeasance; and (iv) the lender receives a ratings comfort letter from each applicable rating agency with respect to a Partial Defeasance.

The “Release Property” means any of each of the footprints of buildings 1 through 6 and each of the ground leases of buildings 8 and 9. Allocated loan amounts are as follows:

Release Property	Allocated Loan Amount
Release Property 1	$10,791,445
Release Property 2	$21,581,538
Release Property 3	$9,217,115
Release Property 4	$8,168,013
Release Property 5	$16,758,032
Release Property 6	$7,868,269
Release Property 8	$8,127,942
Release Property 9	$4,987,644

Ground Leases. The borrower holds a leasehold interest in each of Building 8 and Building 9 pursuant to two separate 99-year ground leases that expire in 2076. The Building 8 ground rent resets at 20 year intervals, with the next reset scheduled to occur in December 2018. Under the Building 8 ground lease, the new annual ground rent is calculated as the original ground rent ($50,000 per annum) plus 25% of any increase in office tenant rental income (excluding recoveries) over the same three years after the certificate of occupancy was issued. The Building 9 ground rent is scheduled to increase from $34,385 per annum to $39,543 per annum for the 10-year period in 2023. Under the ground lease for Building 9, all future escalations will be determined by agreement by and between ground lessor and the borrower incorporating commercially reasonable escalations to become effective at commercially reasonable intervals.

Condominium Conversion. The borrower has the right to convert the entire property to a commercial condominium form of ownership (the “Condominium Conversion”) as approved by the lender at its sole and absolute discretion, provided the conditions in the Greenwich Office Park Whole Loan documents are met including, among others: (i) no event of default under the loan has occurred and is continuing; (ii) following the Condominium Conversion, the condominium, the condominium documents, the units, the common area and the property will comply with all legal requirements upon filing with and approved by all applicable governmental authorities; (iii) the value and the cash flow of the property will not be reduced or otherwise negatively impacted by the Condominium Conversion and the Condominium Conversion will have no adverse effect on the borrower, the property, or the borrower’s ability to pay the total debt service; (iv) compliance with REMIC requirements; and (v) the lender receives a ratings comfort letter from each applicable rating agency with respect to Condominium Conversion and the implementation of the terms and conditions of the Condominium Conversion.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 10 — Greenwich Office Park

Additional Debt. A $10.0 million mezzanine loan was provided with the financing that is secured by a pledge of the direct equity interests in the mortgage borrower and is coterminous with the mortgage loan. The mezzanine loan has a 9.0000% coupon. Including the mezzanine loan, the Cut-off Date LTV is 72.8%, the UW NCF DSCR is 1.58x and the UW NOI Debt Yield is 8.7%. The mezzanine note is held by SBAF Mortgage Funding I/Holding – Greenwich Office Park LLC (FL).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 11 — Great Falls Marketplace

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	UBS AG	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$20,750,000	Title:	Fee
Cut-off Date Principal Balance:	$20,750,000	Property Type - Subtype:	Retail – Anchored
% of Pool by IPB:	3.4%	Net Rentable Area (SF):	214,951
Loan Purpose:	Refinance	Location:	Great Falls, MT
Borrower:	Great Falls Marketplace Holdings, LLC	Year Built / Renovated:	1997 / N/A
Sponsors:	Kenneth Yaklin; Mark Macek; Richard Sanchez; Martin J. Roe	Occupancy:	99.3%
		Occupancy Date:	10/31/2016
Interest Rate:	5.9070%	Number of Tenants:	16
Note Date:	11/18/2016	2013 NOI:	$2,157,370
Maturity Date:	12/6/2026	2014 NOI:	$2,266,782
Interest-only Period:	0 months	2015 NOI:	$2,155,140
Original Term:	120 months	TTM NOI(1):	$1,987,620
Original Amortization:	360 months	UW Economic Occupancy:	95.0%
Amortization Type:	Balloon	UW Revenues:	$2,985,340
Call Protection:	L(24),Def(92),O(4)	UW Expenses:	$757,387
Lockbox:	Hard	UW NOI:	$2,227,953
Additional Debt:	No	UW NCF:	$2,128,485
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$33,300,000 / $155
Additional Debt Type:	N/A	Appraisal Date:	9/12/2016
Additional Future Debt Permitted:	No

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$97
Taxes:	$219,016	$28,818	N/A	Maturity Date Loan / SF:	$82
Insurance:	$11,134	$2,420	N/A	Cut-off Date LTV:	62.3%
TI/LC(2):	$750,000	Springing	$250,000	Maturity Date LTV:	52.7%
Immediate Repairs:	$4,875	N/A	N/A	UW NCF DSCR:	1.44x
Replacement Reserves:	$0	$3,583	N/A	UW NOI Debt Yield:	10.7%
Structural Reserve:	$581,875	$0	N/A
Material Tenant Rollover Reserve:	$0	Springing(3)	N/A

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$20,750,000	98.8%	Payoff Existing Debt	$18,401,680	87.6%
Borrower Equity	247,975	1.2	Upfront Reserves	1,566,899	7.5
			Closing Costs	1,029,396	4.9
Total Sources	$20,997,975	100.0%	Total Uses	$20,997,975	100.0%

(1)	Represents the trailing twelve-month period ending September 30, 2016.
(2)	The borrower is required to make monthly deposits of $13,434 for tenant improvement and leasing commissions at any time that the balance in the TI/LC Reserve is less than $250,000 or during the continuance of an event of default, until the balance in such TI/LC Reserve is equal to $250,000.
(3)	During the occurrence and continuation of a Material Tenant Trigger Event, on each monthly payment date, the borrower is required to deposit with the lender all excess cash flow for tenant improvements and leasing commissions related to re-tenanting or extending the applicable Material Tenant space at the property, as particularly set forth in the loan documents. A “Material Tenant Trigger Event” will commence upon the earliest of (i) a Material Tenant giving notice of its intention to terminate, cancel, not extend or renew its lease, (ii) a Material Tenant not extending or renewing its lease on or prior to the date that is (a) six months prior to the then applicable expiration date of its lease or (b) required under its lease to extend or renew such lease, (iii) the occurrence and continuance of an event of default beyond any applicable notice and cure period, (iv) a bankruptcy action against a Material Tenant, (v) a Material Tenant lease is terminated or no longer in full force and effect, (vi) a Material Tenant going dark, vacating, ceasing to occupy or ceasing to

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 11 — Great Falls Marketplace

conduct business at the property, or (vii) the long term unsecured debt rating of a Material Tenant (or lease guarantor as applicable) being downgraded below investment grade. Such monthly deposits will not be required when (i) such Material Tenant Trigger Event is cured according to the loan documents or (ii) (a) the debt service coverage ratio is at least 1.20x and (b) the funds on deposit in such Material Tenant Rollover Reserve are equal to or greater than the product of $20.00 and the net rentable area demised under such Material Tenant Trigger Event. A “Material Tenant” is (i) Smith’s Food & Drug, (ii) Carmike Cinema, (iii) Office Max, (iv) Michaels Arts & Crafts, (v) Barnes & Noble, or (vi) any tenant, together with its affiliates, (a) leasing 10% or more of the property or (b) pays in-place rent of 10% of more of the in-place rents at the property.

The Loan. The Great Falls Marketplace loan is a $20.75 million first mortgage loan secured by the fee interest in a 214,951 SF anchored retail shopping center located in Great Falls, Montana. The loan has a 10-year term and a 30-year amortization schedule.

The Borrower. The borrowing entity for the loan is Great Falls Marketplace Holdings, LLC, a Delaware limited liability company and special purpose entity.

The Sponsors. The loan’s sponsors and non-recourse carve-out guarantors are Kenneth Yaklin, Mark Macek, Richard Sanchez and Martin J. Roe.

The Property. Located in Great Falls, Montana and built in 1997, the property is a 214,951 SF retail center situated on 33.2 acres with 1,510 parking spaces (7.02 spaces per 1,000 SF). The property is currently 99.3% occupied as of October 31, 2016 and has achieved an average occupancy of 98.9% from 2006 to 2015. Anchored by Smith’s Food & Drug (“Smith’s”) and Carmike Cinema, the property is occupied by a diverse mix of 16 national tenants, including Michaels Arts & Crafts, Barnes & Noble, Old Navy, Petco, Pier 1 Imports, AT&T and Cold Stone Creamery. Six tenants totaling 151,358 SF (70.4% of NRA, 63.2% of UW Base Rent) have been in occupancy at the property since 1998.

The largest tenant, Smith’s (51,150 SF, 23.8% of NRA, 20.2% of UW Base Rent) is a subsidiary of Kroger (Moody’s/S&P/Fitch: Baa1/BBB/BBB) and has been in occupancy at the property since 1998. The tenant pays current base rent of $9.50 PSF and additional annual rent of $35,000 to operate the fuel island at the property. Smith’s lease and fuel operating lease are co-terminus and expire on March 31, 2030, with two, 10-year renewal options and no termination options for its leased premises of 51,150 SF and two, five-year renewal options for its fuel island operating lease. Smith’s has the right to terminate the fuel island operating lease at any time prior to July 5, 2017. For the year ending December 31, 2015, Smith’s achieved gross sales of $610 PSF, a 4.1% increase over 2014 sales, and operated at an occupancy cost of 2.1%. Carmike Cinema (32,500 SF, 15.1% of NRA, 9.0% of UW Base Rent) has operated a 10-screen movie theater at the property since 1998. Pursuant to its lease, Carmike Cinema constructed its own building and at the end of its lease term, its improvements will be surrendered to the borrower. Carmike Cinema’s lease expires on February 28, 2023 and provides for three, five-year renewal options and no termination options.

The Market. The property is located in Great Falls, Cascade County, Montana, approximately 3.2 miles west of the Great Falls central business district. According to a third party market research report, as of the second quarter of 2016, the Cascade County, Montana retail market contains 243 buildings accounting for approximately 4.1 million SF of retail space with an overall vacancy rate of 1.6% and average rental rate of $8.54 PSF on a triple net basis.

According to a third party market research report, the estimated 2016 population for the one-, three- and five-mile radius of the property is 5,045, 25,460, and 58,830, respectively. The estimated 2016 average household income for the one-, three- and five-mile radius is $97,907, $60,013, and $61,540, respectively. Comparatively, the average household income for Cascade County and the state of Montana are $62,067 and $65,529, respectively.

Access to the Marketplace area and Great Falls Marketplace property is afforded by 10th Avenue, which provides local access from the Great Falls central business district, and Interstate 15, which provides regional access from Helena, Montana and the Canadian border. According to the appraisal, there are four major retail concentrations in the Great Falls market: Marketplace, 10th Avenue, Downtown and Northend. None of the competitive set properties are located in the Marketplace area, according to the appraisal.

The property benefits from its national tenant mix, many of which represent the only stores for each retailer in the market. Michaels Arts & Crafts and Petco’s nearest location are approximately 86 miles south of the property in Helena, Montana. Smith’s and Office Max’s nearest locations are approximately 180 miles south of the property in Bozeman, Montana. Old Navy’s

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 11 — Great Falls Marketplace

nearest location is approximately 220 miles southeast of the property in Billings, Montana. Carmike Cinema’s nearest location is approximately 180 miles south of the property in Butte, Montana, and according to the appraisal, Carmike Cinema is the only movie theater in the Great Falls market.

Competitive Set Summary(1)

Property	Year Built/ Renovated	Net Rentable Area (SF)	Tenants	Occupancy (%)	Distance (miles)
Great Falls Marketplace	1997/N/A	214,951(2)	Smith’s Food & Drug, Carmike Cinema, Office Max, Michaels Arts & Crafts(2)	99.3%(2)	-
Holiday Village Mall	1959/2008	556,622	JCPenney, Scheels, Herbergers, Bed, Bath & Beyond, Ross	86.0%	2.5
University Square	1986/N/A	161,417	Target	100.0%	3.4
Agri Village	1976/N/A	102,480	Liquidation World	100.0%	5.3
Northside	1952/1989	100,000	IGA	100.0%	4.0
Westwood Mall	1979/2013	447,135	ShopKo, Staples, Sam’s Club, TJ Maxx, Ace Hardware, Kmart	95.0%	2.5

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated October 31, 2016.

Historical and Current Occupancy(1)

2012	2013	2014	2015	Current(2)
100.0%	99.3%	99.3%	99.3%	99.3%

(1)	The historical occupancies, provided by the sponsor, are as of December 31 of each respective year.
(2)	As of the October 31, 2016 underwritten rent roll.

Tenant Summary(1)

Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	TTM Sales PSF(3)	Lease Expiration Date
Smith’s Food & Drug	Baa1/BBB/BBB	51,150	23.8%	$9.50	$610	3/31/2030
Carmike Cinema	NR/NR/NR	32,500	15.1%	$6.66	$345,741	2/28/2023
Office Max	NR/NR/NR	23,688	11.0%	$10.50	N/A	12/31/2017
Michaels Arts & Crafts	NR/NR/NR	20,454	9.5%	$12.32	$170	2/28/2021
Barnes & Noble	NR/NR/NR	20,020	9.3%	$12.50	$129	1/31/2018

(1)	Based on the underwritten rent roll dated October 31, 2016.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Based on the most recent trailing twelve-month period, except for Smith’s Food & Drug which is as of December 31, 2015, as reported by the sponsor. TTM Sales PSF for Carmike Cinema is based on 10 screens.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 11 — Great Falls Marketplace

Lease Rollover Schedule(1)

Year	Number of Leases Expiring	NRA Expiring (SF)	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative NRA Expiring (SF)	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	1,500	0.7%	NAP	NAP	1,500	0.7%	NAP	NAP
MTM	0	0	0.0	$0	0.0%	1,500	0.7%	$0	0.0%
2016	0	0	0.0	0	0.0	1,500	0.7%	$0	0.0%
2017	1	23,688	11.0	248,724	10.3	25,188	11.7%	$248,724	10.3%
2018	5	33,032	15.4	433,848	18.0	58,220	27.1%	$682,572	28.3%
2019	4	41,237	19.2	578,056	24.0	99,457	46.3%	$1,260,628	52.3%
2020	0	0	0.0	0	0.0	99,457	46.3%	$1,260,628	52.3%
2021	3	23,844	11.1	313,084	13.0	123,301	57.4%	$1,573,713	65.3%
2022	1	8,000	3.7	133,439	5.5	131,301	61.1%	$1,707,152	70.9%
2023	1	32,500	15.1	216,450	9.0	163,801	76.2%	$1,923,602	79.8%
2024	0	0	0.0	0	0.0	163,801	76.2%	$1,923,602	79.8%
2025	0	0	0.0	0	0.0	163,801	76.2%	$1,923,602	79.8%
2026 & Beyond	1	51,150	23.8	485,925	20.2	214,951	100.0%	$2,409,527	100.0%
Total	16	214,951	100.0%	$2,409,527	100.0%

(1)	Based on the underwritten rent roll dated October 31, 2016.

Operating History and Underwritten Net Cash Flow

	2013	2014	2015	TTM(1)	Underwritten	PSF	%(2)
Rents in Place(3)	$2,317,552	$2,354,374	$2,373,805	$2,395,754	$2,409,527	$11.21	77.6%
Vacancy Gross Up	0	0	0	0	30,000	0.14	1.0
Gross Potential Rent	$2,317,552	$2,354,374	$2,373,805	$2,395,754	$2,439,527	$11.35	78.6%
Total Reimbursements	570,961	642,466	607,827	641,060	664,252	3.09	21.4
Net Rental Income	$2,888,513	$2,996,840	$2,981,631	$3,036,814	$3,103,779	$14.44	100.0%
(Vacancy/Collection Loss)(4)	0	0	0	0	(155,189)	(0.72)	(5.0)
Other Income(5)	40,750	40,750	40,750	40,750	36,750	0.17	1.2
Effective Gross Income	$2,929,263	$3,037,590	$3,022,381	$3,077,564	$2,985,340	$13.89	96.2%
Total Expenses	$771,893	$770,807	$867,241	$1,089,944	$757,387	$3.52	25.4%
Net Operating Income	$2,157,370	$2,266,782	$2,155,140	$1,987,620	$2,227,953	$10.36	74.6%
Total TI/LC, Capex/RR	0	0	0	0	99,467	0.46	3.3
Net Cash Flow	$2,157,370	$2,266,782	$2,155,140	$1,987,620	$2,128,485	$9.90	71.3%

(1)	The TTM column represents the trailing twelve-month period ending September 30, 2016.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(3)	Underwritten Rents in Place are based on the October 31, 2016 underwritten rent roll and include base rent and contractual rent increases of $1,732 occurring through October 31, 2017.
(4)	Vacancy/Collection Loss includes an underwriting adjustment of 3.9% bringing underwritten occupancy down to 95.0%. As of the underwritten rent roll dated October 31, 2016, the property was 99.3% occupied.
(5)	Other Income includes annual rent of $35,000 from Smith’s to operate the fuel island base on the property, which increases to $40,000 on April 20, 2020. Smith’s has the right to terminate the operating lease at any time prior to July 5, 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 12 — MY Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	UBS AG	Single Asset / Portfolio:	Portfolio of Six Properties
Original Principal Balance(1):	$20,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$19,935,183	Property Type - Subtype:	Hotel – Various
% of Pool by IPB:	3.3%	Net Rentable Area (Rooms):	501
Loan Purpose:	Refinance	Location:	Various
Borrowers(2):	Various	Year Built / Renovated:	Various
Sponsors:	Suresh M. Patel; Michael Desai; Yogesh Patel	Occupancy / ADR / RevPAR(3):	64.6% / $96.11 / $62.05
		Occupancy / ADR / RevPAR Date(3):	8/31/2016
Interest Rate:	4.9720%	Number of Tenants:	N/A
Note Date:	10/7/2016	2013 NOI:	$3,285,921
Maturity Date:	10/6/2026	2014 NOI:	$4,304,059
Interest-only Period:	0 months	2015 NOI:	$4,823,559
Original Term:	120 months	TTM NOI(3):	$5,156,857
Original Amortization:	300 months	UW Occupancy / ADR / RevPAR:	64.6% / $96.11 / $62.05
Amortization Type:	Balloon	UW Revenues:	$11,535,437
Call Protection:	L(26),Def(90),O(4)	UW Expenses:	$7,025,514
Lockbox:	Hard	UW NOI:	$4,509,923
Additional Debt(1):	Yes	UW NCF:	$4,048,506
Additional Debt Balance(1):	$10,000,000	Appraised Value / Per Room:	$48,000,000 / $95,808
Additional Debt Type(1):	Pari Passu	Appraisal Date(4):	Various
Additional Future Debt Permitted:	No

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$59,686
Taxes:	$312,690	$45,045	N/A	Maturity Date Loan / Room:	$44,721
Insurance:	$152,756	$28,499	N/A	Cut-off Date LTV:	62.3%
FF&E Reserve:	$0	$38,451	N/A	Maturity Date LTV:	46.7%
Engineering Reserve:	$16,500	N/A	N/A	UW NCF DSCR:	1.93x
PIP Reserve:	$901,000	N/A	N/A	UW NOI Debt Yield:	15.1%
Future PIP Reserve(5):	$0	Springing	N/A

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$30,000,000	100.0%	Payoff Existing Debt	$16,120,848	53.7%
			Return of Equity	11,805,629	39.4
			Upfront Reserves	1,382,947	4.6
			Closing Costs	690,576	2.3
Total Sources	$30,000,000	100.0%	Total Uses	$30,000,000	100.0%

(1)	The MY Portfolio loan is part of a larger split whole loan evidenced by two pari passu notes, with an aggregate original principal balance of $30.0 million. The financial information presented in the chart above reflects the cut-off date balance of the $30.0 million MY Portfolio Whole Loan. For a more detailed description, please refer to “The Loan” below.
(2)	Please refer to “The Borrowers” below.
(3)	Represents the trailing twelve-month period ending August 31, 2016.
(4)	The dates of the appraised values ranged from July 13, 2016 to July 14, 2016.
(5)	The borrowers are required to deposit on each monthly payment date during the continuance of a Future PIP Trigger Event, all excess cash flow into a Future PIP Reserve. A “Future PIP Trigger Event” means the period commencing upon the earliest of (i) the date the franchisor or the borrowers give notice of their intent to terminate, cancel or not extend or renew the franchise agreement, (ii) the date that is 12 months prior to the expiration of the franchise agreement, (iii) an event of default under the franchise agreement, (iv) any bankruptcy or insolvency proceeding of the franchisor or (v) the franchisor gives notice to the borrowers of any requirements or requests the borrowers to make any repairs and/or improvements at the properties. In addition, in connection with a partial release, the borrowers are required to deposit into a Future PIP Reserve an amount equal to the excess of $2.1 million over the remaining aggregate annual cash flow for the remaining properties if the remaining aggregate annual cash flow is less than $2.1 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 12 — MY Portfolio

The Loan. The MY Portfolio loan, which is part of a larger split whole loan, is a first mortgage loan secured by the borrowers’ fee interest in four limited service hotel properties, one select service hotel property and one extended stay hotel property located in Louisiana and Mississippi. The whole loan has an outstanding principal balance of $29,902,775 (“MY Portfolio Whole Loan”) as of the cut-off date, which is comprised of two pari passu notes, Note A-1 and Note A-2. The controlling Note A-2 has an outstanding principal balance as of the cut-off date of $19,935,183 and is being contributed to the CSMC 2016-NXSR Commercial Mortgage Trust. The non-controlling Note A-1 has an outstanding principal balance as of the cut-off date of $9,967,592 and was contributed to the MSBAM 2016-C31 Commercial Mortgage Trust. The MY Portfolio Whole Loan has a 10-year term and a 25-year amortization schedule.

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Note in Controlling Securitization
Note A-1	$10,000,000	$9,967,592	MSBAM 2016-C31	No
Note A-2	20,000,000	19,935,183	CSMC 2016-NXSR	Yes
Total	$30,000,000	$29,902,775

The Borrowers. The borrowing entities for the loan are the following special purpose entities: Gonzales Lodging LLC, Lakshmi, LLC, Lakshmi Hospitality LLC and Lakshmi of Covington LLC, each a Louisiana limited liability company, Lakshmi Sarkar LLC, a Mississippi limited liability company and Lakshmi Vicksburg Inc., a Mississippi corporation.

The Sponsors. The loan’s sponsors and nonrecourse carve-out guarantors are Suresh M. Patel, Michael Desai and Yogesh Patel. Suresh M. Patel has been in the hospitality industry as an owner/operator for over 6 years. Mr. Patel currently has ownership in 14 hotels consisting of 1,121 rooms in Mississippi and Louisiana. Michael Desai has been in the hospitality industry as an owner/operator for over 13 years. Mr. Desai currently has ownership in 21 hotels consisting of 1,667 rooms in Alabama, Mississippi and Louisiana. Yogesh Patel has been in the hospitality industry as an owner/operator for over 13 years. Mr. Patel currently has ownership in 21 hotels consisting of 1,667 rooms in Alabama, Mississippi and Louisiana.

The Properties. The properties are comprised of four limited service hotels (Holiday Inn Express - Covington, Holiday Inn Express - New Orleans, Comfort Suites - Gonzales and LaQuinta Inn & Suites - Vicksburg), one select service hotel (Holiday Inn - Vicksburg) and one extended stay hotel (Candlewood Suites - Slidell) located in Louisiana and Mississippi totaling 501 rooms.

Property Information

Property - State	Subtype	No. of Rooms	Allocated Cut-off Date Whole Loan Balance ($)	Allocated Cut-off Date Whole Loan Balance (%)	Allocated Cut-off Date Whole Loan Balance (Room)	Year Built / Renovated	Appraisal Value	Allocated Cut-off Date Whole Loan LTV
Holiday Inn Express - Covington, LA	Limited Service	84	$5,918,258	19.8%	$70,455	2014 / NAP	$9,500,000	62.3%
Holiday Inn - Vicksburg, MS(1)	Select Service	83	5,232,986	17.5	$63,048	2008 / 2015	8,400,000	62.3%
Holiday Inn Express - New Orleans, LA	Limited Service	87	4,983,796	16.7	$57,285	2006 / 2013	8,700,000	57.3%
Comfort Suites - Gonzales, LA	Limited Service	77	4,859,201	16.3	$63,107	2013 / NAP	7,400,000	65.7%
LaQuinta Inn & Suites - Vicksburg, MS	Limited Service	77	4,547,714	15.2	$59,061	2008 / NAP	7,000,000	65.0%
Candlewood Suites - Slidell, LA	Extended Stay	93	4,360,821	14.6	$46,891	2011 / NAP	7,000,000	62.3%
Total/Wtd. Avg.:		501	$29,902,775	100.0%	$59,686		$48,000,000	62.3%

(1)	The Holiday Inn - Vicksburg property was renovated from 2011-2012, and most recently renovated in 2015.

Holiday Inn Express - Covington is a four-story, 84-room limited service hotel built in 2014 and situated on a 1.8-acre site. Property amenities include an outdoor swimming pool, fitness room, lobby workstation, free Wi-Fi, market pantry, guest laundry area, complimentary breakfast, a breakfast dining area that seats 28 guests, and 378 SF of meeting space. The property’s guestroom configuration includes 32 king rooms, 29 queen/queen rooms, 14 king suites and nine queen/queen suites.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 12 — MY Portfolio

Guestrooms feature a 42-inch flat-panel television, work desk with chair, armchair, microwave, small refrigerator and coffeemaker. Suites feature a larger living space as well as additional amenities such as a sleeper sofa. The property features 95 surface parking spaces, reflecting a parking ratio of 1.1 spaces per room. The franchise agreement with Holiday Hospitality Franchising, LLC expires in February 2034.

Holiday Inn - Vicksburg is a three-story, 83-room select service hotel built in 2008, renovated in 2011-2012 and 2015 and situated on a 2.8-acre site. Property amenities include an indoor and outdoor heated pool, 24-hour fitness room, business center, market pantry, guest laundry room, restaurant, lounge, free high-speed internet and 2,800 SF of meeting space. The property’s guestroom configuration includes 59 king rooms, 22 queen/queen rooms and two suites. Guestrooms feature a 32-inch flat-panel HD television, work desk with chair, armchair, dresser, microwave, small refrigerator and coffeemaker. The property features 120 surface parking spaces, reflecting a parking ratio of 1.4 spaces per room. The franchise agreement with IHG expires in April 2021.

Holiday Inn Express - New Orleans is a four-story, 87-room limited service hotel built in 2006, renovated in 2013 and situated on a 2.5-acre site. Property amenities include an outdoor swimming pool, fitness room, lobby workstation, vending areas, guest laundry room, a breakfast dining area that seats 28 guests, and 200 SF of meeting space. The property’s guestroom configuration includes 30 king rooms, 31 double/double rooms and 26 studio suites. Guestrooms feature a 32-inch flat-panel television, work desk with chair, armchair, small refrigerator, microwave, sleeper sofa in select rooms and coffeemaker. The property features 101 surface parking spaces, reflecting a parking ratio of 1.2 spaces per room. The franchise agreement with Holiday Hospitality Franchising, LLC expires in October 2031.

Comfort Suites - Gonzales is a four-story, 77-room limited service hotel built in 2013 and situated on a 1.4-acre site. Property amenities include an outdoor swimming pool, a fitness room, business center, market pantry, guest laundry room, valet cleaning services, complimentary full breakfast, a breakfast dining area that seats 30 guests, and free Wi-Fi. The property’s guestroom configuration includes 36 king suites and 41 queen/queen suites. Guestrooms feature a flat-screen HD television, work desk with chair, armchair, dresser, refrigerator, microwave, coffeemaker, iron and ironing board. Suites feature a larger living space or a whirlpool tub, as well as additional amenities such as a sleeper sofa. The property features 77 surface parking spaces, reflecting a parking ratio of 1.0 space per room. The franchise agreement with Choice Hotels International, Inc. expires in September 2033.

LaQuinta Inn & Suites - Vicksburg is a three-story, 77-room limited service hotel built in 2008 and situated on a 2.0-acre site. Property amenities include an outdoor swimming pool and whirlpool, fitness room, business center, free high speed internet access, market pantry, guest laundry room, complimentary breakfast, and a breakfast dining area that seats 26 guests. The property’s guestroom configuration includes 38 queen/queen rooms, 22 king rooms and 17 suites. Guestrooms feature a 32-inch flat-panel television, work desk with chair, armchair, sleeper sofa, microwave, small refrigerator and coffeemaker. The property features 88 surface parking spaces, reflecting a parking ratio of 1.1 spaces per room. The franchise agreement with La Quinta Franchising, LLC expires in September 2028.

Candlewood Suites - Slidell is a four-story, 93-room extended stay hotel built in 2011 and situated on a 1.5-acre site. Property amenities include an indoor swimming pool, fitness room, business center, free Wi-Fi, market pantry, coffee station, guest laundry room, dry cleaning, outdoor picnic area and outdoor gazebo barbecue area. The property’s guestroom configuration includes 58 queen rooms, 29 double/double rooms and 6 one-bedroom suites. Guestrooms feature a fully-equipped kitchen with a full size refrigerator, dishwasher, microwave, toaster, range top stove and cooking utensils, a 37-inch flat-panel television, work desk with chair, coffee table and coffeemaker. The property features 95 surface parking spaces, reflecting a parking ratio of 1.0 space per room. The franchise agreement with Holiday Hospitality Franchising, Inc. expires in January 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 12 — MY Portfolio

Historical Occupancy, ADR, RevPAR(1)

	Competitive Set			Holiday Inn Express - Covington			Penetration Factor
Year(2)	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2014 TTM	58.2%	$95.33	$55.51	58.0%	$105.18	$60.97	99.5%	110.3%	109.8%
2015 TTM	57.2%	$91.86	$52.53	56.2%	$100.57	$56.48	98.2%	109.5%	107.5%
2016 TTM	54.4%	$90.33	$49.15	60.3%	$99.13	$59.83	110.9%	109.7%	121.7%
	Competitive Set			Holiday Inn - Vicksburg			Penetration Factor
Year(2)	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2014 TTM	62.9%	$84.46	$53.11	63.8%	$90.24	$57.61	101.5%	106.8%	108.5%
2015 TTM	60.1%	$85.67	$51.50	55.4%	$92.23	$51.07	92.1%	107.7%	99.2%
2016 TTM	69.7%	$88.27	$61.53	70.9%	$92.65	$65.65	101.6%	105.0%	106.7%
	Competitive Set			Holiday Inn Express - New Orleans			Penetration Factor
Year(2)	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2014 TTM	68.6%	$103.96	$71.34	65.0%	$110.32	$71.74	94.8%	106.1%	100.6%
2015 TTM	70.4%	$106.45	$74.96	61.6%	$115.86	$71.38	87.5%	108.8%	95.2%
2016 TTM	60.0%	$102.58	$61.52	54.8%	$114.35	$62.61	91.3%	111.5%	101.8%
	Competitive Set			Comfort Suites - Gonzales			Penetration Factor
Year(2)	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2014 TTM	73.1%	$107.25	$78.44	65.1%	$103.65	$67.46	89.0%	96.6%	86.0%
2015 TTM	73.6%	$106.77	$78.54	63.4%	$111.56	$70.71	86.2%	104.5%	90.0%
2016 TTM	67.8%	$101.97	$69.16	67.4%	$99.97	$67.35	99.3%	98.0%	97.4%
	Competitive Set			LaQuinta Inn & Suites - Vicksburg			Penetration Factor
Year(2)	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2014 TTM	56.6%	$78.64	$44.47	65.0%	$88.65	$57.59	114.9%	112.7%	129.5%
2015 TTM	53.6%	$78.57	$42.09	66.5%	$89.11	$59.23	124.1%	113.4%	140.7%
2016 TTM	67.2%	$80.29	$53.98	67.8%	$92.95	$63.04	100.9%	115.8%	116.8%
	Competitive Set			Candlewood Suites - Slidell			Penetration Factor
Year(2)	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2014 TTM	64.7%	$94.03	$60.83	64.3%	$80.64	$51.87	99.4%	85.8%	85.3%
2015 TTM	63.1%	$91.75	$57.91	66.9%	$77.24	$51.65	105.9%	84.2%	89.2%
2016 TTM	64.9%	$88.16	$57.22	58.9%	$82.10	$48.32	90.7%	93.1%	84.5%

(1)	Source: Hospitality research report.
(2)	Represents the trailing twelve-month period ending July 31, 2016.

The Markets. The properties are located in Louisiana and Mississippi and comprise a total of 501 rooms.

Holiday Inn Express - Covington is located in Covington, St. Tammany Parish, Louisiana, directly off of Interstate 12, approximately 63.5 miles east of Baton Rouge and 40.7 miles north of New Orleans. The neighborhood is characterized by the River Chase and Pinnacle at Nord du Lac shopping centers, medical office buildings, and several upscale residential areas. According to a third party market research report, the estimated 2016 population and average household income within a five-mile radius of the property is 60,882 and $102,864, respectively. The estimated 2016 demand at the property is approximately 65% commercial, 20% meeting and group, and 15% leisure.

Holiday Inn - Vicksburg is located in southern Vicksburg, Warren County, Mississippi on the southwest parcel bordered by Cypress Centre Boulevard and South Frontage Road, approximately 46.9 miles west of Jackson, Mississippi. The property benefits from local demand generators including riverboat gambling and cultural historic preservation sites. According to a third party market research report, the estimated 2016 population and average household income within a five-mile radius of the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 12 — MY Portfolio

property is 29,224 and $50,756, respectively. The estimated 2016 demand at the property is approximately 65% commercial, 20% leisure and 15% meeting and group.

Holiday Inn Express - New Orleans is located in New Orleans, Orleans Parish, Louisiana, directly off of Interstate 10, approximately 12.6 miles north of downtown New Orleans. The property’s neighborhood is characterized by restaurants, office buildings, gas stations, hotels, and retail and service shops. According to a third party market research report, the estimated 2016 population and average household income within a five-mile radius of the property is 74,520 and $43,979, respectively. The estimated 2016 demand at the property is approximately 60% commercial, 30% leisure, and 10% meeting and group.

Comfort Suites - Gonzales is located in Gonzales, Ascension Parish, Louisiana on Cabela’s Parkway, off of Interstate Highway 10, approximately 23.9 miles southeast of downtown Baton Rouge. The neighborhood is characterized by restaurants, retail shopping centers, and industrial uses along the primary thoroughfares, with residential areas located along the secondary roadways. According to a third party market research report, the estimated 2016 population and average household income within a five-mile radius of the property is 46,180 and $84,890, respectively. The estimated 2016 demand at the property is approximately 60% commercial, 25% leisure and 15% meeting and group.

LaQuinta Inn & Suites - Vicksburg is located in eastern Vicksburg, Warren County, Mississippi, west of the intersection formed by South Frontage Road and Berryman Road, approximately 41.6 miles west of Jackson, Mississippi. Outlets at Vicksburg, anchored by Gap and Bass, is located approximately 0.1 miles west of the property. The property benefits from local demand generators including riverboat gambling and cultural historic preservation sites. According to a third party market research report, the estimated 2016 population and average household income within a five-mile radius of the property is 30,369 and $52,949, respectively. The estimated 2016 demand at the property is approximately 70% commercial, 25% leisure and 5% meeting and group.

Candlewood Suites - Slidell is located in Slidell, St. Tammany Parish, Louisiana on Holiday Boulevard, off of Interstate Highway 12, approximately 39.8 miles northeast of downtown New Orleans. The immediate area surrounding the property is dominated by retail centers, office buildings and other hotel offerings. North Shore Square Mall, a 621,192 SF mall anchored by Dillard’s and Burlington Coat Factory, is located adjacent to the property. According to a third party market research report, the estimated 2016 population and average household income within a five-mile radius of the property is 53,506 and $67,848, respectively. The estimated 2016 demand at the property is approximately 45% extended stay, 25% commercial, 25% leisure and 5% meeting and group.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 12 — MY Portfolio

Operating History and Underwritten Net Cash Flow

	2013(1)	2014	2015	TTM(2)	Underwritten	Per Room(3)	%(4)
Occupancy	47.0%	62.1%	62.5%	64.6%	64.6%
ADR	$91.86	$96.47	$95.79	$96.11	$96.11
RevPAR	$43.21	$59.91	$59.88	$62.05	$62.05
Room Revenue	$7,901,647	$10,954,688	$10,950,069	$11,346,314	$11,346,314	$22,647	98.4%
Other Departmental Revenues(5)	155,640	152,746	161,127	189,123	189,123	377	1.6%
Total Revenue	$8,057,287	$11,107,434	$11,111,196	$11,535,437	$11,535,437	$23,025	100.0%
Room Expense	1,758,112	2,524,631	2,588,645	2,635,471	2,635,471	5,260	23.2%
Other Departmental Expenses	85,560	117,490	115,153	111,054	105,163	210	55.6%
Departmental Expenses	$1,843,671	$2,642,121	$2,703,798	$2,746,525	$2,740,633	$5,470	23.8%
Departmental Profit	$6,213,616	$8,465,313	$8,407,398	$8,788,912	$8,794,804	$17,554	76.2%
Operating Expenses	$2,401,911	$3,474,935	$2,894,501	$2,993,735	$3,377,755	$6,742	29.3%
Gross Operating Profit	$3,811,705	$4,990,377	$5,512,896	$5,795,178	$5,417,049	$10,812	47.0%
Fixed Expenses	525,784	686,318	689,337	638,320	907,126	1,811	7.9%
Net Operating Income	$3,285,921	$4,304,059	$4,823,559	$5,156,857	$4,509,923	$9,002	39.1%
FF&E	203,897	393,766	0	0	461,417	921	4.0%
Net Cash Flow	$3,082,023	$3,910,293	$4,823,559	$5,156,857	$4,048,506	$8,081	35.1%

(1)	The Holiday Inn Express - Covington property opened for business in February 2014. As a result, 2013 historical operating information for the property is not available.

(2)	Represents trailing twelve-month period ending August 31, 2016.

(3)	Per Room values are based on 501 rooms.

(4)	% column represents percent of Total Revenue except for Room Expense and Other Departmental Expenses, which are based on the corresponding revenue line items.

(5)	Other Departmental Revenues includes food and beverage revenue, market sales, meeting room sales, pet fees, valet laundry, vending sales, smoking fees and other miscellaneous income, where applicable.

Property Release. The borrowers are permitted to obtain the release of an individual property at any time following the second anniversary of the closing date of the securitization, and prior to the payment date occurring three months prior to the maturity date, subject to the satisfaction of certain conditions, including but not limited to (i) the borrowers defease the loan in an amount equal to the greater of (a) 115% of the allocated loan amount of such released property and (b) an amount such that after giving effect to such release, (1) the debt service coverage ratio based on the immediately trailing twelve-month period is equal to or greater than the greater of (x) the debt service coverage ratio at origination of the MY Portfolio Whole Loan and (y) the debt service coverage ratio immediately prior to the release, (2) the debt yield is equal to or greater than the greater of (x) the debt yield at origination of the MY Portfolio Whole Loan and (y) the debt yield immediately prior to the release and (3) the loan-to-value ratio is no greater than the lesser of (x) the loan-to-value ratio at origination of the MY Portfolio Whole Loan and (y) the loan-to-value ratio immediately prior to the release, (ii) delivery of a rating agency confirmation and (iii) delivery of a REMIC opinion that such release is permitted under REMIC requirements. For more detail on the allocated loan amounts for each property, please refer to “The Properties” above.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 13 — 681 Fifth Avenue

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	UBS AG	Single Asset / Portfolio:	Single Asset
Original Principal Balance(2):	$15,000,000	Title:	Fee
Cut-off Date Principal Balance(2):	$15,000,000	Property Type - Subtype:	Mixed Use – Retail/Office
% of Pool by IPB:	2.5%	Net Rentable Area (SF):	82,573
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	681 Fifth Avenue LLC	Year Built / Renovated:	1913 / 2009
Sponsor:	Robert Siegel	Occupancy(3):	90.8%
Interest Rate:	4.1265%	Occupancy Date:	9/30/2016
Note Date:	11/4/2016	Number of Tenants:	10
Maturity Date:	11/6/2026	2013 NOI(3):	$13,728,055
Interest-only Period:	120 months	2014 NOI(3):	$14,135,499
Original Term:	120 months	2015 NOI(3):	$14,304,045
Original Amortization:	None	TTM NOI(3)(4):	$14,449,529
Amortization Type:	Interest Only	UW Economic Occupancy:	96.0%
Call Protection:	L(25),Def(91),O(4)	UW Revenues:	$20,376,202
Lockbox:	Hard	UW Expenses:	$4,785,552
Additional Debt(2):	Yes	UW NOI(3):	$15,590,650
Additional Debt Balance(2):	$200,000,000	UW NCF(3):	$15,022,133
Additional Debt Type(2):	Pari Passu	Appraised Value / Per SF:	$440,000,000 / $5,329
Additional Future Debt Permitted:	No	Appraisal Date:	10/1/2016

Escrows and Reserves				Financial Information(2)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$2,604
Taxes:	$848,821	$151,575	N/A	Maturity Date Loan / SF:	$2,604
Insurance:	$106,910	$8,485	N/A	Cut-off Date LTV:	48.9%
Replacement Reserves:	$0	$1,376	N/A	Maturity Date LTV:	48.9%
Unfunded Obligations:	$2,222,481	$0	N/A	UW NCF DSCR(3):	1.67x
Rent Concession:	$250,262	$0	N/A	UW NOI Debt Yield(3):	7.3%
Material Tenant TI/LC:	$0	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(2)	$215,000,000	100.0%	Payoff Existing Debt(5)	$144,877,973	67.4%
			Return of Equity	51,955,618	24.2
			Yield Maintenance Costs(5)	9,704,812	4.5
			Closing Costs	5,033,123	2.3
			Upfront Reserves	3,428,474	1.6
Total Sources	$215,000,000	100.0%	Total Uses	$215,000,000	100.0%

(1)	The 681 Fifth Avenue Whole Loan was co-originated with Citigroup Global Markets Realty Corp. (“Citigroup”).

(2)	The 681 Fifth Avenue loan is part of a larger split whole loan evidenced by six pari passu notes, with an aggregate original principal balance of $215.0 million. The financial information presented in the chart above reflects the cut-off date balance of the $215.0 million 681 Fifth Avenue Whole Loan. For a more detailed description, please refer to “The Loan” below.

(3)	As of the underwritten rent roll dated September 30, 2016. See “Tenant Summary” below for discussion on the tenant spaces.

(4)	Represents the trailing twelve-month period ending June 30, 2016.

(5)	Payoff Existing Debt includes a first mortgage loan and mezzanine loan, together with any applicable fees, of $119,675,056 and $25,202,917, respectively. Yield Maintenance Costs include yield maintenance premiums of approximately $7.2 million and $2.5 million incurred in the payoff of the previous first mortgage and mezzanine loan, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 13 — 681 Fifth Avenue

The Loan. The 681 Fifth Avenue loan, which is part of a larger split whole loan, is a first mortgage loan secured by the fee interest in a 17-story office and retail building totaling 82,573 SF in New York, New York. The loan has a ten-year term and is interest only for the full term of the loan. The whole loan was co-originated by UBS AG by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS AG, New York Branch”) and Citigroup, has an outstanding principal balance as of the cut-off date of $215.0 million (the “681 Fifth Avenue Whole Loan”), and is comprised of six pari passu notes. The loan is comprised of Note A-3, which has an original principal balance of $15.0 million. The five related companion pari passu loans have an aggregate original principal balance of $200.0 million and are evidenced by one controlling note (with an original principal balance of $80.0 million) which is expected to be contributed to the MSC 2016-UBS12 Commercial Mortgage Trust and four non-controlling notes that are currently held by UBS AG, New York Branch and Citigroup. The most recent prior financing of the property was included in the DBUBS 2011-LC1A transaction and the RCMC 2012-CREL1 transaction. The 681 Fifth Avenue Whole Loan has a 10-year term and is interest-only for the full term of the loan.

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Note in Controlling Securitization
Note A-1(1)	$80,000,000	$80,000,000	UBS AG, New York Branch	Yes
Note A-2(2)	15,000,000	15,000,000	UBS AG, New York Branch	No
Note A-3	15,000,000	15,000,000	CSMC 2016-NXSR	No
Note A-4(2)	19,000,000	19,000,000	UBS AG, New York Branch	No
Note A-5(3)	57,500,000	57,500,000	Citigroup	No
Note A-6	28,500,000	28,500,000	Citigroup	No
Total	$215,000,000	$215,000,000

(1)	Note A-1 is currently held by UBS AG, New York Branch and is expected to be contributed to the MSC 2016-UBS12 trust.

(2)	Note A-2 and Note A-4 are currently held by UBS AG, New York Branch and are expected to be contributed to the CFCRE 2016-C7 trust.

(3)	Note A-5 is currently held by Citigroup and is expected to be contributed to the CGCMT 2016-P6 trust.

The Borrower. The borrowing entity is 681 Fifth Avenue LLC, a Delaware limited liability company and special purpose entity. The borrower is indirectly owned by Robert Siegel (54.5%), Katherine R. Stallings (2.0%), and Patrick Guerrand-Hermes and Martine Guerrand-Hermes (43.5%).

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Robert Siegel. Robert Siegel is the CEO of Metropole Realty Advisors, Inc. (“Metropole”), an affiliated property manager of the 681 Fifth Avenue property and an affiliate of the borrower. Metropole engages in commercial real estate development, brokerage, and construction throughout the United States, including Chicago, New York, Los Angeles, and Hawaii. In addition to its real estate investments in luxury retail properties, Metropole has acted as an advisor to developers and high end retail tenants for over 35 years. Patrick Guerrand-Hermès and Martine Guerrand-Hermès are members of the Hermès family of designer clothing retailers.

The Property. The property is a pre-war, 17-story, 82,573 SF Class A mixed use retail and office building located at the southeast intersection of Fifth Avenue and East 54th Street. The property consists of 60,063 SF of office space and 22,510 SF of retail space with 42 feet of frontage along Fifth Avenue. The property is in close proximity to Central Park, Rockefeller Center, Radio City Music Hall and Times Square (all within eight blocks), and within walking distance to several mass transit options including the B, D, E, F, M, N, Q, R, 4, 5 and 6 subway trains (all within six blocks). Located in proximity to destination retailers such as Saks Fifth Avenue department store, Niketown, Tiffany & Co., Louis Vuitton, Cartier, Apple Store and Microsoft, the property benefits from consistent foot traffic and tourism. According to a third party market research report, in 2015, New York City had approximately 58.3 million international and domestic visitors who spent $41.0 billion.

According to the sponsor, the borrower has contributed approximately $68.6 million in capital improvements, lease buyouts, and leasing commissions to the property. Between 2008 and 2009, the property underwent a renovation modernizing the building to

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 13 — 681 Fifth Avenue

Class A quality retail and office standard. Upgrades include a replacement of the mechanical equipment, elevators, electrical service, windows, and upgrades to the lobby and common areas. The office space at the property is managed by Cushman & Wakefield, Inc., a third party management firm that manages a 590 million SF portfolio across the United States. The retail space at the property is managed by Metropole. Metropole currently occupies 5,770 SF (the 16th floor) at the property and has entered into a second amendment to its lease to relocate and expand its leased premises to 7,636 SF (the penthouse floors) at the property upon completion of tenant improvement work. At loan origination, $1.7 million was reserved for outstanding tenant improvements for Metropole in connection with its relocation and expansion.

The property is currently 90.8% occupied as of September 30, 2016 by nine office tenants and one retail tenant (including sublease tenants). The largest tenant, Tommy Hilfiger, occupies 22,510 SF (27.3% NRA; 76.8% U/W Base Rent) of space and has been in occupancy at the property since June 2008. The second largest tenant, Belstaff USA, leases 17,505 SF (21.2% NRA, 6.6% (including MCM and Forall) U/W Base Rent) of space and subleases the 8th floor (5,835 SF, 7.1% NRA, 2.2% of U/W Base Rent) to Forall USA, Inc. (“Forall”) through March 31, 2022 and the 10th floor (5,835 SF, 7.1% NRA, 2.4% of U/W Base Rent) to MCM Products USA, Inc. (“MCM”) through February 12, 2017. MCM has entered into a direct lease with the borrower for 100.0% of its current premises beginning February 14, 2017 through February 28, 2027 at an initial rent of $73.53 PSF. Belstaff USA’s subleased space of 5,835 SF to MCM is underwritten to MCM’s direct 10-year lease rental rate of $73.53 PSF. At loan origination, the borrower reserved $250,262, which is equal to seven months of free rent for MCM’s space and $134,600 for outstanding leasing commissions. The third largest tenant, Vera Bradley, occupies 5,877 SF (7.1% NRA; 2.2% U/W Base Rent) of space expiring in March 2026. No tenant at the property occupies more than 7.1% of net rentable area other than Tommy Hilfiger and Belstaff USA. Historical occupancy at the property has remained at 90.8% since 2012.

Tommy Hilfiger is a designer lifestyle brand. Founded in 1985, Tommy Hilfiger’s collections include apparel, accessories, and footwear for men, women, and kids, including sportswear and denim. Tommy Hilfiger was acquired in 2010 by PVH Corp. (NYSE: PVH; Moody’s/S&P: Ba2/BB+), a global apparel and retail company. Global retail revenue for the Tommy Hilfiger brand was approximately $3.4 billion in 2015. Tommy Hilfiger has leased the entire retail space of 22,510 SF at the property since June 2008 and currently utilizes the space as one of its seven global flagship stores and its only store in New York City. Tommy Hilfiger pays a current base rent of $596.52 PSF, which increases by 3.0% annually on June 1 under a 15-year modified gross lease that expires on May 31, 2023. The tenant is required to reimburse real estate taxes based on 60% of the increase over the tenant’s 2007/2008 base year amount and insurance costs based on 50% of the increase over the tenant’s 2008 base year amount. The tenant has notified the borrower of its intention to explore subleasing its space. The currently in place lease provides the borrower the right to receive 75% of any sublease rent in excess of Tommy Hilfiger’s contractual rent. Tommy Hilfiger does not have a right to go dark on the ground floor and second floor and if the tenant does so, such default beyond any applicable cure period set forth in its lease would allow the borrower to realize on the tenant’s $6.66 million letter of credit security deposit for any unpaid amounts due to the borrower under the lease. Tommy Hilfiger does not have any renewal or termination options. As of November 14, 2016, PVH Corp. affirmatively provided a guaranty of the lease previously guaranteed by subsidiaries Tommy Hilfiger USA, Inc. and Tommy Hilfiger B.V.

The Market. The property is located on Fifth Avenue in the Plaza District between 53rd Street and 54th Street, in midtown Manhattan, with 42 feet of frontage along the east side of Fifth Avenue between the Microsoft and Coach retail locations. According to the appraisal, the Plaza District has historically exhibited the highest office rental rates in Midtown Manhattan. Midtown Manhattan is the largest office market in Manhattan, and features a number of well-known buildings including the GM building, the Empire State Building, and the Bank of America Tower. The property is located 0.2 miles north of the Saks Fifth Avenue department store and is surrounded by well-known New York landmarks and attractions.

The estimated 2016 population within a one-, three- and five-mile radius of the property is 185,431, 1,291,066 and 2,745,842, respectively, according to a third party market research report. The population within a one-, three- and five-mile radius of the property is projected to increase by 0.62%, 0.62% and 0.77%, respectively, through 2021, according to a third party market research report. The estimated 2016 average household income within a one-, three- and five-mile radius of the property is estimated to be $165,450, $136,798 and $112,769, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 13 — 681 Fifth Avenue

According to the appraisal, the property is located within the Upper Fifth Avenue retail submarket of Manhattan in New York, New York, which consists of 69 ground floor retail units and, as of the second quarter of 2016, exhibited a vacancy rate of approximately 11.6% and an average rental rate and asking rent range of $2,980 PSF and $2,700 to $4,450 PSF, respectively, for direct ground floor retail space. According to a third party market research report, the property is located within the Plaza District retail submarket of Manhattan in New York, New York, which consists of 249 retail buildings totaling approximately 4.3 million SF of retail space. As of the second quarter of 2016, the Plaza District retail submarket vacancy rate was 4.2% and the average rental rate was $160.00 PSF for retail space. According to the appraisal, in-place retail rent at the property is 25.7% below market.

According to a third party market research report, the property is located within the Plaza District office submarket of Manhattan in New York, New York, which consists of 445 buildings totaling approximately 88.3 million SF of office space. As of the second quarter of 2016, the Plaza District Class A office submarket vacancy rate was 8.8% and the average rental rate was $75.61 PSF. According to the appraisal, in-place office rents at the property are 7.1% below market.

Competitive Set Summary(1)

Property	Year Built	Total GLA (SF)	Total Occupancy	Asking Rent PSF
681 Fifth Avenue	1913	82,573(2)	90.8%(2)	$87.66(3)
610 Fifth Avenue	1933	82,448	100.0%	N/A
665 Fifth Avenue	1974	135,300	100.0%	N/A
685 Fifth Avenue	1926	34,170	100.0%	N/A
689 Fifth Avenue	1926	90,000	100.0%	N/A
720 Fifth Avenue	1953	132,317	95.5%	$79.00
724 Fifth Avenue	1921	54,000	100.0%	N/A

(1)	Source: Appraisal. Tenant names were unavailable.

(2)	Information is based on the underwritten rent roll dated September 30, 2016.

(3)	Based on appraisal concluded market rental rates for the 60,063 SF office space at the property.

Historical and Current Occupancy(1)

2012	2013	2014	2015	Current(2)
90.8%	90.8%	90.8%	90.8%	90.8%

(1)	Source: Historical occupancy was provided by the sponsor. Occupancies are as of December 31 of each respective year.

(2)	Based on the underwritten rent roll dated September 30, 2016. See “Tenant Summary” below for discussion on the tenant spaces.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 13 — 681 Fifth Avenue

Tenant Summary(1)

Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	Lease Expiration Date
Tommy Hilfiger(3)	Ba2/BB+/NR	22,510	27.3%	$614.42	5/31/2023
Belstaff USA(4)	NR/NR/NR	17,505	21.2%	$68.24	Various(5)
Vera Bradley	NR/NR/NR	5,877	7.1%	$67.99	3/31/2026
Vision Capital	NR/NR/NR	5,835	7.1%	$91.38	6/30/2018
Global Thematic Partners	NR/NR/NR	5,835	7.1%	$89.21	9/30/2017
Apex Bulk Carriers	NR/NR/NR	5,835	7.1%	$78.83	3/31/2023
Metropole(6)	NR/NR/NR	5,770	7.0%	$95.83	3/31/2029
Altum Capital Management	NR/NR/NR	5,770	7.0%	$91.31	3/30/2023

(1)	Based on the underwritten rent roll dated September 30, 2016.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Tommy Hilfiger has notified the borrower of its intention to explore subleasing its space.

(4)	MCM currently subleases the 10th floor from Belstaff USA through February 12, 2017 and has entered into a direct lease for 100.0% of its current premises beginning February 14, 2017 through February 28, 2027 at $73.53 PSF. Forall currently subleases the 8th floor from Belstaff USA through March 31, 2022 and pays U/W Base Rent of $68.56 PSF. Belstaff USA currently occupies the 9th floor through February 13, 2017 at $62.62 PSF.

(5)	Belstaff USA currently leases 5,835 SF expiring in February 2027, which is currently subleased to MCM, 5,835 SF expiring in April 2022, which is currently subleased to Forall, and 5,835 SF expiring in February 2017.

(6)	Metropole currently occupies 5,770 SF (16th floor) at the property and has entered into a second amendment to its lease to expand and relocate to 7,636 SF (penthouse floors), which is currently vacant, once tenant improvement work is completed. At loan origination, the borrower reserved $1.7 million for tenant improvement work in connection with Metropole’s relocation. Metropole will continue paying contractual rent on the 16th floor until its relocation, and after such move, will pay the same nominal annual UW rent of $552,944 with annual rent steps of 1.5%.

Lease Rollover Schedule(1)

Year	Number of Leases Expiring(2)	NRA Expiring (SF)	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative NRA Expiring (SF)	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	7,636	9.2%	NAP	NAP	7,636	9.2%	NAP	NAP
MTM	0	0	0.0	$0	0.0%	7,636	9.2%	$0	0.0%
2016	0	0	0.0	0	0.0	7,636	9.2%	$0	0.0%
2017(3)	2	11,670	14.1	885,939	4.9	19,306	23.4%	$885,939	4.9%
2018	1	5,835	7.1	533,205	3.0	25,141	30.4%	$1,419,145	7.9%
2019	0	0	0.0	0	0.0	25,141	30.4%	$1,419,145	7.9%
2020	0	0	0.0	0	0.0	25,141	30.4%	$1,419,145	7.9%
2021	0	0	0.0	0	0.0	25,141	30.4%	$1,419,145	7.9%
2022(4)	1	5,835	7.1	400,046	2.2	30,976	37.5%	$1,819,191	10.1%
2023	3	34,115	41.3	14,817,427	82.2	65,091	78.8%	$16,636,618	92.3%
2024	0	0	0.0	0	0.0	65,091	78.8%	$16,636,618	92.3%
2025	0	0	0.0	0	0.0	65,091	78.8%	$16,636,618	92.3%
2026 & Beyond(3)(5)	3	17,482	21.2	1,381,571	7.7	82,573	100.0%	$18,018,189	100.0%
Total	10	82,573	100.0%	$18,018,189	100.0%

(1)	Based on the underwritten rent roll dated September 30, 2016.

(2)	Certain tenants have more than one lease or have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.

(3)	MCM currently subleases the 10th floor, comprised of 5,835 SF, from Belstaff USA until its sublease expiration on February 12, 2017. MCM has an executed direct lease for 100.0% of its current premises beginning February 14, 2017 through February 28, 2027 at an initial rent of $73.53 PSF. MCM’s space is underwritten to its direct 10-year lease at $73.53 PSF beginning February 14, 2017. At loan origination, the borrower reserved $250,262, which is equal to seven months of free rent for MCM’s space.

(4)	Forall currently subleases the 8th floor from Belstaff USA through March 31, 2022.

(5)	Metropole currently occupies 5,770 SF (16th floor) at the property and has entered into a second amendment to its lease to expand and relocate to 7,636 SF (penthouse floors), which is currently vacant, once tenant improvement work is completed. At loan origination, the borrower reserved $1.7 million for tenant improvement work in connection with Metropole’s relocation. Metropole will continue paying contractual rent on the 16th floor until its relocation, and after such move, will pay the same nominal annual UW rent of $552,944 with annual rent steps of 1.5%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 13 — 681 Fifth Avenue

Operating History and Underwritten Net Cash Flow

	2013	2014	2015	TTM(1)	Underwritten(2)	PSF	%(3)
Rents in Place(4)	$15,934,792	$16,373,915	$16,481,473	$16,728,353	$18,018,189	$218.21	85.5%
Vacancy Gross Up	0	0	0	0	839,960	10.17	4.0
Gross Potential Rent	$15,934,792	$16,373,915	$16,481,473	$16,728,353	$18,858,149	$228.38	89.5%
Total Reimbursements(5)	351,725	466,253	630,174	702,957	2,216,241	26.84	10.5
Net Rental Income	$16,286,517	$16,840,168	$17,111,647	$17,431,309	$21,074,389	$255.22	100.0%
(Vacancy/Collection Loss)	0	0	0	0	(839,960)	(10.17)	(4.0)
Other Income	119,260	110,399	179,847	184,942	141,773	1.72	0.7
Effective Gross Income	$16,405,777	$16,950,567	$17,291,494	$17,616,251	$20,376,202	$246.77	96.7%
Total Expenses(5)	$2,677,722	$2,815,068	$2,987,449	$3,166,722	$4,785,552	$57.96	23.5%
Net Operating Income	$13,728,055	$14,135,499	$14,304,045	$14,449,529	$15,590,650	$188.81	76.5%
Total TI/LC, Capex/RR	0	0	0	0	568,517	6.89	2.8
Net Cash Flow	$13,728,055	$14,135,499	$14,304,045	$14,449,529	$15,022,133	$181.93	73.7%

(1)	The TTM column represents the trailing twelve-month period ending June 30, 2016.

(2)	As of the underwritten rent roll dated September 30, 2016. MCM currently subleases the 10th floor from Belstaff USA through February 12, 2017 and has entered into a direct lease for 100.0% of its current premises beginning February 14, 2017 through February 28, 2027. At loan origination, the borrower reserved $250,262, which is equal to seven months of free rent for MCM’s space and $134,600 for outstanding leasing commissions for MCM. Forall currently subleases the 8th floor from Belstaff USA through March 31, 2022. Metropole currently occupies 5,770 SF (16th floor) at the property and has entered into a second amendment to its lease to expand and relocate to 7,636 SF (penthouse floors), which is currently vacant, once tenant improvement work is completed. At loan origination, the borrower reserved $1.7 million for tenant improvement work in connection with Metropole’s relocation. Metropole will continue paying contractual rent on the 16th floor until its relocation, and after such move, will pay the same nominal annual underwritten rent of $552,944 with annual rent steps of 1.5%.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(4)	Underwritten Rents in Place includes contractual rent steps effective November 1, 2017 of $478,126. The increase in Underwritten Rents in Place over TTM Rents in Place is primarily attributed to Tommy Hilfiger’s rent step up in June 2016 of $391,100 and contractual rent steps.

(5)	The property currently benefits from a $19,095,750 real estate tax abatement that begins to amortize annually over a five-year term commencing during the 2016/2017 fiscal year and ends after the 2020/2021 fiscal year. Underwritten real estate taxes are underwritten to the 10-year average of estimated real estate tax payments based on the assessed value of $36,068,402 and tax rate of 10.656% and the five-year abatement schedule. Underwritten real estate tax recoveries are underwritten to the 10-year average of estimated reimbursements based on the estimated real estate tax payments and current in-place lease structures for reimbursement of increases in real estate taxes over base years. The estimated abated real estate taxes and unabated real estate taxes due in 2016/2017 and 2021/2022, respectively, are approximately $1.8 million and $3.9 million, respectively. The estimated real estate tax recoveries collected in 2016/2017 and 2021/2022 are approximately $744,000 and $2.6 million, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 14 — Courtyard Cromwell

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Natixis	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$14,000,000	Title:	Fee
Cut-off Date Principal Balance:	$13,963,233	Property Type – Subtype:	Hotel – Select Service
% of Pool by IPB:	2.3%	Net Rentable Area (Rooms):	145
Loan Purpose:	Refinance	Location:	Cromwell, CT
Borrowers:	IRNM Hotel Cromwell, LLC; IRNM Fee Cromwell, LLC	Year Built / Renovated:	1986 / 2003
Sponsors:	Slavik Suites, Inc.; IRNM Hotel Investors, L.L.C.	Occupancy / ADR / RevPAR(1):	69.5% / $121.30 / $84.33
Interest Rate:	4.2800%	Occupancy / ADR / RevPAR Date(1):	8/31/2016
Note Date:	9/26/2016	Number of Tenants:	N/A
Maturity Date:	10/5/2026	2013 NOI:	$1,574,134
Interest-only Period:	0 months	2014 NOI:	$1,497,074
Original Term:	120 months	2015 NOI:	$1,763,817
Original Amortization:	360 months	TTM NOI(1):	$1,771,276
Amortization Type:	Balloon	UW Occupancy / ADR / RevPAR:	69.5% / $121.30 / $84.33
Call Protection:	L(26), Def(90), O(4)	UW Revenues:	$5,960,437
Lockbox:	Springing	UW Expenses:	$4,204,605
Additional Debt:	No	UW NOI:	$1,755,833
Additional Debt Balance:	N/A	UW NCF:	$1,517,416
Additional Debt Type:	N/A	Appraised Value / Per Room(2):	$19,100,000 / $131,724
Additional Future Debt Permitted:	No	Appraisal Date:	8/11/2016

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$96,298
Taxes:	$100,422	$25,105	N/A	Maturity Date Loan / Room:	$77,459
Insurance:	$37,469	$3,406	N/A	Cut-off Date LTV(2):	73.1%
PIP Reserve:	$3,411,403(3)	N/A	N/A	Maturity Date LTV(2):	58.8%
FF&E Reserve:	$0	4% of gross monthly revenue	N/A	UW NCF DSCR:	1.83x
Seasonality Reserve:	$90,000	Springing(4)	N/A	UW NOI Debt Yield:	12.6%
Engineering Reserve:	$18,750	N/A	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$14,000,000	100.0%	Payoff Existing Debt	$8,348,364	59.6%
			Upfront Reserves	3,658,044	26.1
			Return of Equity	1,853,490	13.2
			Closing Costs	140,103	1.0
Total Sources	$14,000,000	100.0%	Total Uses	$14,000,000	100.0%

(1)	Represents the trailing twelve-month period ending August 31, 2016.
(2)	The appraiser also concluded an “as-stabilized” appraised value of $22,700,000 ($156,552 per room), as of September 1, 2018 after the completion of the PIP, which would indicate a Cut-off Date LTV and Maturity Date LTV of 61.5% and 49.5%, respectively.

(3)	The borrower’s franchise agreement with Marriott International, Inc. is subject to a PIP for which the borrower has budgeted $4.5 million. Please refer to “The Property” section below for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 14 — Courtyard Cromwell

(4)	On each payment date occurring in June and July, the borrower is required to deposit $50,000 and $40,000, respectively, into a seasonality reserve account. However, so long as the borrower maintains a debt service coverage ratio of at least 1.10x for each month for 24 consecutive months, the monthly deposit into the seasonality reserve account is not required. Such deposit will re-commence in the event the borrower maintains a debt service coverage ratio of at least 0.90x or lower for three consecutive months.

The Loan. The Courtyard Cromwell loan is a $14.0 million first mortgage loan secured by the fee interest in a 145-room select service hotel property and the fee interest in the adjacent Chili’s Grill & Bar, located in Cromwell, Connecticut. The loan has a 10-year term and will amortize on a 30-year schedule.

The Borrowers. The borrowing entities for the loan are IRNM Hotel Cromwell, LLC and IRNM Fee Cromwell, LLC, both Delaware limited liability companies and special purpose entities.

The Sponsors. The loan’s sponsors and non-recourse carveout guarantors are Slavik Suites, Inc. and IRNM Hotel Investors, L.L.C., both affiliates of Waterford Hotel Group (“Waterford”). For more than 25 years, Waterford has established itself in the hospitality industry through steady growth and adherence to industry fundamentals. Waterford is involved in developing and operating hotel, gaming and venue properties totaling more than $3.0 billion. Waterford has developed and acquired many hospitality projects, some of which were ground-up development projects that included land acquisition, entitlement securing, architectural and interior design, construction and operations. In addition many franchise companies, including Marriott, Hilton, Starwood, Choice, and IHG have employed Waterford as an approved operator

Affiliates of the sponsor have been involved in two foreclosures and one deed in lieu of foreclosure. Please see “Description of the Mortgage Pool—Mortgage Pool Characteristics—Litigation and Other Considerations” in the Preliminary Prospectus.

The Property. The Courtyard Cromwell property is a three-story, 145-room select service hotel property located on 5.65 acres in Cromwell, Connecticut. The property was built in 1986 as a Quality Inn and was converted to a Courtyard by Marriott in September 2003. Since 2009, the sponsors have spent approximately $3.7 million ($25,597 per room) on capital improvements. On October 11, 2016, the sponsors entered into a new 20-year franchise agreement with Marriott International, Inc. that expires in 2036. The new agreement is subject to a PIP to be completed in phases from 2018 to 2021. The sponsors have budgeted approximately $4.5 million ($30,878 per room) to complete the franchisor-mandated PIP, allocating $1.0 million to upgrade the exterior to comply with a new Courtyard by Marriott exterior refresh program, to be completed in 2018, and approximately $2.7 million ($18,425 per room) to renovate the guestrooms, guestroom baths and corridors, to be completed in 2021. The guestroom renovation will include replacement of case and soft goods to comply with the then-current Courtyard by Marriott guestroom package. At closing, the borrower deposited $3,411,403 in a PIP reserve and expects to accumulate approximately $1.0 million in the FF&E reserve by January 2021.

The property’s guestroom mix includes 73 king guestrooms, 70 double-queen guestrooms and two suites. Amenities at the property include 7,378 SF of meeting space consisting of a 3,364 SF ballroom and seven additional meeting rooms, the Bistro (a fast casual restaurant), an indoor pool, a fitness room with locker rooms and saunas, a business center area, a market pantry and an outdoor courtyard patio with fire pits. The property provides surface level parking and has a total of 252 surface parking spaces (1.74 parking spaces per room).

One of the borrowing entities also owns the fee interest in the adjacent Chili’s Grill & Bar located on 1.3 acres in the parking lot of the hotel. The Chili’s Grill & Bar lease was originally signed in 2006 and was extended to February 28, 2022, with three optional five-year extensions remaining. The annual ground rent is the sum of (a) base rent of $121,000, (b) the excess of 3% of the restaurant’s gross receipts over $4.033 million, and (c) the restaurant’s proportionate share of real estate taxes. Actual ground rent was $172,817 in 2015 including the real estate taxes.

The Market. The property is located in Cromwell, Connecticut, 15 miles south of downtown Hartford and approximately 30 miles south of Bradley International Airport. The property is part of the larger Hartford metropolitan statistical area (“MSA”), which has a population of approximately 1.2 million as of 2015. The appraiser estimates that the property’s demand segmentation is 55.0%, 25.0% and 20.0% across commercial, group meeting and leisure, respectively. Corporate demand generators include United Technologies, Aetna, Henkel, Hartford Healthcare, EverSource, and United Healthcare as well as consultants from tax and accounting firms servicing these accounts. Group meeting demand is generated by the same firms

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 14 — Courtyard Cromwell

and supplemented by weekend demand from SMERFE (social, military, ethnic, religious, fraternal, and educational) groups and nearby universities including Wesleyan University, Central Connecticut State University and the University of Connecticut. Leisure demand is largely transient demand seeking lower-priced accommodations with free parking within a short drive of downtown Hartford or nearby universities.

According to the appraisal, the submarket was comprised of 1,172 rooms including the subject property in 2015, located across four communities, Cromwell (Courtyard, Radisson), Rocky Hill (Sheraton, Hampton Inn), Newington (Holiday Inn Express Newington) and Meriden (Four Points, Hampton Inn, Holiday Inn Express), located along a 15-mile corridor of Interstate 91. All of the competitive hotels are limited-service, select-service, or full-service hotels affiliated with national brands. The hotels range from 91 to 251 rooms in size and from 4 to 32 years in age.

Historical Occupancy, ADR, RevPAR(1)

	Competitive Set(2)			Courtyard Cromwell			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2014	53.8%	$117.25	$63.07	68.5%	$112.26	$76.94	127.4%	95.7%	122.0%
2015	57.0%	$118.03	$67.22	71.5%	$117.28	$83.89	125.6%	99.4%	124.8%
2016(3)	57.7%	$119.16	$68.80	67.8%	$123.73	$83.89	117.4%	103.8%	121.9%

(1)	Source: Third party data provider.

(2)	Historical property financial statements are from a third party data provider for each respective year. The competitive set contains the following properties: Courtyard Hartford Cromwell, Radisson Hotel Cromwell, Quality Inn Cromwell, Four Points by Sheraton Meriden, Sheraton Hartford South Hotel, Hilton Garden Inn Hartford South Glastonbury and Inn at Middletown.

(3)	Represents the trailing year-to-date period ending October 31, 2016.

Operating History and Underwritten Net Cash Flow

	2013	2014	2015	TTM(1)	Underwritten	Per Room(2)	%(3)
Occupancy	70.8%	69.3%	72.3%	69.5%	69.5%
ADR	$110.80	$111.15	$115.79	$121.30	$121.30
RevPAR	$77.96	$77.05	$83.71	$84.33	$84.33
Room Revenue	$4,125,785	$4,078,053	$4,430,331	$4,475,131	$4,462,904	$ 30,779	74.9%
Food and Beverage	1,160,763	1,042,245	1,262,792	1,261,756	1,258,309	8,678	21.1%
Other Department Revenues	231,599	230,835	243,359	239,880	239,224	1,650	4.0%
Total Revenue	$5,518,147	$5,351,133	$5,936,482	$5,976,767	$5,960,437	$41,106	100.0%
Room Expense	922,011	946,605	977,704	971,286	969,263	6,685	21.7%
Food and Beverage Expense	739,978	688,385	749,699	784,291	782,148	5,394	62.2%
Other Departmental Expenses	63,918	75,103	74,546	69,949	69,758	481	29.2%
Departmental Expenses	$1,725,907	$1,710,093	$1,801,949	$1,825,526	$1,821,169	$12,560	30.6%
Departmental Profit	$3,792,240	$3,641,040	$4,134,533	$4,151,241	$4,139,268	$28,547	69.4%
Operating Expenses	$1,926,174	$1,843,927	$2,059,289	$2,058,484	$2,052,017	$14,152	34.4%
Gross Operating Profit	$1,866,066	$1,797,113	$2,075,244	$2,092,757	$2,087,252	$14,395	35.0%
Fixed Expenses	291,932	300,039	311,427	321,481	331,419	2,286	5.6%
Net Operating Income	$1,574,134	$1,497,074	$1,763,817	$1,771,276	$1,755,833	$12,109	29.5%
FF&E(4)	0	0	0	0	238,417	1,644	4.0%
Net Cash Flow	$1,574,134	$1,497,074	$1,763,817	$1,771,276	$1,517,416	$10,465	25.5%

(1)	Represents the trailing twelve-month period ending as of August 31, 2016.

(2)	Per Room values based on 145 rooms.

(3)	% column represents percent of Total Revenue except for Room Expense, Food and Beverage Expense and Other Departmental Expenses, which are based on their corresponding revenue line item.

(4)	FF&E is underwritten at 4.0% of Total Revenue.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 15 — Sterling Jewelers Corporate HQ III

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Natixis	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$13,550,000	Title:	Fee
Cut-off Date Principal Balance:	$13,550,000	Property Type - Subtype:	Office – Suburban
% of Pool by IPB:	2.2%	Net Rentable Area (SF):	100,890
Loan Purpose:	Refinance	Location:	Akron, OH
Borrower:	Smith Corner Associates, An Ohio Limited Partnership	Year Built / Renovated:	1990 / N/A
Sponsor:	Lenora J. Petrarca	Occupancy:	100.0%
Interest Rate:	4.2900%	Occupancy Date:	12/5/2016
Note Date:	10/7/2016	Number of Tenants:	1
Anticipated Repayment Date(1):	11/5/2026	2013 NOI:	$1,328,110
Interest-only Period:	120 months	2014 NOI:	$1,327,638
Original Term(1):	120 months	2015 NOI:	$1,326,838
Original Amortization:	None	TTM NOI(2):	$1,326,789
Amortization Type(1):	Interest Only, ARD	UW Economic Occupancy:	97.0%
Call Protection(3):	L(25), Def (91), O(4)	UW Revenues:	$1,246,826
Lockbox:	Hard	UW Expenses:	$47,123
Additional Debt:	No	UW NOI:	$1,199,704
Additional Debt Balance:	N/A	UW NCF:	$1,179,526
Additional Debt Type:	N/A	Appraised Value / Per SF:	$22,600,000 / $224
Additional Future Debt Permitted:	No	Appraisal Date:	8/8/2016

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$134
Taxes:	$80,772	Springing(4)	N/A	Maturity Date Loan / SF(5):	$134
Insurance:	$24,301	Springing(4)	N/A	Cut-off Date LTV:	60.0%
Replacement Reserves:	$0	Springing(6)	N/A	Maturity Date LTV(5):	60.0%
TI/LC:	$0	Springing(7)	N/A	UW NCF DSCR:	2.00x
Primary Tenant Reserve:	$0	Springing(8)	N/A	UW NOI Debt Yield:	8.9%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$13,550,000	100.0%	Payoff Existing Debt	$10,098,110	74.5%
			Return of Equity	3,170,364	23.4
			Closing Costs	176,452	1.3
			Upfront Reserves	105,073	0.8
Total Sources	$13,550,000	100.0%	Total Uses	$13,550,000	100.0%

(1)	The loan is structured with an Anticipated Repayment Date (“ARD”) of November 5, 2026. The final maturity date is November 5, 2036. From and after the ARD, the interest rate will increase to the amount equal to the sum of (i) the initial interest rate of 4.2900%, plus (ii) 3.0000% plus an amount (if any) by which the 10-year treasury rate exceeds 2.0000%. The borrower’s failure to repay the Sterling Jewelers Corporate HQ III loan in full at least one month prior to the ARD automatically triggers a full cash flow sweep whereby all excess cash flow will be used to pay down the principal balance of the Sterling Jewelers Corporate HQ III loan. Please refer to “The Loan” below for additional details.

(2)	Represents the trailing twelve-month period ending June 30, 2016.

(3)	The borrower is entitled to obtain the one-time release of a certain parcel of the real property; provided, among other conditions in the loan agreement: (i) there is no event of default; (ii) the borrower delivers $175,000 (a) in defeasance collateral, as a partial defeasance or (b) in cash, as a deposit with the lender to be held as additional collateral for the debt; (iii) the loan to value ratio immediately following the partial release does not exceed the lesser of (a) 60.0% and (b) the loan to value ratio immediately preceding the partial release.

(4)	Monthly payments for tax and insurance escrows are suspended provided that (i) no event of default exists; (ii) the Primary Tenant (as defined below) pays all taxes and insurance premiums directly; (iii) the Primary Tenant maintains policies at all times that comply with the requirements in the loan agreement; (iv) the borrower delivers to the lender copies of all bills for taxes and insurance certificates as soon as they are received; (v) the lender has received evidence reasonably satisfactory that taxes and insurance premiums have been paid as and when required pursuant to the terms and provisions of the loan agreement; (vi) the Primary Tenant lease is in full force and effect; and (vii) unless the Primary Tenant is a subsidiary of Signet Jewelers and Signet Jewelers has a rating of “BBB-” or higher by S&P and Fitch, an amount equal or greater to the initial tax and insurance escrow amount is

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 15 — Sterling Jewelers Corporate HQ III

on deposit in the tax escrow accounts. If monthly payments for tax escrows are no longer suspended, then on a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments and insurance premiums. A “Primary Tenant” means that Sterling Inc. or any acceptable replacement tenant thereafter occupying the Primary Tenant premises.

(5)	Maturity Date Loan / SF and Maturity Date LTV are based on the loan balance as of the ARD.

(6)	Monthly payments for replacement reserves are currently waived. In the event the Sterling Jewelers lease is terminated, the borrower is required to pay an amount equal to $1,682 on a monthly basis for replacement reserves.

(7)	Monthly payments for TI/LC are currently waived. In the event that the Sterling Jewelers lease is terminated, the borrower is required to pay an amount equal to $8,408 on a monthly basis for tenant improvements and leasing cost reserves.

(8)	On each monthly payment date during a cash management period that was caused by and exists solely due to a Primary Tenant sweep period, the borrower is required to deposit all excess cash flow generated by the property for the immediately preceding interest period, after the payment of debt service, required reserves and operating expenses, among other things, into a lease sweep reserve.

The Loan. The Sterling Jewelers Corporate HQ III loan is a $13.55 million first mortgage loan secured by the fee interest in a 100.0% leased suburban office property comprised of one three-story office building, encompassing 100,890 SF, in Akron, Ohio. The loan is interest-only for a 10 year term with an ARD of November 5, 2026. If the loan has not been paid in full by the ARD, the loan will enter a ten-year hyper-amortization period in which all excess cash flow, after payments of reserves and operating expenses, will be used to pay down the loan, and the adjusted interest rate will equal the sum of (i) the initial interest rate of 4.2900%, plus (ii) 3.0000% plus an amount (if any) by which the 10-year treasury rate exceeds 2.0000%. The payment of the additional interest (which will be the difference between the interest accrued at the adjusted interest rate and the initial interest rate) will be deferred until the entire principal balance of the loan is paid in full.

The Borrower. The borrowing entity for the loan is Smith Corner Associates, An Ohio Limited Partnership, an Ohio limited partnership and special purpose entity.

The Sponsor. The sponsor and non-recourse carveout guarantor is Lenora J. Petrarca, the wife of Anthony A. Petrarca, who is the CEO of the Cedarwood Companies (“Cedarwood”). Cedarwood, founded in 1972, is a fully integrated national real estate development company based in Akron, Ohio. Cedarwood is comprised of four separate divisions: development (Cedarwood Development), architecture (Cedarwood Architectural), construction (Tri-C Construction) and property management (Riverview Management). Cedarwood has developed properties including retail centers, free-standing retail properties, office buildings and hotels throughout the United States, with a concentration east of the Mississippi River. Cedarwood has developed over 20.0 million SF of commercial and retail projects in over 40 states.

The Property. The property consists of one three-story office building situated on an 8.3 acre site and totaling 100,890 SF located in Akron, Ohio. Built in 1990, the property was built-to-suit for Sterling Inc. (“Sterling Jewelers”) and has been 100.0% leased since its completion. The property is part of the larger campus (the “Sterling Jewelers Headquarters Campus”), totaling 469,252 SF with an extension of Phase I (not part of the collateral) of 86,000 SF currently under construction, scheduled to be delivered in November 2017. The borrower plans to add another building within the next three years. Departments of Sterling Jewelers occupying the property include human resources, audit, legal and executive offices, and purchasing and supply chain management. Amenities at the property include a cafeteria and a 24-hour fitness center. Parking at the property is provided by a 457-space surface parking garage, resulting in a parking ratio of 4.53 spaces per 1,000 SF of net rentable area.

Sterling Jewelers occupies space under a lease at the property that extends through January 31, 2048 to run coterminous with the leases of the other buildings of the Sterling Jewelers Headquarters Campus. Founded in 1910, Sterling Jewelers is an American specialty jewelry company wholly owned by the UK-based Signet Jewelers Limited (“Signet Jewelers”). Signet Jewelers is rated BB+ and BBB- by Fitch and S&P, respectively, and is a guarantor on the Sterling Jewelers leases. Sterling Jewelers is the largest specialty fine jewelry company in the United States by sales and number of stores, with 1,540 stores in all 50 states as of January 31, 2016. Its stores operate nationally in malls and off-mall locations as Kay Jewelers, regionally under a number of mall-based brands, nationwide under brands such as Jared The Galleria of Jewelry and also under the recently-converted Kay brand. Signet Jewelers is the largest specialty retail jeweler by sales in the US, Canada and UK and operates approximately 3,625 stores and kiosks across approximately 5.0 million SF of retail space, primarily under the name brands of Kay Jewelers, Zales, Jared The Galleria Of Jewelry, H. Samuel, Ernest Jones, Peoples and Piercing Pagoda. The company’s annual sales of approximately $6.6 billion derive from the retailing of jewelry, watches and associated services. Signet Jewelers has over 29,000 employees. Signet Jewelers sales, operating income and adjusted EBITDA have increased year over year since 2012. Signet Jewelers’ sales over the five past consecutive years have increased year over year, from $3,749.2 million to

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 15 — Sterling Jewelers Corporate HQ III

$6,550.2 million based on the fiscal years ended January 30 of 2012 and 2016, representing a 11.8% compound annual growth rate. The operating margin and adjusted EBITDA margin decreased in 2015 following the acquisition of Zales and Ultra Stores Inc., with operating margins lower than those of Signet Jewelers. As of November 11, 2016, Signet Jewelers has a market capitalization of approximately $7.05 billion.

The Market. The property is located in the Fairlawn area of the City of Akron, approximately 25.0 miles south of Cleveland and approximately 6.5 miles northwest of Akron. The property is located within 2.0 miles of three entrances to Interstate-77 that provide access to the Akron MSA and Cleveland MSA. Other local landmarks include Summit Mall approximately a quarter of a mile to the south, Blossom Music Center approximately 4.5 miles to the northeast and the University of Akron approximately 6.5 miles to the southeast. Most of the immediate area is of newer construction that was built over the last 20 to 25 years, and contains several Class A office parks.

According to a third party report, the property is located in the Fairlawn/Montrose office submarket, which contained 172 buildings with 4.2 million SF of office space, and is part of the greater Summit County office market, which included 1,685 office buildings with 30.9 million SF of office space, as of the third quarter of 2016. According to a third party report, as of the third quarter of 2016, the Fairlawn/Montrose office submarket exhibited a vacancy rate of 7.8% with asking rents of $16.45 PSF on a triple net basis, compared to a vacancy rate of 10.7% and asking rents of $15.93 PSF on a triple net basis for the Summit office market as a whole. The competitive set is summarized in the table below.

Competitive Set Summary(1)

Property	Tenant Name	Lease Commencement	Leased SF	Initial Rent PSF	Term	Lease Term
Sterling Jewelers Corporate HQ III	Sterling Jewelers	6/1991(2)	100,890(2)	$12.74(2)	34.0(2)	NNN
Confidential	Confidential	1/2016	212,179	$15.00	20.0	NNN
10500 Antenucci Boulevard	Confidential	5/2015	7,720	$22.00	12.0	Modified
2500 East Enterprise Parkway	Experiment Inc,	7/2014	26,716	$14.59	7.0	NNN
6700 Euclid Avenue	DeVry – Chamberlain College of Nursing	3/2012	30,933	$16.75	11.0	NNN
190 Montrose West Avenue	Bryant and Stratton	5/2012	27,000	$15.25	12.0	NNN
4743 Richmond Road	South University	1/2012	40,000	$24.00	10.0	NNN

(1)	Source: Third party market research report.
(2)	Based on the underwritten rent roll.

Historical and Current Occupancy(1)

2011	2012	2013	2014	2015	Current(2)
100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

(1)	Historical occupancies are as of December 31 of each respective year.

(2)	Based on the underwritten rent roll.

Tenant Summary(1)

Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Annual Base Rent	% of Annual Base Rent	Lease Expiration Date
Sterling Jewelers	NR /BBB-/ BB+	100,890	100.0%	$12.74	$1,285,388	100.0%	1/31/2048

(1)	Based on the underwritten rent roll. UW Base Rent PSF and Annual UW Base Rent reflect the contractual rent step down on February 1, 2017 to $1,285,388 per year.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field. The parent company guarantees the lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 15 — Sterling Jewelers Corporate HQ III

Lease Rollover Schedule(1)

Year	Number of Leases Expiring	NRA (SF) Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative NRA (SF) Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2016	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2017	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2018	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2019	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2020	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026 & Beyond	1	100,890	100.0	1,285,388	100.0	100,890	100.0%	$1,285,388	100.0%
Total	1	100,890	100.0%	$1,285,388	100.0%

(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow

	2013	2014	2015	TTM(1)	Underwritten(2)	PSF	%(3)
Rents in Place	$1,364,033	$1,364,033	$1,364,033	$1,364,028	$1,285,388	$12.74	100.0%
Vacant Income	0	0	0	0	0	0.00	0.0
Gross Potential Rent	$1,364,033	$1,364,033	$1,364,033	$1,364,028	$1,285,388	$12.74	100.0%
Total Reimbursements	0	0	0	0	0	0.00	0.0
Net Rental Income	$1,364,033	$1,364,033	$1,364,033	$1,364,028	$1,285,388	$12.74	100.0%
(Vacancy/Collection Loss)	0	0	0	0	(38,562)	(0.38)	(3.0)
Other Income	0	0	0	0	0	0.00	0.0
Effective Gross Income	$1,364,033	$1,364,033	$1,364,033	$1,364,028	$1,246,826	$12.36	97.0%
Total Expenses	$35,923	$36,395	$37,195	$37,239	$47,123	$0.47	3.8%
Net Operating Income	$1,328,110	$1,327,638	$1,326,838	$1,326,789	$1,199,704	$11.89	96.2%
Total TI/LC, Capex/RR	0	0	0	0	20,178	0.20	1.6
Net Cash Flow	$1,328,110	$1,327,638	$1,326,838	$1,326,789	$1,179,526	$11.69	94.6%
Average Annual Rent PSF	$13.52	$13.52	$13.52	$13.52	$12.74

(1)	The TTM column represents the trailing twelve-month period ending June 30, 2016.

(2)	UW Base Rent PSF and Annual UW Base Rent reflect the contractual rent step down on February 1, 2017 to $1,285,388 per year. On February 1, 2022, rent will increase by the increase in the Consumer Price Index, not to exceed 110% of effective rent on January 31, 2022.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.